                                         TERM SHEET SUPPLEMENT
                          (For use with base prospectus dated April 20, 2007)

                                      DLJ MORTGAGE CAPITAL, INC.
                                          Sponsor and Seller

                         CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                               Depositor

                                             ARMT Program
                       ADJUSTABLE RATE MORTGAGE-BACKED PASS THROUGH CERTIFICATES
                                          (Issuable in Series)
-----------------------------------
You should consider carefully the |    Offered Certificates:
risk factors beginning on page    | o  The depositor will sell the offered  certificates of any series  pursuant to a prospectus  supplement
S-7 in this term sheet supplement.|        and the related base prospectus.  The certificates will be issued in series,  each having its own
                                  |        designation.  Each series will be issued in one or more  classes of senior  certificates  and one
This term sheet supplement may be |        or more classes of subordinated  certificates.  Each class will evidence beneficial ownership of,
used to offer and sell the        |        and the right to a specified  portion of future  payments  on, the  mortgage  loans and any other
certificates offered hereby only  |        assets  included in the related trust. A term sheet may accompany this term sheet  supplement for
if accompanied by the prospectus. |        any series and may set forth  additional  information  about the mortgage loans, the certificates
-----------------------------------        and  the  trust  for  that  series.  Principal  and  interest,  as  applicable,  on  the  offered certificates will be paid monthly.
                                    o  The offered  certificates  will represent  ownership  interests only in the Adjustable  Rate Mortgage
                                           Trust to which this term sheet supplement relates,  and will not represent ownership interests in or  obligations  of the sponsor,  the seller,  the servicers,  the master  servicer,  the special
                                           servicer,   the  modification  oversight  agent  (if  applicable),   the  depositor,   the  trust
                                           administrator, the trustee, the underwriter or any of their affiliates.
-----------------------------------

Adjustable Rate Mortgage Trust:

o  each  adjustable rate mortgage  trust,  also referred to as the issuing entity,  will be established to hold assets  transferred to it by the  depositor.  The assets of each trust will be specified in the prospectus  supplement for the particular  series of  certificates  and will consist of a pool of  adjustable-rate  and  fixed-rate  one- to four family  residential  first lien mortgage loans.
o  the  adjustable-rate  mortgage loans  generally  provide for a fixed interest rate during an initial period of one month,  three months,  six months,  one year, two years,  three years, four years, five years,  seven years or ten years from the date of origination of the related  mortgage loan and  thereafter  provide for  adjustments  to the interest  rate  generally  every six months or twelve  months,  generally  based on the one-month  LIBOR,  six-month  LIBOR,  one-year LIBOR or one-year CMT indices, as specified in the related mortgage note; and
o  will make multiple REMIC elections for federal income tax purposes.

THE ISSUER HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A PROSPECTUS)  WITH THE SEC FOR THE OFFERING
TO WHICH THIS  COMMUNICATION  RELATES WITH A FILE NUMBER OF 333-140945.  BEFORE YOU INVEST,  YOU SHOULD
READ THE PROSPECTUS IN THAT  REGISTRATION  STATEMENT AND OTHER  DOCUMENTS THE ISSUER HAS FILED WITH THE
SEC FOR MORE  COMPLETE  INFORMATION  ABOUT THE ISSUER AND THIS  OFFERING.  YOU MAY GET THESE  DOCUMENTS
FOR  FREE BY  VISITING  EDGAR  ON THE SEC  WEBSITE  AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE  ISSUER,  ANY
UNDERWRITER  OR ANY DEALER  PARTICIPATING  IN THE OFFERING  WILL ARRANGE TO SEND YOU THE  PROSPECTUS IF
YOU REQUEST IT BY CALLING TOLL-FREE 1-800-221-1037.

THIS TERM SHEET IS NOT  REQUIRED  TO CONTAIN  ALL  INFORMATION  THAT IS  REQUIRED TO BE INCLUDED IN THE
BASE  PROSPECTUS  AND THE  PROSPECTUS  SUPPLEMENT  THAT WILL BE PREPARED  FOR THE  SECURITIES  OFFERING
TO WHICH  THIS TERM SHEET  RELATES.  THIS TERM  SHEET IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN
OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE  INFORMATION  IN THIS TERM  SHEET IS  PRELIMINARY,  AND MAY BE  SUPERSEDED  BY AN  ADDITIONAL  TERM
SHEET  PROVIDED  TO YOU PRIOR TO THE TIME YOU ENTER  INTO A CONTRACT  OF SALE.  THIS  PRELIMINARY  TERM
SHEET IS BEING  DELIVERED  TO YOU SOLELY TO PROVIDE  YOU WITH  INFORMATION  ABOUT THE  OFFERING  OF THE
SECURITIES  REFERRED  TO  HEREIN.  THE  SECURITIES  ARE  BEING  OFFERED  WHEN,  AS  AND IF  ISSUED.  IN
PARTICULAR,  YOU ARE ADVISED  THAT THESE  SECURITIES,  AND THE ASSET POOLS  BACKING  THEM,  ARE SUBJECT
TO  MODIFICATION  OR  REVISION  (INCLUDING,  AMONG  OTHER  THINGS,  THE  POSSIBILITY  THAT  ONE OR MORE
CLASSES  OF  SECURITIES  MAY BE SPLIT,  COMBINED  OR  ELIMINATED),  AT ANY TIME  PRIOR TO  ISSUANCE  OR
AVAILABILITY  OF A FINAL  PROSPECTUS.  AS A RESULT,  YOU MAY COMMIT TO  PURCHASE  SECURITIES  THAT HAVE
CHARACTERISTICS  THAT MAY  CHANGE,  AND YOU ARE  ADVISED  THAT ALL OR A PORTION OF THE  SECURITIES  MAY
NOT BE ISSUED THAT HAVE THE  CHARACTERISTICS  DESCRIBED  IN THESE  MATERIALS.  OUR  OBLIGATION  TO SELL
SECURITIES  TO YOU  IS  CONDITIONED  ON THE  SECURITIES  AND  THE  UNDERLYING  TRANSACTION  HAVING  THE
CHARACTERISTICS DESCRIBED IN THESE MATERIALS.

A CONTRACT  OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE  RELEVANT  CLASS HAS BEEN
PRICED AND WE HAVE  CONFIRMED  THE  ALLOCATION OF  SECURITIES  TO BE MADE TO YOU; ANY  "INDICATIONS  OF
INTEREST"  EXPRESSED  BY  YOU,  AND ANY  "SOFT  CIRCLES"  GENERATED  BY US,  WILL  NOT  CREATE  BINDING
CONTRACTUAL  OBLIGATIONS  FOR YOU OR US. YOU MAY  WITHDRAW  YOUR OFFER TO  PURCHASE  SECURITIES  AT ANY
TIME PRIOR TO OUR ACCEPTANCE OF YOUR OFFER.

ANY LEGENDS,  DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL  COMMUNICATION TO
WHICH THIS TERM SHEET IS  ATTACHED  RELATING TO (1) THESE  MATERIALS  NOT  CONSTITUTING  AN OFFER (OR A
SOLICITATION  OF AN OFFER),  (2) NO  REPRESENTATION  THAT THESE  MATERIALS ARE ACCURATE OR COMPLETE AND
MAY NOT BE UPDATED OR (3) THESE  MATERIALS  POSSIBLY  BEING  CONFIDENTIAL  ARE NOT  APPLICABLE TO THESE
MATERIALS  AND  SHOULD  BE  DISREGARDED.   SUCH  LEGENDS,   DISCLAIMERS  OR  OTHER  NOTICES  HAVE  BEEN
AUTOMATICALLY  GENERATED  AS A RESULT OF THESE  MATERIALS  HAVING  BEEN SENT VIA  BLOOMBERG  OR ANOTHER
SYSTEM.

                                             Credit Suisse

                                             July 5, 2007

                                           TABLE OF CONTENTS

                                                _______

  Violation of Various Federal and State Laws May Result in

                                               S-3

ANNEX I      GLOBAL CLEARANCE, SETTLEMENT AND TAX
             DOCUMENTATION PROCEDURES...............................................I-1

                                               S-4

This term sheet  supplement is not required to, and does not,  contain all information that is required to be included in the related base prospectus and the prospectus supplement for any series.

This  term  sheet  supplement  and any  related  term  sheet  for a series is not an offer to sell or a solicitation  of an offer to buy these  securities in any state where such offer,  solicitation or sale is not permitted.

The  Attorney  General  of the  State of New York has not  passed  on or  endorsed  the  merits of this offering.  Any representation to the contrary is unlawful.

This term sheet supplement is being delivered to you solely to provide you with  information  about the offering of the  Certificates  referred to in this term sheet supplement and any related term sheet and to solicit an offer to purchase the  Certificates,  when, as and if issued.  Any such offer to purchase made by you will not be accepted and will not  constitute a  contractual  commitment by you to purchase any of the  Certificates  until we have  accepted  your  offer to  purchase  Certificates.  We will not accept any offer by you to purchase  Certificates,  and you will not have any contractual commitment to purchase any of the  Certificates  until after you have  received the term sheet  provided to you prior to the time you enter into a contract of sale.  You may  withdraw  your offer to purchase  Certificates at any time prior to our acceptance of your offer.

                           IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS TERM
                     SHEET SUPPLEMENT, ANY RELATED TERM SHEET AND THE RELATED BASE
                     PROSPECTUS WITH RESPECT TO ANY SERIES OF OFFERED CERTIFICATES

        You should rely on the information  contained in this document or to which we have referred you in this term sheet  supplement.  We have not authorized  anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

        We provide  information to you about the offered  certificates  in two separate  documents that progressively provide more detail:

o           The  accompanying  prospectus,  which provides general  information,  some of which may not apply to your series of certificates; and

o           This  term  sheet  supplement,  which  describes  the  specific  terms  of your  series  of certificates.

        The depositor's  principal  executive  offices are located at Eleven Madison Avenue,  New York,
New York 10010.  Its telephone number is (212) 325-2000.

        We include  cross-references  in this term sheet supplement and the accompanying  prospectus to captions in these materials where you can find further related discussions.

        References  herein made to the trust,  offered  certificates,  mortgage  loans,  mortgage pool, prospectus supplement,  pooling and servicing agreement,  assignment and assumption agreement and other similar  terms refer only to the  particular  series of offered  certificates  to which this term sheet supplement relates.

                                            EUROPEAN ECONOMIC AREA

        In  relation to each Member  State of the  European  Economic  Area which has  implemented  the
Prospectus  Directive  (each, a "Relevant  Member State"),  each  underwriter  will represent and agree that with effect from and including the date on which the  Prospectus  Directive is implemented in that
Relevant Member State (the "Relevant  Implementation  Date") it has not made and will not make an offer of  certificates  to the public in that Relevant  Member State prior to the publication of a prospectus in relation to the  certificates  which has been approved by the  competent  authority in that Relevant
Member  State or,  where  appropriate,  approved in another  Relevant  Member State and notified to the competent  authority in that Relevant Member State,  all in accordance  with the Prospectus  Directive, except that it may, with effect from and including the Relevant  Implementation  Date, make an offer of certificates to the public in that Relevant Member State at any time:

        (a) to legal  entities  which are  authorized or regulated to operate in the financial  markets or, if not so  authorized  or  regulated,  whose  corporate  purpose is solely to invest in securities;

                                               S-5

        (b) to any legal  entity  which  has two or more of (1) an  average  of at least 250  employees during the last  financial  year;  (2) a total balance sheet of more than  €43,000,000  and
            (3) an  annual  net  turnover  of more  than  €50,000,000,  as shown in its last  annual or consolidated accounts; or

        (c) in any other  circumstances  which do not require the  publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision,  the expression an "offer of certificates to the public" in relation to any  certificates in any Relevant Member State means the  communication  in any form and by any means of sufficient  information  on the terms of the offer and the  certificates  to be offered so as to enable an  investor  to decide to  purchase or  subscribe  the  certificates,  as the same may be varied in that Member State by any measure  implementing the Prospectus  Directive in that Member State and the  expression  "Prospectus  Directive"  means  Directive 2003/71/EC  and  includes  any  relevant implementing measure in each Relevant Member State.

                                                UNITED KINGDOM

        Each underwriter will represent and agree that:

        (a) it has only  communicated or caused to be communicated  and will only  communicate or cause to be  communicated  an invitation or inducement to engage in investment  activity  (within the  meaning  of  Section  21 of the  Financial  Services  and  Markets  Act (the  "FSMA"))
            received by it in connection with the issue or sale of the  certificates  in  circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

        (b) it has complied  and will comply with all  applicable  provisions  of the FSMA with respect to anything  done by it in relation to the  certificates  in, from or  otherwise  involving the United Kingdom.

                                                              S-6

                                                 RISK FACTORS

        The offered certificates are not suitable investments for all investors. In particular, you are encouraged to not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

        The offered certificates are complex securities. You are encouraged to possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this term sheet supplement and the accompanying base prospectus in the context of your financial situation and tolerance for risk.

        You are encouraged to carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

         Risk of Loss

The return on your certificates may be           Losses on the mortgage loans may occur due to a wide variety of causes,
affected by losses on the mortgage loans,        including a decline in real estate values, and adverse changes in the borrower's
which could occur for a variety of               financial condition. A decline in real estate values or economic conditions
reasons.                                         nationally or in the regions where the mortgaged properties are concentrated may increase the risk of losses on the mortgage loans.

Geographic concentration may affect risk         If the regional economy or housing market in an area representing a
of loss on the mortgage loans.                   concentration of mortgage loans in the mortgage pool weakens, the mortgage loans may experience high rates of loss and delinquency, resulting in losses to certificateholders.  The economic condition and housing market in that area may be adversely affected by a variety of events, including a downturn in certain industries or other businesses concentrated in that area, natural disasters such as earthquakes, hurricanes, floods, wildfires and eruptions, and civil disturbances such as riots.  The depositor cannot predict whether, or to what extent or for how long, such events may occur.

                                                 See "Description of the Mortgage Pool--General" in this term sheet supplement.

The underwriting guidelines used to              The mortgage loans were originated or acquired generally in accordance with the
originate the mortgage loans may impact          underwriting guidelines described in this term sheet supplement.  The
losses.                                          underwriting standards typically differ from, and are generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac.  In addition, the mortgage loans may have been made to mortgagors with imperfect credit histories, ranging from minor delinquencies to bankruptcy, or mortgagors with relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income.  Consequently, the mortgage loans may experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

There is a risk that there may be a delay        Substantial delays could be encountered in connection with the liquidation of
in receipt of liquidation proceeds and           defaulted mortgage loans.  Further, liquidation expenses such as legal fees,
liquidation proceeds may be less than the        real estate taxes and maintenance and preservation expenses will reduce the
mortgage loan balance.                           portion of liquidation proceeds payable to you.  If a mortgaged property fails to provide adequate security for the mortgage loan and the available credit enhancement is insufficient to cover the loss, you will incur a loss on your investment.

                                                              S-7

Losses on the mortgage loans in the              Because the Class C-B Certificates represent interests in the mortgage loans in
senior-subordinate loan groups may reduce        all the senior-subordinate loan groups, the class principal balances of these
the yield on the senior certificates             classes of certificates could be reduced to zero as a result of realized losses
unrelated to that loan group.                    on the mortgage loans in any of the senior-subordinate loan groups.  Therefore, the allocation of realized losses on the mortgage loans to the Class C-B
                                                 Certificates will reduce the subordination provided by those classes of certificates to all of the Senior-Subordinate Certificates, including the senior certificates related to the senior-subordinate loan groups that did not suffer any losses.  This will increase the likelihood that future realized losses may be allocated to senior certificates related to the senior-subordinate loan groups that did not suffer those previous losses.

                                                 See "Description of the Certificates--Cross-Collateralization--The
                                                 Senior-Subordinate Loan Groups" in this term sheet supplement.

The value of your certificates may be            If the performance of the related mortgage loans is substantially worse than
reduced if losses are higher than                assumed by the rating agencies, the ratings of any class of the certificates may
expected.                                        be lowered in the future. This would probably reduce the value of those certificates.  None of the depositor, the servicers, the master servicer, the special servicer, the seller, the trustee, the trust administrator, the underwriter or any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the certificates.
Limited Obligations

Payments on the mortgage loans are the           The certificates represent interests only in the trust.  The certificates do not
only source of payments on the offered           represent any interest in or any obligation of the depositor, the servicers, the
certificates.                                    master servicer, the special servicer, the seller, the trustee, the trust administrator, the counterparties, the underwriter or any of their affiliates.
                                                 If proceeds from the assets of the trust are not sufficient to make all payments provided for under the pooling and servicing agreement, investors will have no recourse to the depositor, the servicers, the master servicer, the special servicer, the seller, the counterparties, the underwriter or any other entity, and will incur losses if the credit enhancement for their class of offered certificates is exhausted.
Liquidity Risks

You may have to hold your offered                A secondary market for the offered certificates may not develop. Even if a
certificates to their maturity because of        secondary market does develop, it may not continue or it may be illiquid.
difficulty in reselling the offered              Neither the underwriter nor any other person will have any obligation to make a
certificates.                                    secondary market in your certificates.  Illiquidity means an investor may not be able to find a buyer to buy its securities readily or at prices that will enable the investor to realize a desired yield. Illiquidity can have a severe adverse effect on the market value of the offered certificates. Any class of offered certificates may experience
                                                 illiquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.
Book-Entry Certificates

The absence of physical certificates may         The offered certificates may not be issued in physical form.  Offered
cause delays in payments and cause               certificates not issued in physical form will be transferable only through The
difficulty in pledging or selling the            Depository Trust Company (referred to in this term sheet supplement

                                                              S-8

offered certificates.                            as DTC), participating organizations, indirect participants and certain banks. The ability to pledge a certificate to a person that does not participate in DTC may be limited because of the absence of a physical certificate. In addition, certificateholders may experience some delay in receiving distributions on these certificates because the trust administrator will not send distributions directly to them. Instead, the trust administrator will send all distributions to DTC, which will then credit those distributions to the participating organizations.  Those organizations will in turn credit accounts certificateholders have either directly or indirectly through indirect participants.

                                                 See "Description of the Certificates--Book-Entry Registration" in this term sheet supplement.
Special Yield and Prepayment
Considerations

The yield to maturity on your                    The yield to maturity on each class of offered certificates will depend on a
certificates will depend on various              variety of factors, including:
factors, including the rate of
prepayments.                                     o  the rate and timing of principal payments on the related mortgage loans
                                                     (including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties);

                                                 o  the pass-through rate for that class;

                                                 o  interest shortfalls due to mortgagor prepayments on the related mortgage loans;

                                                 o  whether an optional termination or an auction of one or more loan groups occurs;

                                                 o  the purchase price of that class; and

                                                 o  whether losses on the mortgage loans are covered by credit enhancement.

                                                 The rate of prepayments is one of the most important and least predictable of these factors.

                                                 In general, if a class of certificates is purchased at a price higher than its outstanding certificate principal balance and principal distributions on that class occur faster than assumed at the time of purchase, the yield will be lower than anticipated. Conversely, if a class of certificates is purchased at a price lower than its outstanding certificate principal balance and principal distributions on that class occur more slowly than assumed at the time of purchase, the yield will be lower than anticipated.

                                                              S-9

The rate of prepayments on the mortgage          Since mortgagors can generally prepay their mortgage loans at any time, the rate
loans will be affected by various factors.       and timing of principal distributions on the offered certificates are highly uncertain.  Generally, when market interest rates increase, borrowers are less likely to prepay their mortgage loans.  Such reduced prepayments could result in a slower return of principal to holders of the offered certificates at a time when they may be able to reinvest such funds at a higher rate of interest than the pass-through rate on their class of certificates.  Conversely, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans.  Such increased prepayments could result in a faster return of principal to holders of the offered certificates at a time when they may not be able to reinvest such funds at an interest rate as high as the pass-through rate on their class of certificates.

                                                 The interest rate on the adjustable-rate mortgage loans in the trust generally adjust after a one month, three month, six month, one year, two year, three year, four year, five year, seven year or ten year initial fixed-rate period.
                                                 We are not aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts of mortgage loans of the type included in the trust over an extended period of time, and the experience with respect to the mortgage loans included in the trust is insufficient to draw any conclusions with respect to the expected prepayment rates on such mortgage loans.  Adjustable-rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment.  For example, if prevailing mortgage interest rates fall significantly, fixed-rate mortgage loans and adjustable-rate mortgage loans with an initial fixed-rate period could be subject to higher prepayment rates either before or after the interest rate on the mortgage loan begins to adjust than if prevailing mortgage interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their mortgage loans to "lock in" lower fixed interest rates.  The features of adjustable-rate mortgage loan programs during the past years have varied significantly in response to market conditions including the interest-rate environment, consumer demand, regulatory restrictions and other factors.  The lack of uniformity of the terms and provisions of such adjustable-rate mortgage loan programs have made it impracticable to compile meaningful comparative data on prepayment rates and, accordingly, we cannot assure you as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

                                                 Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. These refinancing programs may be offered by an originator, the servicers, the special servicer, the master servicer, any sub-servicer or their affiliates, and may include streamlined documentation programs.

                                                 Some or all of the mortgage loans may impose a premium for certain early full or partial prepayments of a mortgage loan.  Generally, each such mortgage loan provides for payment of a prepayment premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, generally ranging from three months to five years from the date of origination of such mortgage loan.  The amount of the applicable prepayment premium, to the extent permitted under applicable law, is as provided in the related mortgage note; generally, such amount is equal to six months' interest on any amounts prepaid during any 12-month period in excess of

                                                              S-10

                                                 20% of the original principal balance of the related mortgage loan or a specified percentage of the amounts prepaid.  Such prepayment premiums may discourage mortgagors from prepaying their mortgage loans during the penalty period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment.  Any such prepayment premiums will either be retained by the related servicer or will be paid to the holder of the Class P Certificates and will not be available for payment of the offered certificates.

                                                 The seller may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties made by it have not been cured.  In addition, the special servicer, has the option to purchase certain mortgage loans from the trust that become ninety days or more delinquent.  See "Servicing of Mortgage Loans--Optional Purchase of Defaulted
                                                 Loans; Specially Serviced Loans" in this term sheet supplement.  These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

The yield on your certificates will also         After an initial fixed-rate period, each adjustable-rate mortgage loan provides
be affected by changes in the mortgage           for adjustments to the interest rate generally every six months or twelve
interest rate.                                   months.  The interest rate on each adjustable-rate mortgage loan will adjust to equal the sum of an index and a margin. The interest rate on adjustable-rate mortgage loans may be subject to limitations stated in the mortgage note with respect to increases and decreases for any adjustment (i.e., a "periodic cap").
                                                 In addition, the interest rate on the adjustable-rate mortgage loans may be subject to an overall maximum and minimum interest rate. See "Description of the
                                                 Mortgage Pool" in this term sheet supplement.

                                                 With respect to the variable rate offered certificates, other than the floating rate loan group certificates, the pass-through rates may decrease, and may decrease significantly, after the mortgage interest rates on the mortgage loans begin to adjust as a result of, among other factors, the dates of adjustment, the margins, changes in the indices and any applicable periodic cap or lifetime rate change limitations.  Each mortgage loan has a maximum mortgage interest rate and substantially all of the mortgage loans have a minimum mortgage interest rate.  Generally, the minimum mortgage interest rate is the applicable margin.  In the event that, despite prevailing market interest rates, the mortgage interest rate on any mortgage loan cannot increase due to a maximum mortgage interest rate limitation or a periodic cap, the yield on the certificates could be adversely affected.

                                                 See "Description of the Mortgage Pool" and "Certain Yield and Prepayment
                                                 Considerations" in this term sheet supplement.

                                                 Your investment in the floating rate loan group certificates involves the risk that the level of one-month LIBOR may change in a direction or at a rate that is different from the level of the index used to determine the interest rates on the related adjustable-rate mortgage loans.  In addition, because the mortgage rates on the adjustable-rate mortgage loans adjust at different times and in different amounts, there may be times when one-month LIBOR plus the applicable margin could exceed the applicable rate cap.  This will have the effect of reducing the pass-through rates on the related certificates (other than any class of floating rate loan group certificates covered by a related swap

                                                              S-11

                                                 agreement), at least temporarily.  This difference up to certain limits described herein will be paid to you on future distribution dates only to the extent that there is sufficient cashflow generated from (i) excess interest on the mortgage loans in the related loan group on such distribution date pursuant to the priorities set forth in this term sheet supplement and (ii) from any
                                                 related cap agreement.   Payments under any cap agreement are subject to the
                                                 credit risk of the cap counterparty.  No assurances can be given that such additional funds will be available.

Amounts available under any related  swap        Net swap payments payable to the supplemental interest trust trustee, on behalf
agreement from the swap counterparty may         of the supplemental interest trust, by the swap counterparty under a related
be limited.                                      swap agreement will be used to cover any interest shortfalls that may occur as a result of the decline in the net funds cap of the related group below the formula rate for the related certificates as described in the term sheet to this term sheet supplement, if applicable.  However, if the swap counterparty defaults on its obligations under the swap agreement, then there may be insufficient funds to cover such amounts.  If the swap counterparty defaults on its obligations under swap agreement, then the formula rate for the related certificates will become capped at the net funds cap of the related group as described in the term sheet to this term sheet supplement, if applicable.  To the extent that distributions on the related certificates depend in part on payments to be received by the supplemental interest trust trustee under the related swap agreement, the ability of the trust administrator to make such distributions on such certificates will be subject to the credit risk of the swap counterparty.

Interest Only Certificates are especially        Interest Only Certificates receive only payments of interest and are sensitive
sensitive to rapid prepayments of the            to variations in the rate of prepayments on the related mortgage loans.  If the
related mortgage loans.                          rate of prepayments on the related mortgage loans is faster than expected, the yield to the Interest Only Certificates will be lower than expected and under certain prepayment scenarios an investor therein may not fully recoup their initial investment.

                                                 On any distribution date on which the pass-through rate of any LIBOR
                                                 Certificates is based on the net wac rate of the related loan group, the
                                                 Interest Only Certificates with respect to that loan group may receive little or no distributions of interest.  In addition, amounts distributable to the
                                                 Interest Only Certificates on any distribution date may be withheld to cover basis risk shortfalls on the LIBOR Certificates for the related loan group.  Any amounts so withheld will not be reimbursed to the holders of the Interest Only
                                                 Certificates.

Interest only mortgage loans have a              Some or all of the mortgage loans may not provide for any payments of principal
greater degree of risk of default.               prior to a certain time, which may range from the first Adjustment Date of a mortgage loan to ten years from the origination of a mortgage loan.  These mortgage loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of that mortgage loan will be higher than for an amortizing mortgage loan.

An optional termination or an auction            When the aggregate stated principal balance of the mortgage loans in all of the
sale of the trust may adversely affect           pass-through rate loan groups has been reduced to the threshold described in the
the certificates.                                term sheet related to this term sheet supplement, and certain conditions in the pooling and servicing agreement are satisfied, the terminating entity as described in the pooling and servicing agreement may purchase all of the pass-through rate loan group mortgage loans.  If the terminating entity exercises its rights to purchase these mortgage

                                                              S-12

                                                 loans as described above, such purchase of mortgage loans would cause an early retirement of the related certificates.

                                                 When the aggregate stated principal balance of the mortgage loans in all floating rate loan groups has been reduced to the threshold described in the term sheet related to this term sheet supplement and, if applicable, the amounts on deposit in any prefunding account on the closing date, and certain conditions in the pooling and servicing agreement are satisfied, the terminating entity as described in the pooling and servicing agreement may purchase all of the floating rate loan group mortgage loans.  If the terminating entity exercises its rights to purchase the floating rate loan group mortgage loans as described above, such purchase would cause an early retirement of the floating rate loan group certificates.

                                                 If specified in the term sheet related to this term sheet supplement, the option to purchase the pass-through rate loan group mortgage loans as described above is not exercised and the aggregate outstanding principal balance of the pass-through rate loan group mortgage loans declines below the threshold described in the term sheet related to this term sheet supplement, the trust administrator will conduct an auction to sell the pass-through rate loan group mortgage loans.

                                                 If specified in the term sheet related to this term sheet supplement, the option to purchase the floating rate loan group mortgage loans as described above is not exercised and the aggregate outstanding principal balance of the floating rate loan group mortgage loans declines below the threshold described in the term sheet related to this term sheet supplement, the trust administrator will conduct an auction to sell the pass-through rate loan group mortgage loans.

                                                 See "Pooling and Servicing Agreement--Optional Termination; Terminating Auction
                                                 Sale" in this term sheet supplement.

                                                 If either an option termination or an auction occurs, the purchase price paid by the terminating entity or the auction purchaser will be passed through to the related certificateholders.  This would have the same effect as if all of the remaining mortgagors made prepayments in full.  Any class of certificates purchased at a premium could be adversely affected by an optional purchase or an auction sale of the related group or groups of mortgage loans.

                                                 See "Yield, Prepayment and Maturity Considerations" in the prospectus.

                                                              S-13

Inadequate amount of subsequent mortgage loans   If the amount of subsequent mortgage loans for any floating rate loan group
will affect the timing and rate of return on     purchased by the trust is less than the amount deposited in the prefunding
an investment in the offered certificates        account on the closing date, if applicable, holders of the offered certificates
related to the related floating rate loan        related to such loan group that are entitled to payments of principal will
group.                                           receive a prepayment of principal of the amount remaining in the prefunding account on the distribution date set forth in the prospectus supplement.  The types of mortgage loans that can be purchased as subsequent mortgage loans are similar to the applicable initial mortgage loans; however, the aggregate characteristics of the mortgage loans in such loan group after the prefunding period may differ from the aggregate characteristics of the initial mortgage loans in such loan group as of the closing date.

                                                 See "Description of the Mortgage Pool--Prefunding and Conveyance of Subsequent
                                                 Mortgage Loans" in this term sheet supplement.
Potential Inadequacy of Credit
Enhancement
                                                 The subordination, overcollateralization and other credit enhancement features described in this term sheet supplement are intended to enhance the likelihood that the related classes of certificates in varying degrees will receive regular payments of interest and principal, but such credit enhancements are limited in nature and may be insufficient to cover all losses on the mortgage loans.  None of the depositor, the seller, the servicers, the special servicer, the trustee, the underwriter, the master servicer or the trust administrator will have any obligation to supplement any credit enhancement.

Certain factors may limit the amount of          In order to create overcollateralization, it will be necessary that the floating
excess interest on the mortgage loans in         rate loan group mortgage loans generate more interest than is needed to pay
the floating rate loan groups thereby            interest on the floating rate loan group certificates and the related fees and
reducing overcollateralization.                  expenses of the trust.  We expect that the floating rate loan group mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average mortgage rate on the floating rate loan group mortgage loans is higher than the net WAC rate on the floating rate loan group certificates.  We cannot assure you, however, that enough excess interest will be generated to reach the rating agencies' targeted overcollateralization level.  The following factors will affect the amount of excess interest that the floating rate loan group mortgage loans will generate:

                                                 o  Prepayments.  Each time a floating rate loan group mortgage loan is prepaid, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest.
                                                    Prepayment of a disproportionately high number of floating rate loan group mortgage loans with high mortgage rates would have a greater adverse effect on future excess interest.

                                                 o  Defaults.  The actual rate of defaults on the floating rate loan group mortgage loans may be higher than expected.  Defaulted floating group mortgage loans may be liquidated, and liquidated mortgage loans will no longer be outstanding and generating interest.

                                                 o  Level of One-Month LIBOR.  If one-month LIBOR increases, more money will be needed to distribute interest to the holders of the related floating rate loan group certificates, so less money will be

                                                              S-14

                                                    available as excess interest.
Holding Subordinate Certificates
Creates Additional Risks

                                                 The protections afforded the senior certificates in this transaction create risks for the subordinate certificates.  Prior to any purchase of subordinate certificates, consider the following factors that may adversely impact your yield:

                                                 o  Because the subordinate certificates receive interest and principal distributions after the related senior certificates receive such distributions, there is a greater likelihood that the subordinate certificates will not receive the distributions to which they are entitled on any distribution date.

                                                 o  Except under the circumstances described in this term sheet supplement, the
                                                    Class C-B Certificates entitled to principal are not entitled to a full proportionate share of principal prepayments on the related mortgage loans until the beginning of the twelfth year after the closing date.  In addition, if certain losses on the related mortgage loans exceed stated
                                                    levels, a portion of the principal distribution payable to such classes of
                                                    Class C-B Certificates with higher alphanumerical class designations will be paid to classes of Class C-B Certificates with lower alphanumerical class designations.

                                                 o  If the related servicer or the master servicer determines not to advance a delinquent payment on a mortgage loan because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the certificates which will impact the related subordinate certificates.

                                                 o  The Floating Rate Loan Group Subordinate Certificates are not expected to receive principal distributions until, at the earliest, the distribution date set forth in the prospectus supplement, unless the class principal balances of the Floating Rate Loan Group Senior Certificates have been reduced to zero prior to such date.

                                                 o  After extinguishing all other credit enhancement available to a group, losses on the mortgage loans will be allocated to the related subordinate certificates in reverse order of their priority of payment.  A loss allocation results in a reduction of a class principal balance without a corresponding distribution of cash to the holder.  A lower class principal balance will result in less interest accruing on the certificate.

                                                 o  The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on the yield.

                                                              S-15

If Servicing is Transferred,
Delinquencies May Increase

                                                 In certain circumstances, the entity specified in the pooling and servicing agreement or its transferee may request that SPS or the master servicer resign and appoint a successor servicer or master servicer, as applicable.  If this happens, a transfer of servicing will occur that may result in a temporary increase in the delinquencies on the transferred mortgage loans, which in turn may result in delays in distributions on the offered certificates and/or losses on the offered certificates.

                                                 The servicing function for the mortgage loans for which SPS will be responsible for servicing under the pooling and servicing agreement has recently been transferred to SPS.  Servicing transfers may result in a temporary increase in delinquencies on the transferred mortgage loans.

                                                 In addition, at the option of the sponsor, the servicing function for all or a portion of the mortgage loans serviced by SPS may be transferred to a successor servicer that meets the requirements of a successor servicer in the pooling and servicing agreement.  Such successor servicer will service such mortgage loans in accordance with the servicing provisions set forth in the pooling and servicing agreement.  We cannot assure you that such servicing transfer will occur.

                                                 Any servicing transfer will involve notifying mortgagors to remit payments to the new servicer, transferring physical possession of the loan files and records to the new servicer and entering loan and mortgagor data on the management information systems of the new servicer, and such transfers could result in misdirected notices, misapplied payments, data input errors and other problems.
                                                 Servicing transfers may result in a temporary increase in delinquencies, defaults and losses on the mortgage loans.  There can be no assurance as to the severity or duration of any increase in the rate of delinquencies, defaults or losses due to transfers of servicing.

Violation of Various Federal and State Laws
May Result in Losses on the Mortgage Loans
                                                 Applicable state laws generally regulate interest rates and other charges, require certain  disclosures, and require licensing of mortgage loan originators.  In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

                                                 The mortgage loans are also subject to federal laws, including:

                                                 o  the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the mortgage loans;

                                                 o  the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public

                                                              S-16

                                                    assistance or the exercise of any right under the Consumer Credit Protection
                                                    Act, in the extension of credit; and

                                                 o  the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

                                                 Violations of certain provisions of these state and federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement.  In particular, the originator's failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by
                                                 Regulation Z, could subject the trust to monetary penalties, and result in the obligors' rescinding the mortgage loans against the trust.

                                                 The seller will represent that any and all requirements of any federal and state law (including applicable predatory and abusive lending laws) applicable to the origination of each mortgage loan sold by it have been complied with.  In the event of a breach of that representation, the seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this term sheet supplement.
Recent Events

                                                 The current situation in Iraq has caused significant uncertainty with respect to global markets. The short term and long term impact of these events is uncertain, but could have a material effect on general economic conditions, consumer confidence and market liquidity. No assurance can be given as to the effect of these events on the rate of delinquencies and losses on the mortgage loans and servicing decisions with respect thereto. Any adverse impact as a result of these events would be borne by the holders of the offered certificates.

                                                 The response of the United States to the events of September 11, 2001 and the current situation in Iraq involves military operations. The Servicemembers Civil
                                                 Relief Act and comparable state and local laws, collectively referred to herein as the Relief Act, provide relief to borrowers who enter active military service and to borrowers in reserve status, including members of the National Guard, who are called to active duty after the origination of their mortgage loan. The
                                                 Servicemembers Civil Relief Act provides generally that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty.  Shortfalls that occur due to the application of the Relief Act are not required to be paid by the borrower at any future time, will not be advanced by a servicer and, to the extent excess interest is insufficient, will reduce accrued interest on each class of certificates in the related loan group on a pro rata basis.  In addition, the act imposes limitations that would impair the ability of a servicer to foreclose on an affected loan during the borrower's period of active duty status, and, under some circumstances during an additional period thereafter.

                                                              S-17

Recent Developments Affecting SPS

                                                 In the  past,  SPS  entered  into  consent  agreements  with  certain  regulatory agencies,  including a Consent Agreement dated November 23, 2003 with the FTC and
                                                 HUD. In some of these agreements,  while not admitting  liability,  SPS agreed to refund  certain  amounts to  consumers,  establish  redress  funds,  refrain from engaging in certain actions or implement certain practices prospectively.

                                                 SPS is examined for compliance with state and local laws by numerous  regulators.
                                                 No  assurance  can be given  that  SPS's  regulators  will not  inquire  into its practices,  policies  or  procedures  in the future.  It is possible  that any of
                                                 SPS's  regulators  will order SPS to change or revise its practices,  policies or procedures  in the  future.  Any such  change or  revisions  may have a  material impact on the future income from SPS's operations.

                                                 The occurrence of one or more of the foregoing events or a determination by any court or regulatory agency that SPS's policies and procedures do not comply with applicable law could lead to downgrades by one or more rating agencies, a transfer of SPS's servicing responsibilities, increased delinquencies on the mortgage loans serviced by SPS, delays in distributions or losses on the offered certificates, or any combination of these events.

        Some of the statements  contained or  incorporated  by reference in this term sheet  supplement and the  accompanying  base  prospectus  consist  of  forward-looking  statements  relating  to  future economic  performance or projections and other financial  items.  These statements can be identified by
the  use  of   forward-looking   words  such  as  "may,"  "will,"  "should,"   "expects,"   "believes,"
"anticipates,"   "estimates,"  "assumed   characteristics,"   "structuring   assumptions,"  "prepayment
assumption," or other comparable  words.  Forward-looking  statements are subject to a variety of risks and  uncertainties  that could cause actual results to differ from the projected  results.  Those risks and  uncertainties  include,  among  others,  general  economic and business  conditions,  competition, changes in political,  social and economic  conditions,  regulatory  initiatives  and  compliance  with governmental  regulations,  customer  preferences  and various other matters,  many of which are beyond our control.  Because we cannot  predict the future,  what actually  happens may be very different from what we predict in our forward-looking statements.

                                                              S-18

                                                  INTRODUCTION

        The depositor  will  establish an Adjustable  Rate  Mortgage  Trust  relating to each series of
Adjustable Rate Mortgage Backed  Pass-Through  Certificates on the closing date,  pursuant to a pooling and servicing  agreement  among the  depositor,  the seller,  the servicers  (except for the designated
servicers),   the  master  servicer,  the  special  servicer,  the  modification  oversight  agent  (if applicable), the trustee and the trust administrator, dated as of the cut-off date.

        Some  capitalized  terms used in this term sheet supplement have the meanings given below under
"Description  of the  Certificates--Glossary  of  Terms--The  Senior-Subordinate  Loan  Groups" and "--The
Floating Rate Loan Group Certificates" or in the prospectus under "Glossary."

                                        DESCRIPTION OF THE MORTGAGE POOL

General

        Information  relating  to the  mortgage  loans to be  included  in the  mortgage  pool  will be presented in the related term sheet.

        The mortgage  loans acquired by the depositor from  DLJ Mortgage  Capital,  Inc. ("DLJ Mortgage
Capital") were  previously  purchased by DLJ Mortgage  Capital in secondary  market  transactions  from various  mortgage loan  originators  and purchasers.  The sponsor  selected the mortgage loans for sale to the  depositor  from among its  portfolio  of mortgage  loans based on a variety of  considerations, including  type  of  mortgage  loan,  geographic  concentration,  range  of  mortgage  interest  rates, principal balance,  credit scores and other  characteristics.  In making this selection,  the depositor took into account  investor  preferences and the depositor's  objective of obtaining the most favorable combination of ratings on the certificates.

        Under the pooling and servicing agreement,  the depositor will assign the mortgage loans to the trustee for the benefit of the holders of the certificates.

        The  mortgage  loans will be secured by first liens on fee simple  interests or  leaseholds  in one- to four-family  residential real properties.  The property securing a mortgage loan is referred to as the  mortgaged  property.  The mortgage  pool will consist of mortgage  loans with terms to maturity of generally 30 years from the date of origination or modification.

        Each mortgage loan will be a conventional fixed-rate mortgage loan or adjustable-rate  mortgage loan evidenced by a mortgage note.

        Substantially  all of the mortgage loans will contain  "due-on-sale"  clauses.  The enforcement of a due-on-sale  clause will generally  have the same effect as a prepayment on a mortgage loan.  Some of the mortgage loans may be assumable by purchasers of the mortgaged  property  rather than prepaid by the  related  borrowers  in  connection  with the  sales of the  those  mortgage  properties.  Any such assumption  will reduce the rate of prepayments  of the mortgage loans and extend the weighted  average life of the related offered certificates.  See "Yield,  Prepayment and Maturity  Considerations" in the
prospectus.

        Substantially  all of the mortgage loans will provide for payments due on the first day of each month.  Scheduled  monthly  payments  made by the  mortgagors  on the  initial  mortgage  loans  either earlier  or later  than the  scheduled  due dates will not  affect  the  amortization  schedule  or the relative application of those payments to principal and interest.

        As of the cut-off date, the initial mortgage loans will have the  characteristics  as indicated
in the related term sheet.

        A portion of the mortgage loans may be 30 days or more delinquent as of the cut-off date.

        No mortgage loan may be subject to a buydown agreement.

        A portion of the aggregate  Cut-off Date  Principal  Balance of the mortgage  loans may have an original principal balance that conforms to Fannie Mae and Freddie Mac guidelines.

                                                              S-19

        For  purposes of  describing  the  delinquency  characteristics  of the  mortgage  loans in the prospectus  supplement,  a mortgage loan is  considered to be delinquent  when a payment due on any due date  remains  unpaid as of the close of business on the last  business  day  immediately  prior to the next monthly due date.  The  determination  as to whether a mortgage  loan falls into this  category is made as of the close of  business  on the last  business  day of each month.  For  example,  a mortgage loan with a payment  due on January 1 that  remained  unpaid as of the close of  business on January 31 would  then  be  described  as 30 to 59  days  delinquent  in the  description  of the  mortgage  loans contained in the prospectus supplement for February.

        Some of the mortgages loan may provide for payment of a prepayment  premium in connection  with certain  voluntary,  full or  partial  prepayments  made  within the  period of time  specified  in the related mortgage note,  generally  ranging from three months to five years from the date of origination of such  mortgage  loan.  The amount of the  applicable  prepayment  premium,  to the extent  permitted under  applicable  law, will be as provided in the related  mortgage  note;  generally,  such amount is equal to three months'  interest on any amounts  prepaid during any 12-month period in excess of 20% of the original  principal  balance of the related mortgage loan or a specified  percentage of the amounts prepaid.  Any such  prepayment  premiums  will either be  retained  by the related  servicer or will be paid to the holder of the Class P  Certificates  and will not be  available  for payment of the offered certificates.

        All of the initial  mortgage  loans as of the cut-off date will have LTV ratios at  origination of 100% or less. It is  anticipated  that,  with some  exceptions,  each initial  mortgage loan with an
LTV ratio at origination of greater than 80% will be covered by a primary mortgage  guaranty  insurance policy  issued by a  mortgage  insurance  company  acceptable  to Fannie  Mae or  Freddie  Mac,  or any nationally  recognized  statistical  rating  organization.  The  primary  mortgage  guaranty  insurance policy  referred  to in the  immediately  preceding  sentence  will  not be  required  for any of these initial  mortgage  loans after the date on which the  related  LTV ratio is 80% or less or,  based on a new  appraisal,  the  principal  balance  of  that  mortgage  loan  represents  80% or  less of the new appraised value or as otherwise provided by law.

        Mortgage  loans may be secured by  mortgaged  properties  with  respect  to which  second  lien mortgage  loans were  originated  at the same time as the first lien mortgage  loan.  The owners of the mortgaged  properties  may  obtain  second  lien  mortgage  loans at any  time  without  the  sponsor's knowledge  and,  thus,  more  mortgaged  properties  than  described  above may also secure second lien mortgage loans.

        The loan-to-value  ("LTV") ratio of a mortgage loan at any given time is a fraction,  expressed as a  percentage,  the numerator of which is the stated  principal  balance of the mortgage loan at the date of  determination  and the  denominator  of which is (a) in the case of a purchase,  the lesser of the  selling  price  of the  related  mortgaged  property  and its  appraised  value  determined  in an appraisal  obtained by the  originator  at  origination  of the  mortgage  loan or (b) in the case of a refinance,  the appraised value of the mortgaged  property at the time of such refinance.  No assurance can be given that the value of any  mortgaged  property  has  remained or will remain at the level that existed on the appraisal or sales date. If  residential  real estate values  overall or in a particular geographic  area  decline,  the  LTV  ratios  might  not  be a  reliable  indicator  of  the  rates  of delinquencies, foreclosures and losses that could occur on those mortgage loans.

Mortgage Adjustment Rate of Adjustable Rate Mortgage Loans

        Generally,  each adjustable rate mortgage loan has an initial fixed mortgage  interest rate for approximately one month,  three months,  six months, one year, two years, three years, four years, five years,  seven years or ten years after the  origination  of such  mortgage  loan.  Each  mortgage  note related to an adjustable  rate mortgage loan  generally  will provide for  adjustments  to the mortgage interest  rate thereon on or about one month from,  three months from,  six months from,  or the first, second,  third,  fourth,  fifth or seventh  anniversary  of, the first due date, as applicable,  and in each  case,  generally  either  every one month,  six  months or twelve  months  thereafter  (each,  an
"Adjustment  Date").  On each  Adjustment  Date,  the mortgage  interest rate on each  adjustable  rate mortgage loan will adjust to the sum of the applicable  Index and the number of basis points  specified in the  applicable  mortgage  note (the  "Margin"),  rounded to the nearest one eighth of one  percent, subject to the limitation  that,  with respect to certain  mortgage loans,  the mortgage  interest rate after such adjustment on each  Adjustment  Date may not vary from the mortgage  interest rate in effect prior to such  adjustment  by more than the number of basis points  specified in the mortgage note (the
"Periodic  Cap").  In addition,  adjustments  to the mortgage  interest rate for all of the  adjustable
rate  mortgage  loans  are  subject  to  a  lifetime   maximum   interest  rate  (a  "Rate   Ceiling").
Substantially  all of the adjustable  rate mortgage loans specify a lifetime  minimum  interest rate (a
"Rate Floor") which in most cases is equal to the Margin for that  mortgage  loan.  Except with respect to any  adjustments  during an initial  interest  only

                                                              S-20

period,  on the first due date  following  each Adjustment  Date  for  each  adjustable  rate  mortgage loan,  the monthly  payment for the mortgage loan will be  adjusted,  if  necessary, to  an amount that will fully  amortize  such  mortgage  loan at the adjusted mortgage interest rate  over  its  remaining scheduled term to maturity.

         Interest Only Mortgage Loans

        Some or all of the  mortgage  loans (in each  case by  Cut-off  Date  Principal  Balance)  (the
"Interest  Only  Mortgage  Loans") will not provide for any  payments of  principal  prior to a certain time,  which may  range  from the  first  Adjustment  Date of a  mortgage  loan to ten  years  from the origination of a mortgage loan.

         The Indices

        The Indices for the initial  adjustable-rate  mortgage loans in each loan group  generally will be as One-Year CMT, One-Month LIBOR, Six-Month LIBOR or One-Year LIBOR.

        One-Month LIBOR

        "One Month  LIBOR" is defined to be the rate for one month  U.S.  dollar  denominated  deposits offered in the London  interbank  market as published by The Wall Street Journal,  or some other source generally  accepted in the residential  mortgage loan origination  business,  including Fannie Mae, and most recently  available as of the first business day of the month  immediately  preceding the month of the  applicable  Adjustment  Date.  In the event  such  Index is no longer  available,  the  applicable servicer or the master  servicer  will select a substitute  Index in  accordance  with the terms of the related mortgage note and in compliance with federal and state law.

        Listed below are historical  values of certain average  yields,  which are related to One-Month
LIBOR.  The  monthly  averages  shown  are  intended  only to  provide  an  historical  summary  of the movements in One-Month  LIBOR and may not be indicative  of future  rates.  The values shown below have been  obtained  from  Bloomberg  L.P. and may not be  identical  to  One-Month  LIBOR as published by a different source for the same period.

                                                                       One-Month LIBOR
                        ----------------------------------------------------------------------------------------------------------
Month                     2007          2006          2005          2004          2003          2002          2001            2000
                        ----------------------------------------------------------------------------------------------------------
January................ 5.32000%      4.57000%      2.59000%      1.10000%      1.34000%      1.84750%      5.57000%       5.88500%
February............... 5.32000       4.63313       2.71625       1.09750       1.33750       1.87000       5.20750        5.91875
March.................. 5.32000       4.82938       2.87000       1.09000       1.30000       1.87875       5.08000        6.13250
April.................. 5.32000       5.04000       3.08875       1.10000       1.32000       1.84000       4.43250        6.29125
May.................... 5.32000       5.11063       3.13000       1.11375       1.32000       1.84375       4.05750        6.65375
June...................               5.33438       3.34000       1.36875       1.12000       1.83875       3.86250        6.64188
July...................               5.39060       3.51875       1.50375       1.10000       1.82000       3.75000        6.62063
August.................               5.33000       3.70000       1.67000       1.11938       1.82000       3.58125        6.63000
September..............               5.32180       3.86375       1.84000       1.12000       1.81125       2.63000        6.61750
October................               5.32000       4.09000       2.00000       1.12000       1.71625       2.28750        6.62000
November...............               5.35000       4.29375       2.29000       1.17000       1.43875       2.11875        6.80375
December...............               5.32188       4.39000       2.40000       1.12000       1.38000       1.87375        6.56125

        Six-Month LIBOR

        "Six-Month  LIBOR" is defined to be the rate for six-month  U.S.  dollar  denominated  deposits offered in the London  interbank  market as published by The Wall Street Journal,  or some other source generally  accepted in the residential  mortgage loan origination  business,  including Fannie Mae, and most recently  available as of the first business day of the month  immediately  preceding the month of the  applicable  Adjustment  Date.  In the event  such  Index is no longer  available,  the  applicable servicer or the master  servicer  will select a substitute  Index in  accordance  with the terms of the related mortgage note and in compliance with federal and state law.

                                                              S-21

        Listed below are historical  values of certain average  yields,  which are related to Six-Month
LIBOR.  The  monthly  averages  shown  are  intended  only to  provide  an  historical  summary  of the movements in Six-Month  LIBOR and may not be indicative  of future  rates.  The values shown below have been  obtained  from  Bloomberg L.P.  and may not be  identical  to  Six-Month  LIBOR as published by a different source for the same period.

                                                                     Six-Month LIBOR
                        --------------------------------------------------------------------------------------------------------
Month                    2007          2006          2005         2004          2003          2002          2001           2000
                        --------------------------------------------------------------------------------------------------------
January................ 5.40125%      4.81000%      3.11000%     1.21375%      1.34875%      2.03375%      5.26250%      6.28875%
February............... 5.33000       4.99000       3.04670      1.17000       1.34000       2.03000       4.90750       6.33125
March.................. 5.32969       5.14000       3.46000      1.16000       1.23125       2.33000       4.71000       6.52625
April.................. 5.36000       5.22000       3.40875      1.38000       1.29000       2.12000       4.30250       6.73125
May.................... 5.38475       5.33000       3.53750      1.57750       1.21375       2.08000       3.98000       7.10500
June...................               5.58938       3.71000      1.94000       1.11938       1.95625       3.90875       7.00000
July...................               5.51000       3.92375      1.98000       1.14625       1.87000       3.68875       6.89375
August.................               5.43125       4.05500      1.99000       1.19750       1.79500       3.45250       6.83000
September..............               5.37000       4.23063      2.19625       1.18000       1.71000       2.52250       6.76000
October................               5.38750       4.46625      2.31250       1.23000       1.60000       2.14625       6.72000
November...............               5.34688       4.60063      2.63500       1.25875       1.46875       2.03000       6.64000
December...............               5.37000       4.70000      2.92000       1.22000       1.38000       1.98125       6.20375

        One-Year LIBOR

        "One-Year  LIBOR" is defined  to be the rate for  one-year  U.S.  dollar  denominated  deposits offered in the London  interbank  market as  published  in The Wall Street  Journal  and most  recently available as of the first business day of the month  immediately  preceding the month of the applicable
Adjustment  Date.  In the event such  Index is no longer  available,  the  applicable  servicer  or the master  servicer will select a substitute  Index in accordance  with the terms of the related  mortgage note and in compliance with federal and state law.

        Listed below are historical  values of certain  average  yields,  which are related to One-Year
LIBOR.  The  monthly  averages  shown  are  intended  only to  provide  an  historical  summary  of the movements in One-Year  LIBOR and may not be  indicative  of future  rates.  The values shown below have been  obtained  from  Bloomberg  L.P.  and may not be  identical  to One-Year  LIBOR as  published by a different source for the same period.

                                                                    One-Year LIBOR
                        -------------------------------------------------------------------------------------------------------
Month                     2007          2006          2005         2004         2003          2002          2001          2000
                        -------------------------------------------------------------------------------------------------------
January................ 5.43125%      4.94000%      3.46000%     1.47625%     1.45000%      2.49125%      5.17375%      6.75000%
February............... 5.23813       5.15000       3.37810      1.36750      1.38125       2.43000       4.88375       6.76375
March.................. 5.22000       5.28750       3.84500      1.35125      1.28000       3.00250       4.66750       6.94375
April.................. 5.29500       5.33063       3.68625      1.83000      1.35750       2.63375       4.44125       7.10125
May.................... 5.39000       5.42625       3.78000      2.05750      1.21125       2.59125       4.24250       7.50125
June...................               5.69313       3.88000      2.46250      1.19000       2.28625       4.18375       7.18000
July...................               5.53938       4.16250      2.43375      1.26625       2.09000       3.82000       7.08000
August.................               5.41000       4.24000      2.30000      1.43000       1.89625       3.56375       6.97000
September..............               5.29750       4.44000      2.48250      1.30000       1.72500       2.64250       6.80125
October................               5.34125       4.72000      2.54625      1.48000       1.63625       2.27188       6.73000
November...............               5.24000       4.79000      2.98000      1.56250       1.72750       2.38625       6.55500
December...............               5.32938       4.83875      3.23500      1.45688       1.44938       2.44250       6.00000

        One-Year CMT

        "One-Year CMT" is defined to be the weekly average yield on United States  Treasury  Securities adjusted  to a  constant  maturity  of one  year,  as made  available  by the  Federal  Reserve  Board, published in Federal Reserve  Statistical  Release H.15(519) and most recently available as of the date
45 days before the  applicable  Adjustment  Date. In the event such Index is no longer  available,  the applicable  servicer or the master  servicer  will select a  substitute  Index in  accordance  with the terms of the related mortgage note and in compliance with federal and state law.

        Listed below are historical  values of certain  average  yields,  which are related to One-Year
CMT. The values shown are the average monthly yields on United States Treasury  Securities  adjusted to a constant  maturity of one-year for the months  indicated,  published by the Federal Reserve Board. By contrast,  One-Year CMT is

                                                              S-22

determined by reference to a weekly average  yield on United States  Treasury Securities  adjusted to a constant maturity of one year,  rather than  such monthly average yields.  The monthly  averages  shown are intended only to provide an historical summary of the movements in yields on United States Treasury
Securities  adjusted  to a  constant  maturity  of one year and may not be indicative of future rates.
The values shown below have been obtained from  Bloomberg L.P. and may not be identical to One-Year CMT as published by a different source for the same period.

                                                                  One-Year CMT
                        ----------------------------------------------------------------------------------------------
Month                     2007         2006          2005        2004        2003        2002         2001        2000
                        ----------------------------------------------------------------------------------------------
January................   5.09%        4.45%         2.86%       1.24%       1.36%       2.16%        4.81%       6.12%
February...............   5.05         4.68          3.03        1.24        1.30        2.23         4.68        6.22
March..................   4.92         4.77          3.30        1.19        1.24        2.57         4.30        6.22
April..................   4.93         4.90          3.32        1.43        1.27        2.48         3.98        6.15
May....................   4.91         5.00          3.33        1.78        1.18        2.35         3.78        6.33
June...................                5.16          3.36        2.12        1.01        2.20         3.58        6.17
July...................                5.22          3.64        2.10        1.12        1.96         3.62        6.08
August.................                5.08          3.87        2.02        1.31        1.76         3.47        6.18
September..............                4.97          3.85        2.12        1.24        1.72         2.82        6.13
October................                5.01          4.18        2.23        1.25        1.65         2.33        6.01
November...............                5.01          4.33        2.50        1.34        1.49         2.18        6.09
December...............                4.95          4.35        2.67        1.31        1.45         2.22        5.60

Mortgage Loan Statistical Information

        Certain  statistical  characteristics  of the initial  mortgage  loans to be  deposited  in the mortgage  pool, as of the initial  cut-off date unless  otherwise  indicated,  will be set forth in the related term sheet.

Prefunding and Conveyance of Subsequent Mortgage Loans

        On the  closing  date,  funds  may be  deposited  into a  prefunding  account  established  and maintained  by the  trust  administrator  on  behalf  of the  certificateholders  of one or more of the floating  rate loan groups.  The amount  deposited in any  prefunding  account will be used to purchase additional  mortgage  loans for a  certain  floating  rate loan  group or  floating  rate loan  groups, referred to in this term sheet  supplement as the "subsequent  mortgage  loans." Any investment  income earned  from  amounts  in any  prefunding  account  shall  be paid to the  depositor,  and  will not be available  for  payments  on the  certificates.  With  respect to any  prefunding  account,  during the period from the  closing  date until the  earliest  of (i) the  date on which the amounts on deposit in such  prefunding  account have been reduced to zero,  (ii) an event of default occurs under the pooling and  servicing  agreement or (iii) a  date to be  specified  in the related term sheet,  such period is referred to in this term sheet  supplement  as the  "prefunding  period," the  depositor is expected to purchase  subsequent  mortgage  loans from the seller,  or other  mortgage loan sellers,  and sell such subsequent  mortgage  loans to the trust.  The purchase  price for each  subsequent  mortgage loan will equal  the  principal  balance  of such  subsequent  mortgage  loan and will be paid  from the  related prefunding  account.  Accordingly,  the purchase of subsequent  mortgage loans will decrease the amount on deposit in the related  prefunding  account and increase the aggregate Stated  Principal  Balance of the mortgage loans such loan group or groups.

        The  characteristics  of the  mortgage  loans in the trust  will vary upon the  acquisition  of subsequent mortgage loans.

        The obligation of the trust to purchase  subsequent  mortgage loans during a prefunding period, if applicable, will be subject requirements as set forth in the prospectus supplement.

Underwriting Standards

        The  mortgage  loans either have been or will be  originated  by the seller or purchased by the seller from various banks,  savings and loan  associations,  mortgage  bankers (which may or may not be affiliated  with that seller) and other mortgage loan  originators  and purchasers of mortgage loans in the  secondary  market,  and  have  been  or  will be  originated  generally  in  accordance  with  the underwriting criteria described herein.

                                                              S-23

        The  underwriting  standards  applicable to the mortgage loans typically  differ from, and are, with  respect  to  a  substantial  number  of  mortgage  loans,  generally  less  stringent  than,  the underwriting  standards  established  by Fannie Mae or Freddie Mac  primarily  with respect to original principal balances,  loan-to-value ratios,  borrower income,  required  documentation,  interest rates, borrower  occupancy  of the  mortgaged  property  and/or  property  types.  To the extent the  programs reflect  underwriting  standards different from those of Fannie Mae and Freddie Mac, the performance of the  mortgage  loans  thereunder  may  reflect  higher  delinquency  rates  and/or  credit  losses.  In addition,  certain  exceptions to the  underwriting  standards  described  herein are made in the event that  compensating  factors are demonstrated by a prospective  borrower.  Neither the depositor nor any affiliate, including DLJ Mortgage Capital, has re-underwritten any mortgage loan.

        Generally,  each  mortgagor  will have been  required to complete  an  application  designed to provide to the original lender pertinent credit  information  concerning the mortgagor.  As part of the description of the  mortgagor's  financial  condition,  the mortgagor  will have furnished  information with  respect  to its  assets,  liabilities,  income  (except  as  described  below),  credit  history, employment  history and personal  information,  and  furnished an  authorization  to apply for a credit report  which  summarizes  the  mortgagor's  credit  history with local  merchants  and lenders and any record of  bankruptcy.  The  mortgagor  may also have  been  required  to  authorize  verifications  of deposits at financial  institutions where the mortgagor had demand or savings accounts.  In the case of investment  properties and two- to four-unit dwellings,  income derived from the mortgaged property may have been considered for underwriting  purposes,  in addition to the income of the mortgagor from other sources.  With respect to mortgaged property  consisting of vacation or second homes, no income derived from the  property  generally  will have been  considered  for  underwriting  purposes.  In the case of certain  borrowers  with  acceptable  payment  histories,  no income  will be required to be stated (or verified) in connection with the loan application.

        Based on the data  provided  in the  application  and certain  verification  (if  required),  a determination  is made by the original  lender that the  mortgagor's  monthly income (if required to be stated) will be  sufficient  to enable the  mortgagor to meet its monthly  obligations  on the mortgage loan and other  expenses  related to the  property  such as property  taxes,  utility  costs,  standard hazard  insurance  and other  fixed  obligations  other than  housing  expenses.  Generally,  scheduled payments  on a  mortgage  loan  during  the first  year of its term plus  taxes and  insurance  and all scheduled  payments  on  obligations  that  extend  beyond  ten months  equal no more than a  specified percentage of the  prospective  mortgagor's  gross income.  The percentage  applied varies on a case by case basis  depending on a number of  underwriting  criteria,  including  the LTV ratio of the mortgage loan.  The originator  may also consider the amount of liquid assets  available to the mortgagor  after origination.

        The   mortgage   loans  have  been   originated   under  "full   documentation,"   "alternative
documentation,"  "reduced  documentation,"  "stated  income/stated  assets"  or  "no  income/no  asset"
programs. The "alternative  documentation,"  "reduced  documentation," "stated income/stated asset" and
"no  income/no  asset"  programs  generally  require  either  alternative  or  less  documentation  and verification than do full  documentation  programs which generally require standard Fannie  Mae/Freddie
Mac  approved  forms for  verification  of  income/employment,  assets and certain  payment  histories.
Generally,  an  "alternative  documentation"  program  requires  information  regarding the mortgagor's income (i.e.,  W 2 forms,  tax returns and/or pay stubs) and assets (i.e.,  bank  statements) as does a
"full documentation" loan, however,  alternative forms of standard  verifications are used.  Generally, under both "full  documentation" and "alternative  documentation"  programs at least one year of income
documentation  is  provided.   Generally,   under  a  "reduced   documentation"   program,   either  no
verification  of a mortgagor's  stated income is undertaken by the originator or no  verification  of a mortgagor's  assets is undertaken by the originator.  Under a "stated  income/stated  assets"  program, no  verification  of  either  a  mortgagor's  income  or a  mortgagor's  assets  is  undertaken  by the originator  although both income and assets are stated on the loan  application  and a  "reasonableness test" is applied.  Generally,  under a "no income/no  asset" program,  the mortgagor is not required to state his or her income or assets and therefore,  no verification of such mortgagor's  income or assets is  undertaken  by the  originator.  The  underwriting  for  mortgage  loans  originated  under the "no income/no  asset"  program may be based  primarily or entirely on the estimated  value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.

        The adequacy of the mortgaged  property as security for repayment of the related  mortgage loan will  generally  have been  determined by an appraisal in  accordance  with pre  established  appraisal procedure  guidelines for appraisals  established  by or acceptable to the  originator.  All appraisals conform  to the  Uniform  Standards  of  Professional  Appraisal  Practice  adopted  by  the  Appraisal
Standards  Board of the  Appraisal  Foundation  and must be on forms  acceptable  to Fannie  Mae and/or
Freddie Mac.  Appraisers may be staff appraisers  employed by the originator or independent  appraisers selected  in  accordance  with  pre  established  appraisal  procedure  guidelines

                                                              S-24

established  by the originator.   The  appraisal procedure  guidelines generally will have required the appraiser or an agent on its behalf  to  personally  inspect  the  property  and to verify  whether the property  was in good condition and  that  construction,  if new,  had  been  substantially  completed.
The appraisal generally will have been based upon a market data  analysis of recent sales of comparable properties  and, when deemed  applicable,  an analysis  based on income  generated from the property or a  replacement  cost analysis  based on  the  current  cost of  constructing  or  purchasing  a similar
property.   Under  some  reduced  documentation  programs,  the  originator  may  rely on the  original appraised  value of the mortgaged property in connection with a refinance by an existing mortgagor.

DLJ Mortgage Capital Underwriting Standards

        The sponsor  acquires  mortgage  loans through its  whole-loan  flow  acquisition  channel from originators  that the  sponsor  has  determined  met its  qualified  correspondent  requirements.  Such standards  require that the  following  conditions be satisfied:  (i) the related  mortgage  loans were originated  pursuant to a mortgage  loan  purchase  agreement  between  the sponsor and the  applicable qualified  correspondent that contemplated that such qualified  correspondent would underwrite mortgage loans  from  time to  time,  for  sale to the  sponsor,  in  accordance  with  underwriting  guidelines designated by the sponsor  ("Designated  Guidelines")  or guidelines  that do not vary  materially from such Designated  Guidelines;  (ii) such mortgage loans were in fact underwritten as described in clause
(i) above and were acquired by the sponsor within 270 days after the related  origination  dates; (iii)
the Designated  Guidelines were, at the time such mortgage loans were  underwritten,  designated by the sponsor on a consistent  basis for use by originators in originating  mortgage loans to be purchased by the  sponsor;  and (iv) the sponsor  employed,  at the time such  mortgage  loans were  acquired by the sponsor,  certain  quality  assurance  procedures  designed  to ensure  that the  applicable  qualified correspondent  from which it purchased the related  mortgage  loans properly  applied the  underwriting criteria designated by the sponsor.

        Underwriting Standards

         The  underwriting  standards  applicable to the mortgage loans typically differ from, and are, with  respect  to  a  substantial  number  of  mortgage  loans,  generally  less  stringent  than,  the underwriting  standards  established  by Fannie Mae or Freddie Mac  primarily  with respect to original principal balances,  loan to value ratios,  borrower income,  required  documentation,  interest rates, borrower  occupancy  of the  mortgaged  property  and/or  property  types.  To the extent the  programs reflect  underwriting  standards different from those of Fannie Mae and Freddie Mac, the performance of the  mortgage  loans  thereunder  may  reflect  higher  delinquency  rates  and/or  credit  losses.  In addition,  certain  exceptions to the  underwriting  standards  described  herein are made in the event that  compensating  factors are demonstrated by a prospective  borrower.  Neither the depositor nor any affiliate, including the sponsor, has re underwritten any mortgage loan.

         Generally,  each  mortgagor  will have been  required to complete an  application  designed to provide to the original lender pertinent credit  information  concerning the mortgagor.  As part of the description  of the  mortgagor's  financial  condition,  other than with  respect to "no  income/asset"
documentation,  the mortgagor will have furnished  information with respect to its assets,  liabilities
and  income  (except  as  described  below)  and  credit  history,   employment  history  and  personal
information,  and  furnished  an  authorization  to apply  for a credit  report  which  summarizes  the mortgagor's  credit  history  with  local  merchants  and  lenders  and any record of  bankruptcy.  The
mortgagor  may  also  have  been  required  to  authorize   verifications   of  deposits  at  financial
institutions where the mortgagor had demand or savings accounts.  In the case of investment  properties and two to four unit  dwellings,  income derived from the mortgaged  property may have been  considered for  underwriting  purposes,  in  addition  to the income of the  mortgagor  from other  sources.  With respect to  mortgaged  property  consisting  of vacation or second  homes,  no income  derived from the property generally will have been considered for underwriting purposes.

         Based on the data  provided in the  application  and certain  verification  (if  required),  a determination  is made by the original  lender that the  mortgagor's  monthly income (if required to be stated) will be  sufficient  to enable the  mortgagor to meet its monthly  obligations  on the mortgage loan and other  expenses  related to the  property  such as property  taxes,  utility  costs,  standard hazard  insurance  and other  fixed  obligations  other than  housing  expenses.  Generally,  scheduled payments  on a  mortgage  loan  during  the first  year of its term plus  taxes and  insurance  and all scheduled  payments  on  obligations  that  extend  beyond  ten months  equal no more than a  specified percentage of the  prospective  mortgagor's  gross income.  The percentage  applied varies on a case by case basis  depending on a number of  underwriting  criteria,  including  the LTV ratio of the mortgage loan.  The sponsor may also  consider  the amount of liquid  assets  available to the  mortgagor  after origination.

                                                              S-25

         The  mortgage  loans  have  been  originated  under  "full   documentation"   or  "alternative
documentation,"  "reduced  documentation,"  "stated  income/stated  assets"  or  "no  income/no  asset"
programs.  The "alternative  documentation,"  "reduced  documentation,"  "stated  income/stated assets"
and "no income/no  asset"  programs  generally  require either  alternative or less  documentation  and verification than do full  documentation  programs which generally require standard Fannie  Mae/Freddie
Mac  approved  forms for  verification  of  income/employment,  assets and certain  payment  histories.
Generally,  an  "alternative"  documentation  program  requires  information  regarding the mortgagor's income (i.e.,  W-2 forms,  tax returns and/or pay stubs) and assets (i.e.,  bank  statements) as does a
"full documentation" loan, however,  alternative forms of standard  verifications are used.  Generally, under  both  "full  documentation  l" and  "alternative  documentation"  programs  at least one year of income  documentation  is  provided.  Generally,  under a "reduced  documentation"  program,  either no verification  of a mortgagor's  stated income is undertaken by the originator or no  verification  of a mortgagor's  assets is  undertaken  by the  originator.  Reduced  documentation  loans may also include loans having only one year of income  verification  and loans to  mortgagors  with  acceptable  payment histories and credit scores but no information  or  verification  of the  mortgagor's  income.  Under a
"stated  income/stated assets" program, no verification of either a mortgagor's income or a mortgagor's assets is  undertaken  by the  originator  although  both  income  and  assets  are  stated on the loan application and a "reasonableness  test" is applied.  Generally,  under a "no income/no asset" program, the mortgagor is not required to state his or her income or assets and therefore,  no  verification  of such  mortgagor's  income or assets is  undertaken by the  originator.  The  underwriting  for mortgage loans  originated  under the "no  income/no  asset"  program may be based  primarily or entirely on the estimated  value of the mortgaged  property and the LTV ratio at  origination as well as on the payment history and credit score.

         The  adequacy of the  mortgaged  property as security for  repayment  of the related  mortgage loan will generally have been determined by an appraisal in accordance  with pre established  appraisal procedure  guidelines for appraisals  established  by or acceptable to the  originator.  All appraisals conform  to the  Uniform  Standards  of  Professional  Appraisal  Practice  adopted  by  the  Appraisal
Standards  Board of the  Appraisal  Foundation  and must be on forms  acceptable  to Fannie  Mae and/or
Freddie Mac.  Appraisers may be staff appraisers  employed by the originator or independent  appraisers selected  in  accordance  with  pre  established  appraisal  procedure  guidelines  established  by the originator.  The appraisal procedure  guidelines generally will have required the appraiser or an agent on its behalf to  personally  inspect  the  property  and to verify  whether the  property  was in good condition and that construction,  if new, had been  substantially  completed.  The appraisal  generally will have been based upon a market data  analysis of recent sales of  comparable  properties  and, when deemed  applicable,  an analysis  based on income  generated  from the property or a  replacement  cost analysis  based on the current  cost of  constructing  or  purchasing  a similar  property.  Under some documentation  programs,  the  originator  may rely on the original  appraised  value of the  mortgaged property in connection with a refinance by an existing mortgagor.

Credit Suisse Financial Corporation Underwriting Standards

         Credit Suisse Financial Corporation,  also referred to herein as an Originator,  is a Delaware
corporation.   The  Originator  conducts  lending  through  wholesale  loan  production  offices.   The
Originator  operates more than two wholesale loan production  offices located in three states and makes loans  throughout  all 50 states and the  District of Columbia.  The  Originator  has been  originating mortgage  loans since its 2003.  The principal  executive  offices of the Originator are located at 302
Carnegie Center, 2nd Floor, Princeton, New Jersey 08540.

Underwriting Standards

         The  mortgage  loans were  originated  or  acquired  by Credit  Suisse  Financial  Corporation generally in accordance with the underwriting criteria described herein.

        The  underwriting  standards  applicable to the mortgage loans typically  differ from, and are, with  respect  to  a  substantial  number  of  mortgage  loans,  generally  less  stringent  than,  the underwriting  standards  established  by Fannie Mae or Freddie Mac  primarily  with respect to original principal balances,  loan to value ratios,  borrower income,  required  documentation,  interest rates, borrower  occupancy  of the  mortgaged  property  and/or  property  types.  To the extent the  programs reflect  underwriting  standards different from those of Fannie Mae and Freddie Mac, the performance of the  mortgage  loans  thereunder  may  reflect  higher  delinquency  rates  and/or  credit  losses.  In addition,  certain  exceptions to the  underwriting  standards  described  herein are made in the event that compensating factors are demonstrated by a prospective borrower.

                                                              S-26

        Generally,  each  mortgagor  will have been  required to complete  an  application  designed to provide to the original lender pertinent credit  information  concerning the mortgagor.  As part of the description of the  mortgagor's  financial  condition,  the mortgagor  will have furnished  information with  respect  to its  assets,  liabilities,  income  (except  as  described  below),  credit  history, employment  history and personal  information,  and  furnished an  authorization  to apply for a credit report  which  summarizes  the  mortgagor's  credit  history with local  merchants  and lenders and any record of  bankruptcy.  The  mortgagor  may also have  been  required  to  authorize  verifications  of deposits at financial  institutions where the mortgagor had demand or savings accounts.  In the case of investment  properties and two to four unit dwellings,  income derived from the mortgaged  property may have been considered for underwriting  purposes,  in addition to the income of the mortgagor from other sources.  With respect to mortgaged property  consisting of vacation or second homes, no income derived from the  property  generally  will have been  considered  for  underwriting  purposes.  In the case of certain  borrowers  with  acceptable  payment  histories,  no income  will be required to be stated (or verified) in connection with the loan application.

        Based on the data  provided  in the  application  and certain  verification  (if  required),  a determination  is made by the original  lender that the  mortgagor's  monthly income (if required to be stated) will be  sufficient  to enable the  mortgagor to meet its monthly  obligations  on the mortgage loan and other  expenses  related to the  property  such as property  taxes,  utility  costs,  standard hazard  insurance  and other  fixed  obligations  other than  housing  expenses.  Generally,  scheduled payments  on a  mortgage  loan  during  the first  year of its term plus  taxes and  insurance  and all scheduled  payments  on  obligations  that  extend  beyond  ten months  equal no more than a  specified percentage of the  prospective  mortgagor's  gross income.  The percentage  applied varies on a case by case basis  depending on a number of  underwriting  criteria,  including  the LTV ratio of the mortgage loan.  The originator  may also consider the amount of liquid assets  available to the mortgagor  after origination.

        The   mortgage   loans  have  been   originated   under  "full   documentation,"   "alternative
documentation,"  "reduced  documentation,"  "stated  income/stated  assets"  or  "no  income/no  asset"
programs. The "alternative  documentation,"  "reduced  documentation," "stated income/stated asset" and
"no  income/no  asset"  programs  generally  require  either  alternative  or  less  documentation  and verification than do full  documentation  programs which generally require standard Fannie  Mae/Freddie
Mac  approved  forms for  verification  of  income/employment,  assets and certain  payment  histories.
Generally,  an  "alternative  documentation"  program  requires  information  regarding the mortgagor's income (i.e.,  W 2 forms,  tax returns and/or pay stubs) and assets (i.e.,  bank  statements) as does a
"full documentation" loan, however,  alternative forms of standard  verifications are used.  Generally, under both "full  documentation" and "alternative  documentation"  programs at least one year of income
documentation  is  provided.   Generally,   under  a  "reduced   documentation"   program,   either  no
verification  of a mortgagor's  stated income is undertaken by the originator or no  verification  of a mortgagor's  assets is undertaken by the originator.  Under a "stated  income/stated  assets"  program, no  verification  of  either  a  mortgagor's  income  or a  mortgagor's  assets  is  undertaken  by the originator  although both income and assets are stated on the loan  application  and a  "reasonableness test" is applied.  Generally,  under a "no income/no  asset" program,  the mortgagor is not required to state his or her income or assets and therefore,  no verification of such mortgagor's  income or assets is  undertaken  by the  originator.  The  underwriting  for  mortgage  loans  originated  under the "no income/no  asset"  program may be based  primarily or entirely on the estimated  value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.

        The adequacy of the mortgaged  property as security for repayment of the related  mortgage loan will  generally  have been  determined by an appraisal in  accordance  with pre  established  appraisal procedure  guidelines for appraisals  established  by or acceptable to the  originator.  All appraisals conform  to the  Uniform  Standards  of  Professional  Appraisal  Practice  adopted  by  the  Appraisal
Standards  Board of the  Appraisal  Foundation  and must be on forms  acceptable  to Fannie  Mae and/or
Freddie Mac.  Appraisers may be staff appraisers  employed by the originator or independent  appraisers selected  in  accordance  with  pre  established  appraisal  procedure  guidelines  established  by the originator.  The appraisal procedure  guidelines generally will have required the appraiser or an agent on its behalf to  personally  inspect  the  property  and to verify  whether the  property  was in good condition and that construction,  if new, had been  substantially  completed.  The appraisal  generally will have been based upon a market data  analysis of recent sales of  comparable  properties  and, when deemed  applicable,  an analysis  based on income  generated  from the property or a  replacement  cost analysis  based on the current  cost of  constructing  or  purchasing  a similar  property.  Under some reduced  documentation  programs,  the  originator  may  rely on the  original  appraised  value of the mortgaged property in connection with a refinance by an existing mortgagor.

                                                              S-27

                                            STATIC POOL INFORMATION

        The depositor  will make  available any of the sponsor's  material  static pool  information as required  under the SEC's  rules and  regulations  on a website on the world wide web.  The static pool information  material to this offering of  certificates is located in the applicable  series  hyperlink at  http://www.credit  suisse.armt.static  pool.com.  Access to this web  address is  unrestricted  and
free  of  charge.   The  static  pool   information   includes  (i)  information   about  the  original
characteristics  of each  prior  securitized  pool as of the  cut off  date  for  that  pool  and  (ii)
delinquency,  loss and  prepayment  information  about each prior  securitized  pool.  For  purposes of describing  delinquency  information  about each prior  securitized pool, a mortgage loan is considered to be delinquent  when a payment due on any due date remains  unpaid as of the close of business on the next  following  monthly  due date.  The  determination  as to whether a mortgage  loan falls into this category is made as of the close of business on the last  business day of each month.  For  example,  a mortgage  loan due for  December 1 at the close of business on January 31 would be  described  as 30 to
59 days delinquent in the February trust and static pool reporting.

        The static pool information is not deemed to be a part of the  accompanying  base prospectus or the depositor's  registration  statement to the extent that the static pool information  relates to (a)
any trust fund that was established  before January 1, 2006 and (b)  information  relating to assets of any trust fund  established  on or after July 1, 2006,  which  information  relates to periods prior to
January 1, 2006.

                                      AFFILIATES AND RELATED TRANSACTIONS

        The  sponsor,  the  depositor  and the  underwriter  are  affiliated  entities and wholly owned subsidiaries of Credit Suisse Holdings (USA),  Inc. Each of the cap  counterparty,  if applicable,  and swap  counterparty,  if applicable,  is an affiliate of Credit Suisse Holding (USA),  Inc. In addition, on October 4, 2005,  Credit  Suisse  (USA),  Inc.,  an affiliate  of the  sponsor,  acquired all of the outstanding  stock of SPS's parent from the prior  shareholders.  There is not  currently and there was not during the past two years any material business  relationship,  arrangement or other  understanding between any of the sponsor,  the  depositor,  the  underwriter or SPS that was entered into outside the ordinary  course of  business  of each such party or on terms  other than would be obtained in an arm's length transaction with unaffiliated entities.

                                         THE CAP AND SWAP COUNTERPARTY

        Each of the cap  counterparty  or swap  counterparty  with respect to any cap agreement or swap agreement  will be Credit  Suisse  International  ("CSi").  CSi was  incorporated  in England and Wales under the  Companies  Act 1985 on May 9, 1990 with  registered  no.  2500199 and was  re-registered  as unlimited  under the name "Credit Suisse  Financial  Products" on July 6, 1990.  Its registered  office and  principal  place of business is at One Cabot  Square,  London E14 4QJ.  CSi is an English bank and is regulated as a European Union credit  institution by The Financial  Services Authority ("FSA") under the  Financial  Services  and  Markets  Act  2000.  The FSA has  issued  a scope of  permission  notice authorizing  CSi to carry out  specified  regulated  investment  activities.  Effective as of March 27,
2000,  Credit Suisse  Financial  Products was renamed "Credit Suisse First Boston  International"  and, effective  as of January 16,  2006,  was renamed  "Credit  Suisse  International".  These  changes were renamings only.

        CSi is an unlimited liability company and, as such, its shareholders have a joint,  several and unlimited  obligation to meet any  insufficiency  in the assets of CSi in the event of its liquidation.
CSi's  ordinary  voting  shares are owned,  as to 56%, by Credit  Suisse,  as to 24%, by Credit  Suisse
(International)  Holding AG and, as to 20%, by Credit  Suisse  Group.  CSi  commenced  business on July
16, 1990. Its principal  business is banking,  including the trading of derivative  products  linked to interest rates, equities, foreign exchange, commodities and credit.

        CSi has been assigned a senior  unsecured  debt rating of "AA- (stable  outlook)" by Standard &
Poor's Ratings Services,  a division of The McGraw-Hill  Companies,  Inc., a senior debt rating of "Aa3
(stable  outlook)" by Moody's  Investors  Service Inc. and a long-term rating of "AA- (stable outlook)"
by Fitch Ratings.

        CSi is an affiliate of the depositor, the seller, the underwriter and SPS.

                                                              S-28

                                          SERVICING OF MORTGAGE LOANS

General

        Wells Fargo will act as master servicer of all of the mortgage  loans.  The mortgage loans will initially be serviced by the entities listed in the prospectus supplement.

        The master  servicer will oversee and enforce the  servicing by the  servicers  (other than the designated  servicers) of the mortgage loans serviced by each of them in accordance  with the servicing provisions of the pooling and servicing agreement.

        If applicable,  a  modification  oversight  agent may be appointed  pursuant to the pooling and servicing  agreement.  The  modification  oversight agent will have the authority to review short sales and loan modifications,  and direct servicers (other than the designated  servicers) to make, not make, or modify a proposed  short sale or loan  modification.  However,  in the absence of direction from the modification  oversight  agent,  such  servicers  do not need to obtain  pre-approval  for any proposed short  sale or loan  modification.  The  modification  oversight  agent  shall  not  have  any  duty or obligation to supervise,  monitor or oversee the servicing  activities of any servicer (other than with respect to the approval of short sale or loan modification as described above).

        Each of SPS and Wells Fargo will be directly  responsible  for  servicing  the  mortgage  loans serviced by it under the terms of the pooling and servicing agreement.

        Under the pooling and servicing  agreement,  the servicers  may contract with  subservicers  to perform  some  or  all  of  their  servicing  duties.  Regardless  of the  servicing  arrangement,  the servicers  will  remain  liable  for their  servicing  duties  and  obligations  under  the  applicable
Servicing  Agreement.  Additionally,  any servicer,  other than a designated  servicer,  may enter into special  servicing  agreements  as  more  fully  described  in  "Servicing  of  Mortgage  Loans--Special
Servicing  Agreements"  herein.  None of the servicers or the special  servicer will have any servicing obligations with respect to the mortgage loans not serviced by it.

        Each  servicer  will make  reasonable  efforts to collect or cause to be collected all payments called for under the terms and  provisions  of the  mortgage  loans  serviced  by it and, to the extent those  procedures  are consistent  with the  applicable  Servicing  Agreement,  will follow  collection procedures  as are followed for mortgage  loans  comparable  to the mortgage  loans in the trust in the local areas where each mortgaged property is located.  Under the applicable Servicing  Agreement,  each servicer  will  establish  and  maintain,  or  cause  to be  established  and  maintained,  one or more collection  accounts into which  deposits will be made on a daily basis of payments and  collections on the  mortgage  loans  serviced by it net of the related  servicing  compensation.  Funds  credited to a collection  account  may be  invested  for the  benefit  and at the  risk of the  related  servicer  in permitted  investments,  as described in the  applicable  Servicing  Agreement,  that are  scheduled to mature  on or  prior  to the  servicer  remittance  date  in  accordance  with  the  provisions  of the applicable  Servicing  Agreement.  If permitted by the  applicable  Servicing  Agreement,  a collection account may be a commingled account with other similar accounts maintained by the related servicer.

        Under the pooling and servicing agreement,  the trust administrator will establish and maintain a certificate  account.  Each servicer will  establish and maintain a collections  account  pursuant to the terms of the pooling and servicing agreement or applicable  Servicing  Agreement.  Each month, on a date  specified in the related  Servicing  Agreement,  each servicer will withdraw from its  collection account  all  amounts  representing  collections  on  the  mortgage  loans  that  are  required  to  be distributed to  certificateholders  on the distribution  date in that month and remit such amounts into which  deposits  will be made of the amounts  remitted  to the trust  administrator  by the  servicers.
Funds  credited  to the  certificate  account  may be  invested  for the benefit and at the risk of the trust  administrator  in permitted  investments,  as described in the pooling and servicing  agreement, that are  scheduled to mature on or prior to the day  immediately  preceding  the related  distribution date in accordance with the provisions of the pooling and servicing agreement.

        The pooling and servicing  agreement  prohibits the  resignation  of the master  servicer,  the special servicer,  SPS and Wells Fargo, as servicer,  except upon (a) appointment of a successor master servicer,  special  servicer or servicer (which may be with respect to all or a portion of the mortgage loans  master  serviced  by the  master  servicer  or  serviced  by that  servicer,  respectively),  as applicable,  and  receipt by the  trustee  and the trust  administrator  of a letter  from each  rating agency that the resignation  and  appointment  will not result in a downgrading of the rating of

                                                              S-29

any of the certificates or (b) a  determination that the  master servicer's,  such  servicer's or  such special servicer's  duties  thereunder are no longer  permitted under  applicable law. In addition, the entity specified in the pooling and servicing agreement or its  transferee  may request that (i) SPS or the master servicer, subject to certain conditions  specified in the pooling and  servicing  agreement, resign and appoint a  successor  servicer  or master  servicer,  as  applicable,  provided  such entity delivers to the trustee and trust  administrator  the letter from each rating  agency  described in the previous  sentence and  (ii) the  special  servicer  resign and appoint a successor  special  servicer, provided  such  entity  delivers to the  trustee  and trust  administrator  the letter from each rating agency  described in the previous  sentence.  No resignation  of the master  servicer will be effective until a  successor  master  servicer  has  assumed  such  master  servicing  obligations  in the manner provided  in the  pooling  and  servicing  agreement.  No  resignation  of SPS or Wells  Fargo  (in its capacity as servicer) will be effective until the master  servicer or a successor  servicer has assumed such  servicing  obligations  in the manner  provided in the pooling and  servicing  agreement.  If the master servicer acts as successor  servicer with respect to any mortgage loans,  there will be a period of  transition,  not to exceed 90 days  (except  with  respect to SPS  serviced  loans,  such period of transition  not to exceed 60 days) before  servicing  functions can be fully  transferred to the master servicer as successor servicer;  provided,  however,  that during such period, the master servicer will continue to be responsible  to make advances and  compensating  interest  payments with respect to such mortgage  loans.  In connection  with the  appointment  of a successor  servicer to SPS, Wells Fargo or the master  servicer,  the servicing  provisions of the pooling and servicing  agreement may be amended without the consent of the  certificateholders,  provided that the rating  agencies  confirm the rating of the certificates giving effect to the amendment.

Servicing Compensation and Payment of Expenses

        The  expense  fees for the  mortgage  loans are payable  out of the  interest  payments on each mortgage  loan.  The expense  fees will vary from  mortgage  loan to mortgage  loan.  The expense  fees consist of the  servicing  fee, the excess  servicing  fee, any excess  servicing  fee described in the prospectus  supplement,  and any lender paid mortgage guaranty insurance premiums,  as applicable.  The net  mortgage  rate of a mortgage  loan is equal to its  current  mortgage  rate less the rate at which expense fees accrue on that mortgage loan.

        Each servicer or the master servicer is obligated to pay some ongoing expenses  associated with the mortgage loans serviced or master  serviced,  respectively,  by it and incurred by that servicer or master  servicer,  as  applicable,  in  connection  with its  responsibilities  under the  pooling  and servicing  agreement  (and/or  applicable  servicing  agreement) and those amounts will be paid by such servicer or the master  servicer,  as applicable,  out of its servicing fee or master servicing fee, as applicable.  The amount of the servicing  fee for each  servicer is subject to  adjustment  for prepaid mortgage  loans,  as described in this term sheet  supplement  under  "--Adjustment  to Servicing Fee in
Connection  with Prepaid  Mortgage  Loans." The related  servicer will also be entitled to receive late payment fees,  assumption fees and other similar charges,  all reinvestment income earned on amounts on deposit in its collection  account for the mortgage loans and in some cases,  prepayment  premiums.  In addition,  SPS will be entitled to the interest  portion of a prepayment in full if such  prepayment is received  in the  month  that such  prepayment  is to be  distributed  to  certificateholders  and such interest  represents  interest  accruals for that month.  The trust  administrator  will be entitled to all  reinvestment  income  earned  on  amounts  on  deposit  in  the  certificate  account.  The  trust administrator  is obligated to pay to the master  servicer and the trustee,  the master  servicing  fee and trustee  fee,  respectively,  out of the  reinvestment  income  earned on amounts on deposit in the certificate  account  received by the trust  administrator  under the pooling and servicing  agreement.
See "Pooling and Servicing Agreement--The Trust Administrator" in this term sheet supplement.

Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans

        When a  principal  prepayment  in full is made on a mortgage  loan,  the  mortgagor  is charged interest only for the period from the due date of the immediately  preceding  monthly payment up to the date of that prepayment,  instead of for a full month.  Partial  principal  prepayments may result in a reduction in interest payable for the month during which the partial principal prepayment is made.

        Compensating  Interest  Payments by the Master  Servicer.  The master  servicer is obligated to remit  compensating  interest  payments to the trust  administrator  to the extent that any servicer is required to do so under the pooling and  servicing  agreement or servicing  agreement,  as  applicable, but fails to do so.

                                                              S-30

        Compensating  Interest  Payments by Wells  Fargo.  Wells Fargo,  as  servicer,  is obligated to remit to the trust  administrator  on the  eighteenth  calendar day of each month,  or if such calendar day is not a business day the  following  business  day, with respect to each mortgage loan serviced by it, an amount equal to the lesser of:

            o  any  shortfall  for the  previous  month  in  interest  collections  resulting  from the timing  of principal prepayments  in full on the mortgage loans  serviced by it that are made from the fourteenth day of the calendar month  preceding such  distribution date to the last day of such month and partial principal  prepayments  made during the  calendar month preceding such distribution date, in each case, with  respect  to  mortgage  loans directly serviced by Wells Fargo, and

            o  the servicing fee that Wells Fargo is entitled to receive from the trust on the  related distribution  date,  equal to a certain  percentage  of the aggregate  Stated  Principal
               Balance of the mortgage loans serviced by it.

        Compensating  Interest Payments by SPS. SPS (or the master servicer,  if SPS fails to do so) is obligated to remit to the trust seven  calendar  days before each  distribution  date,  with respect to each mortgage loan serviced by it, an amount equal to the lesser of:

            o  any shortfall for the previous month in interest collections resulting from the timing of principal  prepayments  in full on the mortgage  loans serviced by it that are made from the fifteenth day of the calendar  month  preceding such  distribution  date to the last day of such month and  partial  principal  prepayments  made during the  calendar  month preceding  such  distribution  date,  in each  case,  with  respect  to  mortgage  loans directly serviced by SPS, and

            o  the servicing fee that  SPS is entitled  to  receive  from  the  trust  on  the  related distribution date, equal to a certain  percentage  of  the  aggregate  Stated  Principal
               Balance  of the mortgage loans serviced by it.

Advances from the Servicers and Master Servicer

        Subject  to the  limitations  described  below and only with  respect to those  mortgage  loans serviced by it, each servicer (including the designated  servicers) will be required to advance,  prior to each  distribution  date, from its own funds or amounts received for the mortgage loans that are not required to be distributed on that  distribution  date, an amount equal to the aggregate of payments of principal  of and interest on the  mortgage  loans,  net of the  servicing  fees,  that were due on the previous due date and which were delinquent on the determination date for that distribution date.

        If the amount of advances  received from a servicer  (including the designated  servicers) of a mortgage loan is less than the amount  required to be advanced by such  servicer  under the pooling and servicing  agreement,  the  master  servicer  will be  required  to make  such  advance  prior  to each distribution date, subject to the master servicer's reasonable determination as to recoverability.

        Advances are intended to maintain a regular flow of scheduled  interest and principal  payments on the  certificates  rather than to guarantee or insure  against  losses.  Each servicer or the master servicer,  as  applicable,  is obligated to make  advances for  delinquent  payments of principal of or interest on each  mortgage  loan to the extent that those  advances  are, in its  reasonable  judgment, recoverable  from future payments and  collections or insurance  payments or proceeds of liquidation of the related mortgage loan.  Subject to the foregoing,  advances will be made through the liquidation of the related mortgaged  property.  If the related servicer  determines on any determination date to make an advance,  that advance will be included with the distribution to  certificateholders  on the related distribution  date.  Any  failure by the master  servicer  to make an  advance  as  required  under the pooling and  servicing  agreement  will  constitute an event of default under the pooling and servicing agreement  subject to a specified  grace  period.  If the master  servicer is terminated as a result of the  occurrence  of an event of  default,  the  trustee  will be  obligated  to make that  advance,  in accordance  with  the  terms  of the  pooling  and  servicing  agreement  or the  Designated  Servicing
Agreement,  as  applicable.  For a  discussion  of other  events  of  default  under  the  pooling  and servicing  agreement and the rights of the trustee and trust  administrator in the case of any event of default,  see "The  Agreements--Event  of Default  and Rights in the Case of Events of  Default"  in the
prospectus.

                                                              S-31

        Neither  the master  servicer  nor the  servicers  will be required  to advance  shortfalls  in interest payments on the mortgage loans resulting from the application of the Relief Act.

Optional Purchase of Defaulted Loans; Specially Serviced Loans

        The special  servicer,  may, at its option,  purchase  from the trust any mortgage loan that is delinquent  90 days or more.  That purchase  shall be at a price equal to 100% of the Stated  Principal
Balance of that mortgage loan plus accrued  interest on that mortgage loan at the  applicable  mortgage rate from the date through  which  interest was last paid by the related  mortgagor to the first day of the month in which that amount is to be distributed  and any  unreimbursed  advances of servicers other than the special servicer and transferring costs.

        In addition,  the special servicer may, at its option, elect to act as servicer of any mortgage loan,  other than any mortgage  loan serviced by a designated  servicer,  that is delinquent 90 days or more.  In that event the special  servicer  will be entitled  to receive  the  servicing  fee and other servicing  compensation  for each such  mortgage  loan.  Upon the transfer of the servicing of any such delinquent  mortgage loan, the prior servicer of that mortgage loan will have no servicing  obligations with respect to that mortgage loan.

Special Servicing Agreements

        The pooling and servicing  agreement will permit any servicer to enter into a special servicing agreement  with an  unaffiliated  holder of the most  junior  class of  subordinate  certificates  then outstanding  relating to a group.  Under that  agreement,  that  unaffiliated  holder may instruct each such  servicer  to  commence or delay  foreclosure  proceedings  for  delinquent  mortgage  loans being serviced by it. The  commencement  or delay at that holder's  direction  will be taken by that servicer only after  that  holder  deposits a  specified  amount of cash with that  servicer.  That cash will be available  for  payment  to  related  certificateholders  if  liquidation  proceeds  are less than they otherwise may have been had that servicer acted using its normal servicing procedures.

Solicitation for Refinancing of Mortgage Loans

        The pooling and servicing  agreement will permit the sponsor,  SPS and other  affiliates of the sponsor to implement  programs  designed to  encourage  refinancings  of certain of the mortgage  loans from time to time.  These programs may include,  without  limitation,  modifications of existing loans, general or targeted  solicitations,  the offering of  pre-approved  applications,  reduced  origination fees or  closing  costs,  or  other  financial  incentives.  Targeted  solicitations  may be based on a variety of  factors,  including  the credit of the  borrower or the  location of the related  mortgaged property.  In addition,  the sponsor, SPS or other affiliates of the sponsor may encourage  assumptions of mortgage loans,  including  defaulted mortgage loans, under which creditworthy  borrowers assume the outstanding  indebtedness  of the  mortgage  loans  which may be removed  from the  mortgage  pool.  In connection  with these  programs  the  sponsor,  SPS or other  affiliates  of the sponsor will have the right to waive  prepayment  charges  related to the  applicable  mortgage  loans.  As a result of these programs,  with respect to the mortgage pool  underlying any trust,  the rate of principal  prepayments of the mortgage  loans in the  mortgage  pool may be higher than would  otherwise  be the case,  and in some cases,  the average credit or collateral  quality of the mortgage loans  remaining in the mortgage pool may decline.

                                THE MASTER SERVICER AND THE TRUST ADMINISTRATOR

        Wells Fargo Bank,  National  Association  ("Wells Fargo Bank") will act as master  servicer and trust  administrator  under the  pooling  and  servicing  agreement.  Wells  Fargo  Bank is a  national banking  association and a wholly-owned  subsidiary of Wells Fargo & Company.  A diversified  financial services company, Wells Fargo & Company is a U.S. bank holding company,  providing banking,  insurance, trust,  mortgage  and consumer  finance  services  throughout  the United  States and  internationally.
Wells Fargo Bank  provides  retail and  commercial  banking  services  and  corporate  trust,  custody, securities lending,  securities transfer,  cash management,  investment  management and other financial and  fiduciary  services.  The  depositor,  the  sponsor,  the seller and the  servicers  may  maintain banking  and other  commercial  relationships  with Wells  Fargo Bank and its  affiliates.  Wells Fargo
Bank  maintains  principal  corporate  trust  offices  located at 9062 Old  Annapolis  Road,  Columbia,
Maryland  21045-1951  (among  other  locations)  and its office for  certificate  transfer  services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

                                                              S-32

        Wells Fargo Bank's assessment of compliance with applicable  servicing criteria relating to its provision of master servicing,  trustee,  securities  administration  and paying agent services for the twelve months ended  December 31, 2006,  furnished  pursuant to Item 1122 of Regulation  AB,  discloses that it was  not in  compliance  with  the  1122(d)(3)(i)  servicing  criteria  during  that  reporting period.  The assessment of compliance  indicates that certain  monthly  investor or remittance  reports included errors in the calculation  and/or the reporting of delinquencies  for the related pool assets, which  errors  may or may not have been  material,  and that all such  errors  were the  result of data processing errors and/or the mistaken  interpretation  of data provided by other parties  participating in the servicing  function.  The  assessment  further  states that all necessary  adjustments  to Wells
Fargo Bank's data  processing  systems  and/or  interpretive  clarifications  have been made to correct those errors and to remedy related procedures.

        Wells Fargo  serves or may have  served  within the past two years as loan file  custodian  for various  mortgage  loans owned by the sponsor or an affiliate of the sponsor and  anticipates  that one or more of those  mortgage  loans may be included in the Trust.  The terms of any  custodial  agreement under  which  those  services  are  provided  by Wells  Fargo  are  customary  for the  mortgage-backed securitization  industry and provide for the  delivery,  receipt,  review and  safekeeping  of mortgage loan files.

        Wells Fargo Bank acts as master servicer pursuant to the pooling and servicing  agreement.  The master  servicer is responsible  for the  aggregation of monthly  servicer  reports and remittances and for the oversight of the  performance of the servicers  under the terms of their  respective  Servicing
Agreements.  In particular,  the master servicer  independently  calculates monthly loan balances based
on  servicer  data,   compares  its  results  to  servicer   loan-level   reports  and  reconciles  any
discrepancies  with the servicers.  The master  servicer also reviews the servicing of defaulted  loans for  compliance  with  the  terms  of the  pooling  and  servicing  agreement.  In  addition,  upon the occurrence  of certain  servicer  events of default  under the terms of any  Servicing  Agreement,  the master  servicer  may be  required  to  enforce  certain  remedies  on  behalf  of the Trust and at the direction  of the  trustee  against  such  defaulting  servicer.  Wells  Fargo has been  engaged in the business of master servicing since June 30, 1995.

        Under the terms of the pooling and servicing  agreement,  Wells Fargo Bank also is  responsible
for  securities   administration,   which   includes  pool   performance   calculations,   distribution
calculations  and the  preparation  of monthly  distribution  reports.  As trust  administrator,  Wells
Fargo Bank is  responsible  for the  preparation  and filing of all REMIC tax  returns on behalf of the trust and the  preparation  of monthly  reports on Form  10-D,  current  reports on Form 8-K and annual reports on Form 10-K that are  required to be filed with the  Securities  and  Exchange  Commission  on behalf of the trust.  Wells Fargo Bank has been  engaged in the business of  securities  administration since June 30, 1995.

                                           THE SPONSOR AND THE SELLER

               DLJ Mortgage  Capital,  Inc., a Delaware  corporation  ("DLJMC"),  is referred to in the prospectus  supplement as the  "sponsor," a "seller" and an  "originator."  Its  executive  offices are located at 11 Madison  Avenue,  New York, NY 10010.  The sponsor is an affiliate of the depositor,  the underwriter, the cap counterparty, if applicable, the cap counterparty, if applicable, and SPS.

               The   sponsor,   together   with  its   affiliates,   is  involved  in   mortgage-backed
securitizations  and other  structured  financing  arrangements.  The sponsor  has been  engaged in the securitization  of assets  since its  inception  in 1988.  In  connection  with these  activities,  the sponsor uses special purpose  entities,  such as the depositor,  primarily for (but not limited to) the securitization of residential mortgages and home equity loans.

               In the normal  course of its  securitization  program,  the  sponsor  acquires  mortgage loans from  third  party  originators  and  through  its  affiliates.  The  sponsor  or its  affiliates structure  securitization  transactions  in which the mortgage  loans are sold to the depositor and the depositor  issues the  securities  supported  by the cash flows  generated  by the  mortgage  loans and secured by the mortgage  loans.  The sponsor will make certain  representations  and  warranties to the depositor and the trustee regarding the mortgage loans and if such  representations  and warranties are breached,  the sponsor may have an obligation to repurchase or substitute  such mortgage loans from the depositor  (or  directly  from the  trustee).  To  mitigate  these  risks,  however,  to the extent the mortgage loans being  securitized  have been  originated by third  parties,  the sponsor will generally obtain  appropriate  representations  and warranties  from these third parties upon the  acquisition of such mortgage loans.

                                                              S-33

               The following  table shows the  composition of mortgage  loans  publicly  securitized by the sponsor  through the depositor and Credit Suisse First Boston  Mortgage  Acceptance  Corp.  for the
periods indicated:

                                                              S-34

                              ------------------------------- ------------------------------ ------------------------------ ------------------------------- -----------------------------
                                           2003                           2004                           2005                            2006                          Total
----------------------------- ------------ ------------------ ------------ ----------------- ----------- ------------------ ------------ ------------------ ---------- ------------------
Loan Type                      Count        Sched Balance      Count        Sched Balance     Count       Sched Balance      Count        Sched Balance      Count      Sched Balance
----------------------------- ------------ ------------------ ------------ ----------------- ----------- ------------------ ------------ ------------------ ---------- ------------------
AltA ARM                      12,949       3,613,982,397      31,611       7,798,385,125     25,293      6,831,096,734      6,416        2,280,172,993      76,269     20,523,637,248

AltA Fixed                    17,402       4,093,249,308      7,117        1,902,965,819     24,087      5,030,498,566      34,740       8,478,462,982      83,346     19,505,176,675

HELOC                                                                                        5,460       313,118,315        3,465        249,988,315        8,925      563,106,631

Neg-Am ARM                                                                                   906         270,882,163                                        906        270,882,163

Prime ARM                     15,114       5,625,217,619      16,316       5,252,996,734     14,610      5,015,172,488      3,255        1,848,703,933      49,295     17,742,090,774

Prime Fixed                   12,261       5,699,018,590      4,752        2,444,016,643     8,991       4,822,306,801      6,113        3,440,119,634      32,117     16,405,461,668

Prime Short Duration ARM      1,573        535,070,678        2,487        772,412,569       1,747       664,251,179        64           36,158,350         5,871      2,007,892,776

Seconds                       43,516       1,828,962,573      47,740       2,159,604,999     59,297      2,905,543,192      54,351       2,925,755,953      204,904    9,819,866,716

Subprime                      40,443       5,773,420,790      54,761       8,595,781,396     72,966      10,881,936,213     43,884       7,749,759,566      212,054    33,000,897,964
----------------------------- ------------ ------------------ ------------ ----------------- ----------- ------------------ ------------ ------------------ ---------- ------------------

Grand Total                   143,258      27,168,921,954     164,784      29,325,790,730    213,357     36,734,805,651     152,288      27,009,121,726     673,687    119,839,012,615
----------------------------- ------------ ------------------ ------------ ----------------- ----------- ------------------ ------------ ------------------ ---------- ------------------

                                                                              S-35

                                              THE DEPOSITOR

            Credit Suisse First Boston Mortgage  Securities  Corp., the depositor,  was incorporated in the State of Delaware on December 31, 1985, as a  wholly-owned  subsidiary  of First Boston  Securities
Corporation,  the name of which was  subsequently  changed to Credit  Suisse  First  Boston  Securities
Corporation,  or CSFBSC.  CSFBSC,  the name of which was  subsequently  changed to Credit  Suisse First
Boston  Management LLC and more recently to Credit Suisse  Management LLC, is an indirect  wholly-owned subsidiary of Credit Suisse  Holdings  (USA),  Inc. The  principal  executive  offices of the depositor are located at 11 Madison Avenue, New York, N.Y. 10010.  Its telephone number is (212) 325-2000.

            The depositor was organized,  among other things, for the purposes of establishing  trusts, selling  beneficial  interests  in those  trusts and  acquiring  and selling  mortgage  assets to those trusts.  None of the  depositor,  its  parent  or any of the  depositor's  affiliates  will  ensure  or guarantee  distributions  on the  certificates.  The depositor will acquire the mortgage loans directly or through one or more affiliates.

            After issuance of the  certificates,  the depositor will have no material  obligations with respect to the  certificates  and mortgage  loans,  other than the (i) the right to appoint a successor trustee or trust  administrator upon the resignation or removal of the trustee or trust  administrator, as applicable,  and (ii) the obligation to indemnify the underwriter  against certain liabilities under the Securities Act of 1933, as amended.

                                     DESCRIPTION OF THE CERTIFICATES

General

        The trust will issue certificates pursuant to the pooling and servicing agreement.  The pooling and servicing  agreement will be filed with the Securities and Exchange  Commission in a current report on Form 8 K following the issuance of the  certificates.  The certificates  consist of certain publicly offered classes of certificates,  which are referred to collectively as the offered  certificates,  and one or more classes of  certificates  that are not  publicly  offered.  The various  classes of Class A
Certificates  are referred to collectively as the Class A Certificates.  The Class AR Certificates  and
the Class AR-L  Certificates  are  referred  to  together  as the  Residual  Certificates.  The various classes of Class A  Certificates  and the Residual  Certificates  are referred to  collectively  as the
Senior  Certificates.  In  addition  to the  Senior  Certificates,  each  series of  certificates  will include Class P Certificates various classes of subordinate  certificates  referred to as the Class C-B
Certificates  and the Class M  Certificates.  The Class C-B  Certificates  and the Class M Certificates
are referred to collectively as the  Subordinate  Certificates.  Various classes of Class A and Class M
Certificates may also be referred to collectively as the LIBOR Certificates.

Assets of the Trust

        The  certificates  will evidence the entire  beneficial  ownership  interest in the trust.  The trust will consist of:

            o  the mortgage loans,  together with their mortgage  files,  and together with all collections on them and their proceeds;

            o  any property acquired by foreclosure of the mortgage loans or by deed in lieu of foreclosure;

            o  the trustee's  rights with respect to the mortgage  loans under all insurance  policies required to be maintained pursuant to the pooling and servicing agreement and their proceeds;

            o  the Collection Account,  the Certificate  Account,  the prefunding account, the capitalized interest account and the assets that are deposited in each of them from time to time;

            o  any related Swap Agreement or Cap Agreement; and

            o  all proceeds of any of the foregoing.

        Notwithstanding the foregoing,  however, the trust specifically excludes all payments and other collections of principal and interest due on the mortgage loans on or before the cut-off date.

                                                              S-36

Book-Entry Registration

        Except as otherwise set forth in the prospectus  supplement,  the offered  certificates,  other than the Residual Certificates,  will be book-entry  certificates.  The book-entry certificates will be issued in one or more certificates which equal the aggregate initial  certificate  principal balance or notional  amount of each of those classes of  certificates  and which will be held by a nominee of DTC, and are collectively  referred to as the DTC registered  certificates.  Beneficial interests in the DTC registered  certificates will be held indirectly by investors through the book-entry  facilities of DTC in the United States,  or Clearstream,  Luxembourg or the Euroclear  System,  referred to as Euroclear, in Europe, if they are participants of these systems,  or indirectly  through  organizations  which are participants  in these systems.  Clearstream,  Luxembourg and Euroclear will hold omnibus  positions on behalf of their participants  through customers'  securities accounts in Clearstream,  Luxembourg's and
Euroclear's  names on the books of their respective  depositaries  which in turn will hold positions in customers'  securities  accounts  in the  depositaries'  names  on the  books of DTC.  Citibank,  N.A., referred to as Citibank,  will act as depositary for  Clearstream,  Luxembourg and JPMorgan Chase Bank,
N.A.,  referred to as JPMorgan,  will act as depositary for Euroclear.  Collectively these entities are referred to as the European depositaries.

        The depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly,  Cede &
Co. is expected to be the holder of record of the DTC registered  certificates.  No person  acquiring a
DTC  registered  certificate  will be  entitled  to receive a physical  certificate  representing  that certificate, a definitive certificate, except as described under "--Definitive Certificates" below.

        Unless  and  until  definitive  certificates  are  issued,  it is  anticipated  that  the  only
"certificateholder"  of the  DTC  registered  certificates  will  be  Cede & Co.,  as  nominee  of DTC.
Beneficial owners of the DTC registered  certificates will not be  certificateholders,  as that term is used in the pooling and  servicing  agreement.  Beneficial  owners are only  permitted  to exercise the rights of  certificateholders  indirectly  through  participants and DTC. Monthly and annual reports on the trust  provided to Cede & Co., as nominee of DTC,  may be made  available to  beneficial  owners on request,  in accordance with the rules,  regulations and procedures  creating and affecting DTC, and to the participants to whose DTC accounts the DTC registered  certificates of those beneficial  owners are credited.

        For a  description  of the  procedures  applicable  to the  DTC  registered  certificates,  see
"Description of the Securities--Book-entry Registration" in the prospectus.

Definitive Certificates

        Except as set forth in the prospectus  supplement,  definitive  certificates  will be issued to beneficial owners of DTC registered certificates, or their nominees, rather than to DTC, only if:

        o   DTC or the depositor  advises the trust  administrator in writing that the depository is no longer  willing,  qualified  or  able  to  discharge  properly  its  responsibilities  as  nominee  and depository for the DTC registered  certificates and the depositor or the trust  administrator is unable to locate a qualified successor;

        o   the  depositor,  with the consent of the  applicable  participants,  in writing,  elects to terminate the book entry system through DTC; or

        o   after  the  occurrence  of an event  of  default,  beneficial  owners  of any  class of DTC registered  certificates  representing not less than 51% of the related aggregate certificate principal balance or notional amount advise the trust  administrator  and DTC through the participants in writing that the continuation of a book entry system through DTC, or a successor  thereto,  is no longer in the best interests of the beneficial owners and the applicable participants consent to the termination.

        In the case of any of the events described in the immediately  preceding  paragraph,  the trust administrator  will be required to notify all  beneficial  owners of the  occurrence  of that event and the  availability  of  definitive  certificates.  At the  time  of  surrender  by  DTC  of  the  global certificate or  certificates  representing  the DTC registered  certificates  and  instructions  for re registration,  the trust  administrator will issue the definitive  certificates.  After that,

                                                              S-37

the trust administrator will recognize the holders of those definitive  certificates as certificateholders under the pooling and servicing agreement.

        According to DTC, the information  above for DTC has been provided for  informational  purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Distributions

        Distributions  on the certificates  will be made by the trust  administrator on the 25th day of each  month,  or if such day is not a  business  day,  on the first  business  day  thereafter,  to the persons in whose names those  certificates  are registered on the close of business on the business day preceding  that  distribution  date with  respect  to the  LIBOR  Certificates  and any other  class of certificates  described in the prospectus  supplement so long as the certificates  remain in book-entry form,  or otherwise  on the last  business day of the month  preceding  the month of that  distribution date and,  with respect to all other  classes of  certificates,  on the last  business day of the month preceding the month of that distribution date (each such date, a "Record Date").

        Distributions  on each  distribution  date will be made by check  mailed to the  address of the person entitled to those  distributions as it appears on the applicable  certificate  register.  In the case of a  certificateholder  who holds 100% of a class of certificates or who holds  certificates with an aggregate  principal  balance of $1,000,000 or more and who has so notified the trust  administrator in writing in accordance with the pooling and servicing  agreement,  distributions on each distribution date  will  be  made  by  wire  transfer  in  immediately  available  funds  to  the  account  of  that certificateholder  at  a  bank  or  other  depositary  institution  having  appropriate  wire  transfer
facilities.   The  final  distribution  in  retirement  of  the  certificates  will  be  made  only  on presentment  and  surrender  of  those  certificates  at  the  corporate  trust  office  of  the  trust administrator.

Determination of One-Month LIBOR

        With  respect to the  initial  distribution  date,  One-Month  LIBOR  will equal the  interbank offered rate for one-month  United  States  dollar  deposits in the London market as quoted on Telerate
Page 3750 as of 11:00 A.M.,  London time, on the business day prior to the closing  date.  With respect to each  distribution  date other than the initial  distribution  date,  One-Month LIBOR will equal the interbank  offered rate for one-month  United States dollar  deposits in the London market as quoted on
Telerate  Page 3750 as of 11:00 A.M.,  London time, on the second LIBOR business day prior to the first day of the related Accrual  Period.  Telerate  Page 3750  means the display  designated as page 3750 on the Bridge  Telerate,  or any other page as may replace  page 3750  on that  service for the purpose of displaying  London  interbank  offered  rates of major banks.  If the rate does not appear on the page, or any other page as may replace  that page on that  service,  or if the service is no longer  offered, or any other  service for  displaying  One-Month  LIBOR or  comparable  rates as may be selected by the trust administrator  after consultation with DLJ Mortgage Capital,  the rate will be the reference bank rate.  The reference  bank rate will be determined on the basis of the rates at which  deposits in U.S.
Dollars  are  offered by the  reference  banks,  which  shall be three  major banks that are engaged in transactions in the London interbank market,  selected by the trust  administrator  after  consultation with DLJ Mortgage  Capital,  as of 11:00 A.M.,  London time, on the day that is two LIBOR business days prior to the immediately  preceding  distribution  date to prime banks in the London  interbank  market for a period of one month in amounts  approximately equal to the aggregate  Class Principal  Balance of the LIBOR  Certificates.  The trust  administrator  will request the principal London office of each of the reference  banks to provide a quotation of its rate. If at least two quotations  are provided,  the rate will be the arithmetic  mean of the  quotations.  If on the related date fewer than two quotations are  provided as  requested,  the rate will be the  arithmetic  mean of the rates quoted by one or more major  banks  in New York  City,  selected  by the  trust  administrator  after  consultation  with DLJ
Mortgage  Capital,  as of 11:00  A.M.,  New York City time,  on such date for loans in U.S.  Dollars to leading  European  banks for a period  of one month in  amounts  approximately  equal to the  aggregate
Class Principal  Balance of the LIBOR Certificates.  If no quotations can be obtained, the rate will be
One-Month  LIBOR  for the prior  distribution  date.  LIBOR  business  day  means any day other  than a
Saturday  or a Sunday or a day on which  banking  institutions  in the State of New York or in the city of London, England are required or authorized by law to be closed.

Prefunding Account

        On the closing  date,  the  depositor may deposit  funds,  such funds  referred to in this term sheet supplement as the "prefunding  account  deposit," into a segregated  account  maintained with the trust  administrator,  referred  to in

                                                              S-38

this  term  sheet  supplement  as  the  prefunding  account.  The  prefunding  account  deposit will be
available  for  the  purchase of  subsequent  mortgage  loans for  the floating rate  loan group.   The
prefunding  account  deposit  may be  increased  by  an amount  equal to the aggregate of the principal balances of any proposed  initial mortgage loans removed from the floating rate loan group prior to the closing  date.  During the  prefunding  period,  the amount on deposit in the  prefunding  account will be allocated for purchase of subsequent  mortgage  loans for  the  floating  rate loan  group from  the depositor in  accordance  with  the  applicable  provisions  of the  pooling and  servicing  agreement.
Subsequent  mortgage  loans  purchased by  the  trust and  added to  the trust on  any date  during the prefunding period  (a "subsequent  transfer date"), must satisfy the criteria set forth in the  pooling and  servicing  agreement.  On  the  distribution  date  specified  in the  prospectus  supplement, any
remaining  amounts  in  the  prefunding  account  will  be   applied  to  reduce  the  Class  Principal
Balance  of  certain  classes of  the  related  offered  certificates  that are entitled to payments of principal.  Although it is  intended  that the  principal  amount of  subsequent mortgage loans sold to the trust  will  require  application  of  substantially  all of the  prefunding account deposit and it is not anticipated  that there will be any material  principal  prepayments from  amounts  remaining on deposit in the  prefunding  account,  no assurance can be given that such a distribution will not occur on the  distribution  date specified in the prospectus  supplement.  In any event, it is unlikely  that the depositor will be able to  deliver  subsequent mortgage  loans  with  aggregate principal  balances
that  exactly   equal  the  amount  of  any  prefunding  account  deposit.  Amounts on deposit  in  the prefunding  account will be invested in permitted  investments as defined in  the pooling and servicing
agreement.  Such  permitted  investments  are  required  to  mature   no later  than  the business  day
prior to a  subsequent  transfer  date and, in any case,  no later than the distribution date specified in the  prospectus  supplement.  All  interest  and any other investment earnings on amounts on deposit in the  prefunding  account will be  distributed  to the depositor no later than the distribution  date specified  in  the  prospectus  supplement.  The  prefunding account  will  not be included as an asset of any REMIC created pursuant to the pooling and servicing agreement.

Capitalized Interest Account

        On the closing  date and if required  pursuant to the  pooling  and  servicing  agreement,  the depositor  will  deposit  cash into a  capitalized  interest  account.  The  amounts  on deposit in the capitalized  interest  account will be specifically  allocated to cover  shortfalls in interest on each class of offered  certificates  related to the floating  rate loan group  specified  in the  prospectus supplement  that may arise as a result  of the  utilization  of the  prefunding  account  for such loan group for the purchase by the trust of subsequent  mortgage  loans after the closing date.  Any amounts remaining in the capitalized  interest  account  (including  investment  earnings) on any  distribution date and not  needed  for such  purpose  will be paid to the  depositor  and  will  not  thereafter  be available  for  payment to the  certificateholders.  Amounts on  deposit  in the  capitalized  interest account will be invested in  permitted  investments.  All such  permitted  investments  are required to mature no later than the next  distribution  date as specified in the pooling and servicing  agreement.
The  capitalized  interest  account will not be included as an asset of any REMIC  created  pursuant to the pooling and servicing agreement.

The Senior-Subordinate Loan Groups

   As set forth in the term sheet to this term sheet supplement, subordinate certificates related to a pass-though group may relate to one or more loan groups with senior certificates.  Each grouping of loan groups with senior certificates cross-collateralized by the same subordinate certificates are called  "Senior-Subordinate Loan Groups." Each series may have  Senior-Subordinate Loan Groups which will not be cross-collateralized with other Senior-Subordinate Loan Groups of the same series.

Glossary of Terms--The Senior-Subordinate Loan Groups

        The following  terms are given the meanings  shown below to help describe the cash flows on the
Senior-Subordinate Loan Groups:

        Accrual Period--For any distribution date and any class in a Senior-Subordinate  Loan Group, the calendar month immediately preceding that distribution date.

        Aggregate  Collateral  Balance--As of any date of determination,  will be equal to the aggregate of the  Aggregate  Loan  Group  Balances  for the  Senior-Subordinate  Loan  Groups  as of such date of determination.

                                                              S-39

        Aggregate  Loan  Group Balance--For  the   Senior-Subordinate   Loan  Groups  and  any  date  of
determination,  the aggregate Stated Principal  Balance of the mortgage loans in the related loan group as of such date of determination.

        Available Funds--For any distribution date and each of the  Senior-Subordinate  Loan Groups, the sum of:

        (a)    all  scheduled  installments  of interest and  principal due on the related due date and received  prior  to the  related  determination  date  on the  related  mortgage  loans, together with any advances for the related mortgage loans;

        (b)    (i) all  Insurance  Proceeds (to the extent not applied to  restoration of the mortgaged property or released to the  mortgagor  in  accordance  with the  applicable  servicer's standard  servicing  procedures) and Liquidation  Proceeds  received during the calendar month preceding the month of that  distribution  date on the related  mortgage loans, in each case net of  unreimbursed  expenses  incurred in connection  with a liquidation  or foreclosure and  unreimbursed  advances,  if any, and (ii) all  Recoveries,  if any, for such distribution date;

        (c)    all partial and full principal  prepayments  received  during the applicable  Prepayment
               Period on the related  mortgage  loans,  exclusive of  prepayment  premiums and interest accruals  received with any  prepayments in full if such  prepayment in full is received in the month that such  prepayment is to be distributed to  certificateholders  and such interest represents interest accruals for that month;

        (d)    amounts  received  for  that  distribution  date in  respect  of the  substitution  of a related  mortgage  loan,  the  purchase  of  a  related  deleted  mortgage  loan,  or  a repurchase  of a related  mortgage  loan by the  seller  or a  purchase  by the  special servicer as of that distribution date;

        (e)    any amounts  payable as  Compensating  Interest by the master servicer or the applicable servicer on that distribution date on the related mortgage loans; and

        (f)    minus,  in  the  case  of  clauses  (a) through  (e)  above,  (i) certain  expense  fees
               (including the excess  servicing fee,  accrued and unpaid  servicing fees,  unreimbursed advances and amounts to which the trustee,  trust administrator,  master servicer or the applicable  servicer is entitled  under the pooling  and  servicing  agreement,  in each case  allocable  to  such  loan  group)  and  (ii) any  lender  paid  mortgage  guaranty insurance premiums, if applicable, in the related group.

        With  respect to any  distribution  date,  the due date for  substantially  all of the mortgage loans is the first day of the month in which that distribution  date occurs and the determination  date is (i) with  respect to each servicer  other than Wells Fargo,  the 10th day of the month in which that distribution  date occurs or, if that day is not a business day, the  immediately  succeeding  business day and  (ii) with  respect  to Wells  Fargo,  the  business  day  immediately  preceding  the  related remittance date.

        Class C-B   Component   Balance--With   respect   to  any   date   of   determination   and  the
Senior-Subordinate  Loan Groups,  the excess,  if any, of (i) the  Aggregate Loan Group Balance of such loan group as of such date, over (ii) the  then-outstanding  aggregate  Class Principal  Balance of the related senior certificates as of such date.

        Class C-B  Percentage--For any distribution date, the aggregate  Class Principal  Balance of the
Class C-B  Certificates   immediately  prior  to  that  distribution  date  divided  by  the  Aggregate
Collateral Balance for that distribution date.

        Class Principal  Balance--For  any class in a  Senior-Subordinate  Loan  Group as of any date of determination,  an amount equal to the initial class  principal  balance of that class,  reduced by the aggregate of the following amounts allocable to that class:

                   o  All  amounts  previously  distributed  to  holders of  certificates  of that  class as  payments  of principal;

                   o  The amount of Realized Losses allocated to that class; and

                                                              S-40

                   o  In  the  case  of  the  Class C-B  Certificates,  any amount allocated to a class of  Class C-B Certificates in  reduction of its Class Principal  Balance  if  the aggregate Class Principal Balance of the Senior-Subordinate Loan Groups exceeds the
                      Aggregate   Collateral   Balance  on  such  date,   as   described   below  under
                      "--Allocation of Losses; Subordination of Class C-B Certificates;"

provided,  however,  that the  Class Principal  Balance of each class of certificates to which Realized
Losses have been allocated  (including  any such class of  certificates  for which the  Class Principal
Balance has been reduced to zero) will be increased,  up to the amount of related  Recoveries  for such distribution date, in order of seniority,  up to the amount of Realized Losses previously  allocated to reduce the Class Principal Balance of each such class of certificates.

        Compensating  Interest--With  respect  to any  distribution  date,  an  amount to be paid by the related servicer as described above under "Servicing of Mortgage  Loans--Adjustment  to Servicing Fee in
Connection with Prepaid Mortgage Loans" in this term sheet supplement.

        Credit   Support   Depletion   Date--The  first   distribution   date  on  which  the  aggregate
Class Principal Balance of the Class C-B Certificates has been or will be reduced to zero.

        Cut-off Date Principal  Balance--The aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.

        Debt Service  Reduction--With respect to any mortgage loan, a reduction in its scheduled monthly payment by a court of competent  jurisdiction in a proceeding under the United States  Bankruptcy Code, except a reduction  constituting  a Deficient  Valuation or any  reduction  that results in a permanent forgiveness of principal.

        Deficient  Valuation--With  respect to any  mortgage  loan,  a valuation by a court of competent jurisdiction  in a proceeding  under the United States  Bankruptcy Code in an amount less than the then outstanding  indebtedness  under the  mortgage  loan,  or that  results in a permanent  forgiveness  of principal.

        Expense Fee Rate--As to each  mortgage  loan,  the sum of the related  servicing  fee rate,  the trust  administrator fee rate, if applicable,  the special  servicing fee rate, if applicable,  and the rate at which the  premium on a lender  paid  mortgage  guaranty  insurance  policy is  calculated,  if applicable.

        Senior Principal Distribution Amount--For any distribution date the sum of:

                   o  the  related  Senior  Percentage  of the  Principal  Payment  Amount for the  mortgage loans in the related mortgage group;

                   o  the related Senior Prepayment  Percentage of the Principal  Prepayment Amount for the
                      mortgage loans in the related mortgage group; and

                   o  the Senior Liquidation Amount for the mortgage loans in the related mortgage group.

        Insurance  Proceeds--Amounts  paid pursuant to any insurance policy,  with respect to a mortgage loan that have not been used to restore the  related  mortgaged  property or released to the  mortgagor in  accordance  with the  terms of the  pooling  and  servicing  agreement,  subject  to the  terms and conditions of the related mortgage note and mortgage.

        Liquidated  Mortgage Loan--A mortgage loan for which the related servicer has determined that it has received all amounts  that it expects to recover from or on account of the mortgage  loan,  whether from Insurance Proceeds, Liquidation Proceeds or otherwise.

        Liquidation  Principal--The  principal  portion of Liquidation  Proceeds  received on a mortgage loan that became a  Liquidated  Mortgage  Loan,  but not in excess of the Stated  Principal  Balance of that mortgage loan, during the calendar month preceding the month of the distribution date.

                                                              S-41

        Liquidation  Proceeds--Amounts,  including Insurance  Proceeds,  received in connection with the liquidation  of a defaulted  mortgage  loan,  whether  through  trustee's  sale,  foreclosure  sale, or otherwise or amounts  received in connection  with any  condemnation  or partial release of a mortgaged property, other than Recoveries.

        Net Interest Shortfall--For any distribution date and loan group, the sum of:

                   o  the amount of interest  which would  otherwise  have been  received for a mortgage loan in that loan group  during  the prior  calendar  month  that was the  subject of a  Relief Act Reduction,  after  the exhaustion  of the  respective amounts  of coverage  provided by the Class C-B Certificates for those types of losses; and

                   o  any related Net Prepayment Interest Shortfalls.

        Net Prepayment  Interest  Shortfall--For  any  distribution  date and loan group,  the amount by which  the  aggregate  of  Prepayment  Interest  Shortfalls  for such loan  group  during  the  related
Prepayment Period exceeds the available Compensating Interest for that period.

        Prepayment  Interest  Shortfall--The  amount by which  interest paid by a borrower in connection with a  prepayment  of  principal  on a  mortgage  loan,  net of the  amount  required  to be paid as a servicing  fee, is less than one  month's  interest at the  related  mortgage  rate,  net of the amount required to be paid as a servicing fee, on the Stated  Principal  Balance or the amount prepaid of that mortgage  loan,  as  applicable.  No Prepayment  Interest  Shortfall  will be calculated  for Principal
Prepayments  in full  received on a mortgage  loan  serviced  by Wells  Fargo or SPS if such  Principal
Prepayment in full is distributed to certificateholders in the month of receipt.

        Prepayment  Period-- For any  distribution  date and  principal  payment in full  received on a mortgage loan, and with respect to each servicer as applicable,  (1) the calendar month  preceding that distribution  date, (2) the period from the  fourteenth  day of the calendar month  preceding the month in which that  distribution  date falls (or in the case of the first  distribution  date,  from the Cut off Date)  through the  thirteenth  day of the month in which that  distribution  date  falls,  (3) the period from the fifteenth  day of the calendar  month  preceding  the month in which that  distribution date  falls  (or in the case of the  first  distribution  date,  from  the Cut off  Date)  through  the fourteenth  day of the  month in which  that  distribution  date  falls or (4)  such  other  period  as described in the related  servicing  agreement.  For any  distribution  date and all mortgage loans and any principal prepayment in part, the calendar month preceding that distribution date.

        Principal  Payment  Amount--For any distribution  date and each of the  Senior-Subordinate  Loan
Groups the sum of:

                   o  scheduled  principal  payments on the mortgage  loans in that loan group  due  on the due date related to that distribution date;

                   o  the  principal  portion of  repurchase  proceeds  received  with  respect to  any mortgage loan in that loan group that was  repurchased  as  permitted or required by the pooling and servicing  agreement  during the applicable  period  preceding that  distribution date; and

                   o  any other  unscheduled  payments of principal  that were received on the mortgage loans in that loan group during the preceding calendar month, other than Principal
                      Prepayments or Liquidation Principal.

        Principal  Prepayment  Amount--For any  distribution  date and a loan group,  the sum of (i) all
Principal  Prepayments  in  full  and in part in  that  loan  group  which  were  received  during  the applicable  Prepayment Period preceding that distribution date and (ii) all  Recoveries related to that loan group received during the calendar month preceding the month of that distribution date.

        Principal  Prepayments--Any  mortgagor payment or other recovery of principal on a mortgage loan that is  received  in  advance  of its  scheduled  due date and is not  accompanied  by an amount as to interest  representing  scheduled  interest due on any date or dates in any month or months  subsequent to the month of prepayment.

                                                              S-42

        Realized  Loss--The  amount  determined  by the related  servicer and  evidenced by an officers'
certificate  delivered to the trustee and trust  administrator,  in  connection  with any mortgage loan equal to:

                   o  for  any  Liquidated   Mortgage  Loan,   the excess  of its Stated  Principal  Balance
                      plus interest at a rate   equal to the  applicable  net mortgage  rate  from  the  due date as to which interest was last paid up to the first due date after the liquidation over  any proceeds  received  in connection with  the liquidation,  after  application of all  withdrawals permitted to be  made by that servicer from the collection account for the mortgage loan;

                   o  for any  modified mortgage loan, the amount, if any, by which the principal balance of such Mortgage Loan has been reduced as a result of such modification;

                   o  for any  mortgage  loan that has become  the  subject of a  Deficient  Valuation,  the
                      excess of the Stated  Principal  Balance  of  the   mortgage  loan over the  principal
                      amount  as  reduced   in   connection   with  the   proceedings    resulting   in  the
                      Deficient Valuation; or

                   o  for any mortgage  loan  that has  become  the subject  of a Debt Service  Reduction, the present  value of  all monthly  Debt Service  Reductions  on the mortgage  loan, assuming that the mortgagor  pays each  scheduled  monthly payment on the applicable due date  and that  no principal  prepayments  are  received  on the  mortgage loan, discounted monthly at the applicable mortgage rate.

        Recovery--With  respect  to any  Liquidated  Mortgage  Loan and  distribution  date,  an  amount received  in  respect of such  Liquidated  Mortgage  Loan  during the prior  calendar  month  which has previously  been  allocated  as a  Realized  Loss  to a  class  or  classes  of  certificates,  net  of reimbursable expenses.

        Relief  Act--The  Servicemembers  Civil Relief Act, as amended,  and any similar  state or local statute.

        Relief Act Reduction--A  reduction in the amount of the scheduled interest payment on a mortgage loan pursuant to the Relief Act.

        Senior Liquidation Amount--For any distribution date and for any of the Senior-Subordinate  Loan
Groups,  for each  mortgage  loan that became a  Liquidated  Mortgage  Loan during the  calendar  month preceding the month of that  distribution  date, the lesser of (i) the related Senior Percentage of the
Stated  Principal  Balance of that mortgage loan and (ii) the related Senior  Prepayment  Percentage of the Liquidation Principal with respect to that mortgage loan.

        Senior  Percentage--For  any distribution  date and loan group,  the percentage  equivalent of a fraction,  the  numerator of which is the  aggregate  Class Principal  Balance of the classes of senior certificates  related to such group  immediately prior to that distribution date and the denominator of which is the  Aggregate  Loan  Group  Balance  for such loan  group as of the first day of the  related
Collection  Period,  subject to adjustment  for  prepayments  in full received and  distributed  in the month prior to that distribution date.

        Senior  Prepayment  Percentage--With  respect to the mortgage  loans in each  Senior-Subordinate
Loan  Group  and any  distribution  date  occurring  during  the  seven  years  beginning  on the first distribution  date,  100%.  Thereafter,  the Senior  Prepayment  Percentage  will,  except as described
below,   be  subject  to  gradual   reduction   as   described  in  the   following   paragraph.   This
disproportionate  allocation of  unscheduled  payments in respect of principal  will have the effect of accelerating  the  amortization of the senior  certificates  while, in the absence of Realized  Losses, increasing  the  interest  in the  aggregate  Stated  Principal  Balance  evidenced  by  the  Class C-B
Certificates.  Increasing the  respective  interest of the Class C-B  Certificates  relative to that of the  Senior-Subordinate  Certificates  is intended to preserve the  availability  of the  subordination provided by the Class C-B Certificates.

        The Senior  Prepayment  Percentage  for each group and any  distribution  date  occurring on or after the seventh anniversary of the first distribution date will be as follows:

                                                              S-43

               o   for  any  distribution  date  in the  first  year  thereafter,  the  related  Senior
        Percentage plus 70% of the related Subordinate Percentage for that distribution date;

               o   for  any  distribution  date in the  second  year  thereafter,  the  related  Senior
        Percentage plus 60% of the related Subordinate Percentage for that distribution date;

               o   for  any  distribution  date  in the  third  year  thereafter,  the  related  Senior
        Percentage plus 40% of the related Subordinate Percentage for that distribution date;

               o   for  any  distribution  date in the  fourth  year  thereafter,  the  related  Senior
        Percentage plus 20% of the related Subordinate Percentage for that distribution date; and

               o   for any  distribution  date after the fourth year  thereafter,  the  related  Senior
        Percentage for that distribution date.

        There  are  important  exceptions  to the  calculations  of the  Senior  Prepayment  Percentage described  in the above  paragraph.  On any  distribution  date,  (i) if the Senior  Percentage  of any
Senior Subordinate Loan Group exceeds its initial Senior Percentage,  the Senior Prepayment  Percentage
for each group for that distribution  date will equal 100%,  (ii) if on or before the distribution date three years from the closing  date,  the Class C-B  Percentage  for such  distribution  date is greater than or equal to twice the  Class C-B  Percentage as of the closing  date,  then the Senior  Prepayment
Percentage for each group for such  distribution  date will equal the related Senior  Percentage,  plus
50% of the  related  Subordinate  Percentage  for  that  distribution  date,  and  (iii) if  after  the distribution  date three years from the closing date, the Class C-B  Percentage  for such  distribution date is greater  than or equal to twice the  Class C-B  Percentage  as of the  closing  date,  then the
Senior  Prepayment  Percentage for each group for such  distribution date will equal the related Senior
Percentage.

        Notwithstanding  the  foregoing,  the Senior  Prepayment  Percentage for the related group will equal  100%  for any  distribution  date as to  which  (i) the  outstanding  principal  balance  of the mortgage  loans in the  related  group,  delinquent  60 days or more  (including  all REO and  loans in foreclosure)  averaged over the preceding  six month period,  as a percentage of the related  Class C-B
Component  Balance  as of that  distribution  date is equal to or greater  than 50% or (ii)  cumulative
Realized Losses for the mortgage loans in the related group exceed:

               o   for any distribution date prior to the third  anniversary of the first  distribution date, 20% of the related original Class C-B Component Balance;

               o   for any  distribution  date on or  after  the  third  anniversary  but  prior to the eighth  anniversary  of the first  distribution  date,  30% of the related  original  Class C-B
        Component Balance;

               o   for any  distribution  date on or after  the  eighth  anniversary  but  prior to the ninth  anniversary  of the first  distribution  date,  35% of the  related  original  Class C-B
        Component Balance;

               o   for any distribution  date on or after the ninth  anniversary but prior to the tenth anniversary of the first  distribution  date, 40% of the related original  Class C-B  Component
        Balance;

               o   for any  distribution  date on or  after  the  tenth  anniversary  but  prior to the eleventh  anniversary of the first  distribution  date, 45% of the related  original  Class C-B
        Component Balance; and

               o   for  any  distribution  date on or  after  the  eleventh  anniversary  of the  first distribution date, 50% of the related original Class C-B Component Balance.

        If the Senior Prepayment  Percentage for one group equals 100% due to the limitations set forth above, then the Senior Prepayment Percentage for the other groups will equal 100%.

        If on any distribution  date the allocation to the class of senior  certificates  then entitled to distributions of principal  payments in full and partial principal  prepayments and other amounts in the  percentage  required  above would reduce the  outstanding  Class  Principal  Balance of that class below zero, the  distribution  to that class of

                                                              S-44

certificates  of the Senior  Prepayment  Percentage of those  amounts for that  distribution  date will be limited to the  percentage  necessary to reduce the related Class Principal Balance to zero.

        Stated Principal  Balance--As to any mortgage loan and any date of determination,  the principal balance of that mortgage  loan as of the cut-off date,  after  application  of all scheduled  principal payments due on or before the cut-off date,  whether or not received,  reduced by all amounts allocable to principal  that have been  distributed to  certificateholders  with respect to that mortgage loan on or before that date of  determination,  and as further  reduced to the extent that any Realized Loss on that mortgage  loan has been  allocated to one or more classes of  certificates  on or before that date of determination.

        Subordinate  Liquidation  Amount--For any distribution  date and loan group, the excess, if any, of the  aggregate  Liquidation  Principal  for all  mortgage  loans  related to that group that  became
Liquidated  Mortgage Loans during the calendar  month  preceding the month of that  distribution  date, over the related Senior Liquidation Amount for that distribution date.

        Subordinate  Percentage--For any distribution date and the  Senior-Subordinate  Loan Groups, the excess of 100% over the related Senior Percentage for that date.

        Subordinate  Prepayment  Percentage--For any distribution date and the  Senior-Subordinate  Loan
Groups,  the excess of 100% over the related Senior Prepayment  Percentage for that distribution  date;
provided,  however,  that if the aggregate  Class Principal  Balance of the related senior certificates has been reduced to zero,  then the  Subordinate  Prepayment  Percentage for that loan group will equal
100%.

        Subordinate Principal Distribution  Amount--For any distribution date and the Senior-Subordinate
Loan Groups, the sum of the following amounts calculated for each group:

               o  the related Subordinate Percentage of the related Principal Payment Amount;

               o  the related Subordinate Prepayment Percentage of the related Principal Prepayment
                  Amount; and

               o  the related Subordinate Liquidation Amount;

               less

               o  the amount of certain cross-collateralization payments as described under
                  "--Cross-Collateralization--The Senior-Subordinate Loan Groups."

        Subordination  Level--On  any  distribution  date for any class of Class C-B  Certificates,  the percentage  obtained by dividing  the sum of the  Class Principal  Balances of all classes of Class C-B
Certificates  which are subordinate in right of payment to that class by the  Class Principal  Balances of all  classes  in the  Senior-Subordinate  Loan  Groups,  in  each  case  immediately  prior  to that distribution date.

Priority of Distributions--The Senior-Subordinate Loan Groups

        Distributions  will  generally  be made to the extent of the  related  Available  Funds for the
Senior-Subordinate Loan Groups in the order and priority as follows:

               o  first,  to the senior  certificates  of the related group,  accrued and unpaid interest as described in "--Distributions of Interest--The Senior-Subordinate Loan Groups" herein;
                  and

               o  second, to the senior certificates of the related group, principal as described in
                  "--Distributions of Principal--The Senior-Subordinate Loan Groups."

        After  giving  effect  to the  distributions  set  forth in the  previous  paragraph,  all such remaining  Available  Funds will be  aggregated  and the  following  distributions  will be made in the priority  set forth  below,  subject  to any

                                                              S-45

payments  required   to be  made  to the  Senior-Subordinate  Certificates  as  described  herein  under
"--Cross Collateralization--the Senior-Subordinate Loan Groups."

                   o  first,  to each  class  of Class C-B  Certificates,  interest and then  principal, if applicable,  in increasing  order of  alphanumerical  class  designation,  with both interest and principal  being  paid to one  class  before  any  payments  are made to the next class; and

                   o  second,  to the Class AR-L or Class AR Certificates, as appropriate, the remainder
                      (which is expected to be zero) of all Available Funds.

        Distributions of interest and principal to the  Senior-Subordinate  Certificates  will be based on payments  received or advanced for the mortgage  loans in the related group except under the limited
circumstances   described   under   "--Cross-Collateralization--The   Senior-Subordinate   Loan  Groups."
Distributions  of  interest  and  principal  to the  Class C-B  Certificates  will be based on payments received or advanced for the Senior-Subordinate Loan Group mortgage loans.

Distributions of Interest--The Senior-Subordinate Loan Groups

        The pass-through rates for the Senior-Subordinate  Certificates are described in the term sheet to which this term sheet relates.

        The pass-through rate on the Class C-B  Certificates will equal, on any distribution  date, the quotient  expressed as a  percentage,  of (a) the sum obtained by adding each of the products  obtained by multiplying  the weighted  average  pass-through  rates for each  Senior-Subordinate  Loan Group for that  distribution  date and the  Class C-B  Component  Balance for each such Senior  Subordinate  Loan
Group  immediately  prior to such  distribution  date,  divided by (b) the  aggregate of the  Class C-B
Component Balances for a Senior-Subordinate Loan Group immediately prior to such distribution date.

        With respect to each class in the  Senior-Subordinate  Loan Groups and each distribution  date, an amount of interest  will  accrue on each such class of  certificates,  generally  equal to 1/12th of the  applicable  pass-through  rate for that class  multiplied by the related  Class Principal  Balance immediately  prior to that  distribution  date.  Interest to be distributed on the  certificates on any distribution  date will consist of accrued and unpaid  interest as of the previous  distribution  dates and interest  accrued during the preceding  Accrual  Period.  Interest will accrue on each class in the
Senior-Subordinate Loan Groups on the basis of a 360-day year consisting of twelve 30-day months.

        The  interest  entitlement  described  above  for each  class  of  senior  certificates  in the
Senior-Subordinate  Loan Groups will be reduced by Net Interest Shortfalls  experienced by the mortgage loans in the related group for that  distribution  date and the interest  entitlement  described  above for  the  Class C-B  Certificates  will  be  reduced  by Net  Interest  Shortfalls  experienced  by the
Senior-Subordinate  Loan Group mortgage loans for that  distribution  date. Net Interest  Shortfalls on any  distribution  date will be allocated  pro rata among all such classes of  certificates  related to such group,  based on the amount of interest each of those classes of  certificates  would otherwise be entitled  to  receive  on that  distribution  date from such  group  before  taking  into  account  any reduction  in the amounts  resulting  from Net  Interest  Shortfalls.  The amount a class of  Class C-B
Certificates  would  otherwise be entitled to receive  from the  mortgage  loans in a loan group before taking  into  account  any such  reduction  will be based on the  amount of  interest  accruing  at the applicable  weighted  average  pass-through  rate on that  class's  proportionate  share,  based on the
Class Principal Balance, of the related Class C-B Component Balance for that distribution date.

Distributions of Principal--The Senior-Subordinate Loan Groups

General.

        On  each  distribution  date,   certificateholders   will  be  entitled  to  receive  principal
distributions  from the funds  available  therefor to the extent and in the priority  described in this term sheet supplement.  See " --Priority of  Distributions--The  Senior-Subordinate  Loan Groups" in this term sheet supplement.  The  Senior-Subordinate  Certificates will receive principal collected from the
Senior-Subordinate  Loan Group mortgage  loans,  respectively,  except under the limited  circumstances
described   in   "--Cross-Collateralization--The   Senior-Subordinate   Loan   Groups."   The   Class C-B
Certificates will receive principal collected from the Senior-Subordinate Loan Group mortgage loans.

                                                              S-46

Senior Principal Distribution Amount.

        On each  distribution  date, an amount,  up to the amount of the Senior Principal  Distribution
Amount for that  distribution  date, will be distributed as principal,  to the following classes in the following order:

          (i)  first,  to the Class AR and Class  AR-L  Certificates,  pro rata, based on Class Principal  Balances,  until their respective Class
               Principal Balances have been reduced to zero; and

          (ii) second,  the  Senior  Principal   Distribution  Amount  for  that
               distribution  date remaining after making the payments  specified in clause (i) above, to the Class A Certificates, pro rata, based on their Class Principal  Balances,  until their respective Class
               Principal Balances have been reduced to zero.

Subordinate Principal Distribution Amount to the Class C-B Certificates.

        On  each  distribution  date,  an  amount,  up to  the  amount  of  the  Subordinate  Principal
Distribution  Amount for that  distribution  date,  will be distributed as principal,  to the Class C-B
Certificates,  in accordance with the priorities set forth above in "--Priorities of Distributions"  and to the extent of amounts  available  therefor.  Each class of Class C-B  Certificates  will be entitled to  receive  (except  on  distribution  dates on which  the  Subordination  Level  for any class of the
Class C-B  Certificates  is less  than the  Subordination  Level as of the  closing  date) its pro rata share,  based on its respective  Class Principal  Balance,  of the Subordinate  Principal  Distribution
Amount.  Distributions  of principal of the Class C-B  Certificates  will be made on each  distribution date  sequentially  in the  order  of  their  alphanumerical  class  designation,  beginning  with  the
Class C-B-1  Certificates,  until each class of Class C-B  Certificates has received its respective pro rata  share  of  the  Subordinate  Principal  Distribution  Amount  for  that  distribution  date.  See
"--Priority of Distributions--The Senior-Subordinate Loan Groups" in this term sheet supplement.

        For  each  class  of  Class C-B   Certificates,   if  on  any  distribution  date  the  related
Subordination  Level of that  class is less than the  related  Subordination  Level of such class as of the closing date, no distributions of principal  prepayments in full and partial principal  prepayments will be made to any class or classes  junior to that  class.  The  amount  otherwise  distributable  to those  classes will be allocated  among the  remaining  classes of  Class C-B  Certificates,  pro rata, based upon their respective Class Principal Balances.

Allocation of Losses; Subordination of Class C-B Certificates

        Credit enhancement for the  Senior-Subordinate  Certificates  includes the subordination of the
Class C-B   Certificates   and  the  priority  of  application  of  Realized   Losses.   The  Class C-B
Certificates  will  be  subordinate  in  right  of  payment  of  and  provide  credit  support  to  the
Senior-Subordinate  Certificates  to the extent  described in this term sheet  supplement.  The support provided by the Class C-B  Certificates  is intended to enhance the  likelihood  of regular  receipt by the  Senior-Subordinate  Certificates of the full amount of the monthly  distributions  of interest and principal  to which they are  entitled  and to afford the  Senior-Subordinate  Certificates  protection against certain losses.

        Any  Realized  Loss with  respect  to a  Senior-Subordinate  Loan Group  mortgage  loan will be allocated  among the  Senior-Subordinate  Loan Groups as set forth in the term sheet to which this term sheet supplement relates.

        On each  distribution  date,  if the  aggregate  Class Principal  Balance of all classes in the
Senior-Subordinate  Loan  Groups  exceeds the  Aggregate  Collateral  Balance  after  giving  effect to
distributions  of  principal  and  the  allocation  of  all  losses  to  these   certificates  on  that
distribution  date,  that  excess  will be deemed a principal  loss and will be  allocated  to the most junior class of Class C-B Certificates then outstanding.

        Investors in the  Senior-Subordinate  Certificates  should be aware that because the  Class C-B
Certificates  represent interests in the Senior-Subordinate  Loan Groups, the Class Principal  Balances
of the  Class C-B  Certificates  could be reduced to zero as a result of a  disproportionate  amount of
Realized  Losses on the mortgage  loans in any one of these  groups.  Therefore,  notwithstanding  that
Realized  Losses on the mortgage  loans in each loan group may only be allocated to the related  senior certificates,  the allocation to the Class C-B  Certificates  of

                                                              S-47

Realized  Losses on the mortgage loans in a loan group will increase the  likelihood  that losses may be allocated to the senior  certificates unrelated to such loan group.

Cross-Collateralization--The Senior-Subordinate Loan Groups

Cross-Collateralization due to rapid prepayments.

        On each  distribution  date prior to the Credit Support  Depletion  Date, but after the date on which any of the aggregate  Class Principal  Balance of the  Senior-Subordinate  Certificates  has been reduced to zero,  all  principal  on the  mortgage  loans  relating  to the group that has been paid in full,  will be paid to the senior  certificates  of the other  groups.  Such amount  will be  allocated between the other groups,  pro rata based on aggregate  Class Principal  Balance and paid to the senior
certificates  in  such  groups  in  the  same  priority  as  such  certificates   would  receive  other
distributions  of principal.  However,  principal will not be distributed as described above if on that distribution date (a) the  Class C-B  Percentage for that distribution date is greater than or equal to
200% of the  Class C-B  Percentage  as of the closing date and (b) the  average  outstanding  principal balance of the mortgage loans in each group  delinquent 60 days or more over the last six months,  as a percentage  of the  related  Class C-B  Component  Balance,  is less than 50%.  If  principal  from one
Group is  distributed to the senior  certificates of the other groups according to this paragraph,  the
Class C-B Certificates will not receive this principal amount.

Cross-Collateralization due to disproportionate realized losses in one group.

        If on any  distribution  date  the  Class Principal  Balance  of any of the  Senior-Subordinate
Certificates  is  greater  than the  Aggregate  Loan  Group  Balance  of the  related  loan  group (the
"Undercollateralized Group"), then the following will occur:

                   o  The  Available  Funds in the  other  groups  that  are not an Undercollateralized
                      Group (each,  an "Overcollateralized Group") will be reduced, after distributions of interest to the  senior  certificates of  each  Overcollateralized  Group,  in an aggregate amount equal to one month's interest on the Principal Transfer Amount of  each  Undercollateralized  Group at  the weighted average  pass-through  rate applicable to the  Undercollateralized Group or  Groups  and  that amount will be added to the Available Funds of the applicable Undercollateralized Group; and

                   o  The portion of the Available Funds  in  respect  of  principal  on  the  mortgage
                      loans  in  the  Overcollateralized  Group  or  Groups,   after  distributions  of
                      principal  to the senior  certificates  of each  Overcollateralized  Group,  will
                      be distributed to the   senior   certificates   of each Undercollateralized Group
                      until  the   Class  Principal  Balance   of   the  senior  certificates  of  each
                      Undercollateralized Group equals the Aggregate Loan Group Balance of  the related group.

        Consequently,  the Class C-B Certificates will not receive any distributions of principal until the Undercollateralized Group or Groups are no longer undercollateralized.

        On  each  Distribution  Date,  the  "Principal  Transfer  Amount"  for  an  Undercollateralized
Group will equal the excess, if any, of the Class Principal  Balance of the senior certificates related to such  Undercollateralized  Group over the Aggregate  Loan Group Balance of such  Undercollateralized
Group.

        For each distribution date and any group, the "Overcollateralization  Amount" for such group is
the  excess  of  (i) the   Aggregate  Loan  Group  Balance  of  such  group  over  (ii) the   aggregate
Class Principal Balance of the Senior Certificates related to that group.

        In the event  more than one group is an  Overcollateralized  Group on  any  distribution  date, reductions in the Available  Funds of such groups to make payment to the  Undercollateralized  Group or
Groups  will be made pro rata based on the  Overcollateralization  Amount  for each  Overcollateralized
Group.  In the event more than one group is an  Undercollateralized  Group on  any  distribution  date, payments  made to such groups from the  Available  Funds of the  Overcollateralized  Group will be made pro rata based on the amount of payments required to be made to the Undercollateralized Groups.

                                                              S-48

        All or a portion of the distributions to the  Senior-Subordinate  Certificates  pursuant to the cross-collateralization  provisions  described above, may be made on the distribution date in the month following the month during which such transfer  payment occurs (without any additional  distribution of interest or earnings thereon with respect to such delay).

        In the event that the weighted  average of the  pass-through  rates of the senior  certificates related to an  Undercollateralized  Group is  greater  than the  weighted  average of the  pass-through rates of the senior  certificates  related to the  Overcollateralized  Group or Groups,  the payment of interest  to such  senior  certificates  related to the  Undercollateralized  Group or  Groups from the interest  collected on the  Overcollateralized  Group or  Groups may cause a shortfall in the amount of principal and interest otherwise  distributable to the Class C-B Certificates.  In addition,  after the aggregate  principal  balance of the Class C-B  Certificates has been reduced to zero, this may cause a shortfall of principal that would be allocated to the senior certificates.

Glossary of Terms--The Floating Rate Loan Group Certificates

        The following  terms are given the meanings  shown below to help describe the cash flows on the
Floating Rate Loan Group  Certificates.  Certain  capitalized  terms used to describe the Floating Rate
Loan Group Certificates are defined under "--Glossary of Terms--The Senior Subordinate Certificates."

        Accrual  Period--For  any class of Floating Rate Loan Group  Certificates  and any  distribution date, the period  commencing on the immediately  preceding  distribution  date (or the closing date, in the case of the  first  Accrual  Period)  and  ending  on the day  immediately  preceding  the  related distribution date.

        Aggregate Loan  Group Balance--For  the Floating Rate Loan Group and any date of  determination, the  aggregate of the Stated  Principal  Balance of the mortgage  loans in the Floating Rate Loan Group as of the last day of the related  Collection  Period,  plus the amount, if any, then on deposit in the prefunding account.

        Basis Risk  Shortfall--For  any class of Floating Rate Loan Group  Certificates,  other than the
Excess Cash Flow Certificates, and any distribution date, the sum of:

        (1) the excess,  if any, of the related Current  Interest  calculated on the basis of the least of (x) One-Month  LIBOR plus the applicable  certificate  margin,  (y) the Maximum Interest
            Rate and  (z) 11.00%,  over the related  Current  Interest for the applicable  distribution date;

        (2) any amount described in clause (1) remaining unpaid from prior distribution dates; and

        (3) interest on the amount in clause  (2) for  the related  Accrual  Period  calculated  on the basis of the least of (x) One-Month LIBOR plus the applicable  certificate margin,  (y) the
            Maximum Interest Rate and (z) the amount set forth in the term sheet attached hereto.

        Carryforward  Interest--For  any  class  of  Floating  Rate  Loan  Group  Certificates  and  any
distribution  date, the sum of (1) the  amount,  if any, by which (x) the sum of  (a) Current  Interest for such  class  for the  immediately  preceding  distribution  date and  (b) any  unpaid  Carryforward
Interest for such class from  previous  distribution  dates exceeds  (y) the  amount paid in respect of interest on such class on such  immediately  preceding  distribution  date,  and  (2) interest  on such amount for the related Accrual Period at the applicable pass-through rate.

        Class Principal Balance--For any class of Floating Rate Loan Group Certificates,  as of any date of  determination,  an amount  equal to the initial  principal  balance of that  class,  reduced by the aggregate of the following amounts allocable to that class:

            o  All  amounts  previously  distributed  to  holders of  certificates  of that  class as payments  of principal; and

            o  Applied Loss Amounts (as defined below under  "--Credit  Enhancement")  previously allocated to that class;

                                                              S-49

provided,  however,  that the Floating Rate Loan Group  Certificates  will be increased in an aggregate amount  equal to the related  Recoveries  received  in respect of any  distribution  date,  in order of seniority, up to the amount of the Deferred Amount for that class.

        Collection  Period--For  any  distribution  date is the period  from the second day of the month immediately  preceding  such  distribution  date to and  including  the  first day of the month of that distribution date.

        Compensating  Interest--For each of the floating group mortgage loans and any distribution date, an amount to be paid by the master  servicer or the servicer of that mortgage  loan as described  above under  "Servicing of Mortgage  Loans--Adjustment  to Servicing Fee in Connection  with Prepaid  Mortgage
Loans" in this term sheet supplement.

        Credit   Support   Depletion   Date--The  first   distribution   date  on  which  the  aggregate
Class Principal  Balance of the Floating Rate Loan Group  Subordinate  Certificates has been or will be reduced to zero.

        Current  Interest--For  any class of Floating Rate Loan Group  Certificates and any distribution
date,  the  amount  of  interest   accruing  at  the  applicable   pass-through  rate  on  the  related
Class Principal Balance during the related Accrual Period;  provided, that as to each class of Floating
Rate Loan Group  Certificates,  the  Current  Interest  will be  reduced  by a pro rata  portion of any
Interest Shortfalls to the extent not covered by excess interest.

        Cut-off Date Principal  Balance--The aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date.

        Deferred  Amount--For any class of the Floating Rate Loan Group Senior Certificates and Floating
Rate Loan Group  Subordinate  Certificates,  and any distribution  date, will equal the amount by which
(x) the  aggregate  of the  Applied  Loss  Amounts  (as defined  below  under  "Credit  Enhancement--The
Floating  Rate Loan  Group  Certificates")  previously  applied  in  reduction  of the  Class Principal
Balance thereof exceeds (y) the sum of (a) the  aggregate of amounts  previously paid in  reimbursement thereof and (b) any increases to the Class Principal Balance as a result of Recoveries.

        Delinquency  Rate--For any month will be,  generally,  the fraction,  expressed as a percentage, the  numerator of which is the  aggregate  outstanding  Stated  Principal  Balance of all Floating Rate
Loan Group mortgage loans 60 or more days delinquent  (including all  foreclosures  and REO Properties)
as of the  close of  business  on the  last  day of such  month,  and the  denominator  of which is the
Aggregate  Loan Group  Balance as of the close of business on the last day of such month,  in each case after giving effect to any modification to the principal balance of any Mortgage Loan.

        Expense Fee Rate--As to each  mortgage  loan,  the sum of the related  servicing  fee rate,  the excess servicing fee rate, if applicable,  the special servicing fee rate, if applicable,  and the rate at which the premium on a lender paid mortgage guaranty insurance policy is calculated, if applicable.

        Floating  Rate Loan Group  Interest  Remittance  Amount--As set forth in the term sheet to which this term sheet supplement relates.

        Floating  Rate  Loan  Group Net Funds  Cap-- As set forth in the term  sheet to which  this term sheet supplement relates.

        Insurance  Proceeds--Amounts  paid pursuant to any insurance policy,  with respect to a mortgage loan,  that have not been used to restore the related  mortgaged  property or released to the mortgagor in  accordance  with the  terms of the  pooling  and  servicing  agreement,  subject  to the  terms and conditions of the related mortgage note and mortgage.

        Interest  Shortfall--For any distribution date is equal to the aggregate  shortfall,  if any, in collections  of interest  (adjusted to the related net mortgage  rate) on the Floating  Rate Loan Group mortgage  loans  resulting  from  (a) principal  prepayments  in full and in part  received  during the related  Prepayment  Period to the  extent  not  covered  by  Compensating  Interest  and  (b) interest payments on certain of the mortgage loans being limited pursuant to the provisions of the Relief Act.

                                                              S-50

        Liquidated  Mortgage Loan--A mortgage loan for which the related servicer has determined that it has received all amounts  that it expects to recover from or on account of the mortgage  loan,  whether from Insurance Proceeds, Liquidation Proceeds or otherwise.

        Liquidation  Proceeds--Amounts,  including Insurance  Proceeds,  received in connection with the liquidation  of a defaulted  mortgage  loan,  whether  through  trustee's  sale,  foreclosure  sale, or otherwise or amounts  received in connection  with any  condemnation  or partial release of a mortgaged property, other than Recoveries.

        Maximum Interest  Rate--For any distribution  date, an annual rate equal to the weighted average of the Rate  Ceilings  of the  mortgage  loans in the  Floating  Rate Loan  Group,  minus the  weighted average expense fee rate of the mortgage loans in such Floating Rate Loan Group.

        Monthly Excess  Cashflow--For any  distribution  date, an amount equal to the sum of the Monthly
Excess Interest and the  Overcollateralization  Release Amount, if any, for such date, plus any amounts applied pursuant to clauses  I(vii) and  II(vii) under  "Distributions  of Principal-- The Floating Rate
Loan Group Certificates."

        Net Cumulative  Realized Loss  Amount--For any  distribution  date,  cumulative  Realized Losses incurred on the mortgage  loans from the Cut-off Date through the end of the prior  calendar month less the amount of  payments  made to the  Principal  Remittance  Amount from any related Cap Account on all prior distribution dates.

        Net Mortgage  Rate--With  respect to any mortgage loan, the per annum rate equal to the mortgage rate minus the rate at which the expense  fees  accrue.  The  mortgage  rate of a mortgage  loan is the rate at which interest  accrues at the time of  determination  on that mortgage loan in accordance with the terms of the related mortgage note.

        Optimal Interest  Remittance  Amount--For any distribution date and loan group, will be equal to the excess of (i) the  product of  (1) (x) the  weighted  average Net  Mortgage  Rates of the  mortgage loans in the  related  loan  group as of the first day of the  related  Collection  Period  divided  by
(y) 12 and (2) the applicable Aggregate Loan Group Balance for the immediately  preceding  distribution date, over (ii) any  expenses that reduce the Interest  Remittance  Amount for that loan group that did not arise as a result of a default or delinquency  of the  applicable  mortgage loans or were not taken into account in computing the expense fee rate.

        Overcollateralization  Amount--For any distribution date will be equal to the amount, if any, by which  (x) the  Aggregate  Loan Group  Balance for such  distribution  date exceeds  (y) the  aggregate
Class Principal  Balance of the Floating Rate Loan Group  Certificates  after giving effect to payments on such distribution date.

        Overcollateralization  Deficiency--For  any  distribution  date will be equal to the amount,  if any,  by which  (x) the  Targeted  Overcollateralization  Amount  for such  distribution  date  exceeds
(y) the  Overcollateralization  Amount for such  distribution  date,  calculated for this purpose after giving effect to the reduction on such  distribution date of the aggregate  Class Principal  Balance of the Floating Rate Loan Group  Certificates  resulting from the payment of the Principal  Payment Amount on such  distribution  date,  but prior to allocation  of any Applied Loss Amount on such  distribution date.

        Overcollateralization  Release  Amount--For any distribution date will be equal to the lesser of
(x) the  aggregate  Principal  Remittance Amount for the Floating Rate Loan Group for such distribution date and  (y) the  amount,  if any,  by  which  (1) the  Overcollateralization  Amount  for such  date, calculated  for this  purpose  on the  basis of the  assumption  that 100% of the  aggregate  Principal
Remittance  Amount for the Floating  Rate Loan Group for such date is applied on such date in reduction of the  aggregate  of the  Class Principal  Balances  of the  Floating  Rate Loan  Group  Certificates,
exceeds (2) the Targeted Overcollateralization Amount for such date.

        Payahead--Any  scheduled payment intended by the related mortgagor to be applied in a Collection
Period subsequent to the Collection Period in which such payment was received.

        Principal  Payment  Amount--For any distribution  date will be equal to the aggregate  Principal
Remittance  Amount  for the  Floating  Rate Loan  Group for such date  minus the  Overcollateralization
Release Amount,  if any, for such date, plus, with respect to the distribution  date in  February 2006, the  amount  remaining,  if any,  on  deposit in the  prefunding  account at the end of the  prefunding period, exclusive of investment income thereon.

                                                              S-51

        Principal  Remittance  Amount--For any distribution  date and the Floating Rate Loan Group, will equal the sum of  (1) all  principal  collected  (other  than  Payaheads)  or  advanced  in  respect of scheduled  payments  on the  mortgage  loans  in the  Floating  Rate  Loan  Group  during  the  related
Collection  Period  (less  unreimbursed  advances,  servicing  advances  and  other  amounts  due  to a servicer,  the master servicer,  the trustee and the trust  administrator  with respect to the mortgage loans in the  Floating  Rate Loan  Group,  to the extent  allocable  to  principal)  and the  principal portion of  Payaheads  previously  received on the mortgage  loans in the Floating  Rate Loan Group and intended for application in the related  Collection  Period,  (2) all  principal  prepayments  received during the related  Prepayment  Period,  (3) the  outstanding Stated Principal Balance of each mortgage loan in the  Floating  Rate Loan Group that was  repurchased  by the seller or purchased by the special servicer  during  the  period  described  in the  pooling  and  servicing  agreement  relating  to such distribution  date,  (4) the  portion of any  substitution  amount  paid with  respect to any  replaced mortgage  loans in the  Floating  Rate Loan Group  during the related  Collection  Period  allocable to principal,  (5) all Liquidation  Proceeds (net of unreimbursed  advances,  servicing advances and other expenses,  to the extent allocable to principal) and Recoveries,  if any, collected with respect to the mortgage  loans in the  Floating  Rate Loan Group  during  the  period  described  in the  pooling  and servicing  agreement  relating to such  distribution  date, to the extent  allocable to principal,  and
(6) amounts  withdrawn from any related the Cap Account to cover Net  Cumulative  Realized Loss Amounts on the floating group mortgage loans incurred during the related Collection Period.

        Recovery--With  respect  to any  Liquidated  Mortgage  Loan and  distribution  date,  an  amount received  in  respect of such  Liquidated  Mortgage  Loan  during the prior  calendar  month  which has previously  been  allocated to a class or classes of  certificates  in accordance  with the pooling and servicing agreement, net of reimbursable expenses.

        Rolling Three Month Delinquency Rate--For any distribution date will be the fraction,  expressed as a percentage,  equal to the average of the Delinquency  Rates for each of the three (or one and two, in the case of the first and second distribution dates) immediately preceding months.

        Senior Enhancement  Percentage--For  any distribution date will be the fraction,  expressed as a percentage,  the  numerator  of  which  is the  sum of the  aggregate  Class Principal  Balance  of the
Floating Rate Loan Group  Subordinate  Certificates and the  Overcollateralization  Amount (which,  for purposes of this  definition  only,  shall not be less than zero),  in each case after giving effect to payments on such  distribution  date (assuming no Trigger Event is in effect),  and the  denominator of which is the Aggregate Loan Group Balance for such distribution date.

        Senior  Principal  Payment  Amount--As  set forth in the term  sheet to which  this  term  sheet supplement relates.

        Stepdown Date--As set forth in the term sheet to which this term sheet supplement relates.

        Trigger  Event--As set forth in the term sheet to which this term sheet  supplement  relates (or the related prospectus supplement if not specified in such term sheet).

Distributions of Interest--The Floating Rate Loan Group Certificates

        The per annum  pass-through rates for the certificates are described in the term sheet to which this term sheet supplement relates.

        The amount of interest payable on each  distribution  date in respect of each class of Floating
Rate Loan Group  Certificates,  will equal the sum of (1) Current  Interest for such class on such date and  (2) any  Carryforward  Interest  for such class and date.  Interest  will  accrue on each class of
Floating  Rate Loan Group  Certificates,  on the basis of a 360-day year and the actual  number of days elapsed in each Accrual Period.

        With respect to each  distribution  date, to the extent that a Basis Risk Shortfall  exists for any class of  Floating  Rate Loan Group  Certificates,  other than the Excess  Cash Flow  Certificates, such  class  will be  entitled  to the  amount of such  Basis  Risk  Shortfall.  Such  classes  will be entitled  to  receive  the  amount of any Basis Risk  Shortfall  in  accordance  with the  priority  of
payments    described    herein   under   "--Credit    Enhancement--The    Floating   Rate   Loan   Group
Certificates--Overcollateralization,"   from  amounts   otherwise   payable  on  the  Excess  Cash  Flow
Certificates  on such  distribution  date,  and from amounts paid under any Cap Agreement for a related class of certificates on deposit in any related Cap Account.

                                                              S-52

        On each  distribution  date, the Floating Rate Loan Group Interest  Remittance  Amount for such date will be paid in the following order of priority:

        (1)   To any  related  Supplemental  Interest  Trust for  payment to any swap  counterparty, an amount equal to the amount set forth in the term sheet attached hereto.

        (2)   to the Floating  Rate Loan Group  Senior  Certificates,  pro rata based on amounts  due,
              Current Interest and any Carryforward Interest for such Class and such distribution date;

        (3)   to the Floating Rate Loan Group Subordinate  Certificates,  in order of ascending numerical order Current Interest and any Carryforward Interest for such class and distribution date;
              and

        (4)   for  application  as part of Monthly  Excess  Cashflow for such  distribution   date, as
              described under  "--Credit  Enhancement--The  Floating  Rate  Loan  Group   Certificates
              --Overcollateralization" below,  any such  Floating  Rate Loan Group Interest Remittance
              Amount  remaining  after application pursuant to clauses (1) through (3) above   (such
              amount, "Monthly  Excess Interest") for such distribution date.

Distributions of Principal--The Floating Rate Loan Group Certificates

        Distributions  of principal on the Floating  Rate Loan Group Senior  Certificates  will be made primarily from the Principal  Payment Amount,  to the extent of available  funds,  as described  below.
Distributions  of principal  on the  Floating  Rate Loan Group  Subordinate  Certificates  will be made primarily  from the Principal  Payment  Amount after  distributions  of principal have been made on the
Floating Rate Loan Group Senior Certificates.

        The Principal Payment Amount will be paid on each distribution date as follows:

        I.     On each  distribution  date (a) prior to the Stepdown Date or (b) with  respect to which a  Trigger  Event  is in  effect,  the  Principal  Payment  Amount  will  be paid in the following order of priority:

               (i)    to the Floating Rate Loan Group Senior  Certificates,  pro rata,  weighted  based
                      on  the  Class Principal   Balances  of  such  classes,  until  their  respective
                      Class Principal Balances have been reduced to zero;

               (ii)  to the Floating Rate Loan Group Subordinate  Certificates,  in ascending  numerical order,  until its Class Principal Balance has been reduced to zero; and

               (iii) for  application  as part of Monthly  Excess  Cashflow for such  distribution date,
                     as described under     "--Credit      Enhancement--The      Floating     Rate  Loan
                     Group Certificates--Overcollateralization" below, any such Principal Payment Amount remaining after application pursuant to clauses (i) and (ii) above.

        II.    On each  distribution  date (a) on or after the Stepdown  Date and  (b) with  respect to which a Trigger  Event is not in effect,  the Principal  Payment  Amount will be paid in the following order of priority:

               (i)    to the  Floating  Rate Loan  Group  Senior  Certificates,  the  Senior  Principal
                      Payment  Amount  for such  distribution  date,  pro rata,  weighted  based on the
                      Class Principal Balances of such classes, until their respective  Class Principal
                      Balances have been reduced to zero;

               (ii)   to  the  Floating  Rate  Loan  Group  Subordinate   Certificates,   in  ascending
                      numerical  order the  Floating  Rate Loan  Group  Subordinate  Principal  Payment
                      Amount for such  distribution  date, until its  Class Principal  Balance has been reduced to zero; and

               (iii) for  application  as part of Monthly  Excess  Cashflow for such distribution date,
                     as described under     "--Credit      Enhancement--The   Floating     Rate    Loan
                     Group  Certificates--Overcollateralization"  below,  any  such  Principal  Payment
                     Amount remaining after application pursuant to clauses (i) and (ii) above.

                                                              S-53

Credit Enhancement--The Floating Rate Loan Group Certificates

        Credit enhancement for the Floating Rate Loan Group Certificates  consists of the subordination of the Floating  Rate Loan Group  Subordinate  Certificates,  the priority of  application  of Realized
Losses,  overcollateralization  and amounts  available  under any Swap Agreement for a related class of certificates  to cover  certain Net  Cumulative  Realized  Loss Amounts on the Floating Rate Loan Group
mortgage loans, in each case as described herein.

        Subordination. The  rights of holders of the Floating Rate Loan Group Subordinate  Certificates
to receive  payments with respect to the Floating Rate Loan Group mortgage  loans will be  subordinated to such  rights of holders  of each class of  Floating  Rate Loan  Group  Certificates  having a higher priority of payment,  as described  under  "--Distributions  of  Interest--The  Floating  Rate Loan Group
Certificates"  and  "--Distributions  of  Principal--The  Floating  Rate Loan Group  Certificates."  This
subordination  is intended to enhance the  likelihood  of regular  receipt by holders of Floating  Rate
Loan  Group  Certificates  having a higher  priority  of  payment of the full  amount of  interest  and principal  distributable  thereon,  and to afford such  certificateholders  limited  protection against
Realized Losses incurred with respect to the Floating Rate Loan Group mortgage loans.

        The limited  protection  afforded to holders of classes of certificates  with a higher priority of payment by means of the  subordination  of certain classes of  certificates  having a lower priority of payment will be  accomplished by the  preferential  right of holders of such classes of certificates with  a  higher  priority  of  payment  to  receive  distributions  of  interest  or  principal  on any distribution date prior to classes with a lower priority of payment.

        Application  of Realized  Losses.   Realized  Losses on the Floating  Rate Loan Group  mortgage loans  will  have  the  effect  of  reducing  amounts  payable  in  respect  of the  Excess  Cash  Flow
Certificates  (both through the  application  of Monthly  Excess  Interest to fund such  deficiency and through a reduction in the Overcollateralization Amount for the related distribution date).

        If on any  distribution  date, after giving effect to all Realized Losses incurred with respect to Floating Rate Loan Group  mortgage  loans during the Collection  Period for such  distribution  date and payments of principal on such  distribution  date,  the  aggregate  Class Principal  Balance of the
Floating Rate Loan Group  Certificates  exceeds the sum of the aggregate  Stated  Principal  Balance of the Floating Rate Loan Group  mortgage loans for such  distribution  date and the amounts on deposit in the  prefunding  account for such  distribution  date (such  excess,  an "Applied Loss  Amount"),  such amount will be allocated in reduction of the  Class Principal  Balance of first, the Floating Rate Loan
Group  Subordinate  Certificates,  in descending  numerical order,  until the  Class Principal  Balance thereof  has been  reduced to zero;  and  second,  the  Floating  Rate Loan Group  Senior  Certificates
(except  the most  senior  Floating  Rate Loan Group  Senior  Certificates,  until the  Class Principal
Balance  thereof has been  reduced to zero.  The  Class Principal  Balance of the most senior  Floating
Rate Loan Group Certificates will not be reduced by Applied Loss Amounts.

        Holders of the Floating Rate Loan Group Senior  Certificates  (except the most senior  Floating
Rate Loan Group Senior  Certificates)  and Floating Rate Loan Group  Subordinate  Certificates will not receive any payments in respect of Applied  Loss  Amounts,  except to the extent of  available  Monthly
Excess  Cashflow  or amounts  paid under any Swap  Agreement  for a related  class of  certificates  as described below.

        The Cap  Agreement.  If set forth in the term sheet related to this term sheet  supplement,  on or before the closing date,  the trust  administrator,  acting on behalf of the trust,  will enter into one or more  separate  interest rate cap  agreements  (each , a "Cap  Agreement")  documented by a 1992
ISDA Master Agreement  (Multicurrency-Cross Border), together with a Schedule,  Confirmation and Credit
Support Annex  between the trustee,  on behalf of the trust and Credit  Suisse  International  (in such capacity,  the  "cap  counterparty"),  for  the  benefit  of  one  or  more  classes  of  floating-rate certificates  whereby,  in consideration for a one time payment by the trust to the cap counterparty on the closing  date,  the cap  counterparty  will agree to make payments to the related class of floating rate  certificates  on each cap  agreements  payment date with  respect to each related Cap  Agreement.
See the term sheet related to this term sheet supplement for more details regarding any Cap Agreement.

        The Swap Agreement.  If set forth in the term sheet related to this term sheet supplement,  , a separate trust created under the pooling and servicing  agreement (the  "Supplemental  Interest Trust")
will  hold  a swap  agreement  (the  "Swap  Agreement")  documented  by a 1992  ISDA  Master  Agreement
(Multicurrency-Cross  Border), together with a Schedule,  Confirmation and Credit Support Annex between the trustee,  on behalf of the  Supplemental

                                                              S-54

Interest Trust and Credit Suisse  International  (in such capacity,  the  "swap  counterparty"),  for the  benefit  of  one or  more  classes  of  floating-rate
certificates.  See the term sheet related to this term sheet supplement for more details  regarding any
Swap Agreement.

        Overcollateralization. The  weighted  average net mortgage rate of the Floating Rate Loan Group mortgage loans is generally  expected to be higher than the weighted average of the pass-through  rates of the Floating  Rate Loan Group  Certificates  plus  certain  expenses of the trust,  thus  generating certain  excess  interest  collections.  Monthly  Excess  Interest  will be applied in reduction of the aggregate  Class Principal  Balance of the Floating Rate Loan Group  Certificates.  Such application of interest collections as payments of principal will cause the aggregate  Class Principal  Balance of the
Floating Rate Loan Group  Certificates  to amortize more rapidly than the Aggregate Loan Group Balance, thus creating and  maintaining  overcollateralization.  However,  Realized  Losses on the Floating Rate
Loan   Group   mortgage   loans   will   reduce   overcollateralization,   and   could   result  in  an
Overcollateralization Deficiency.

        In  addition,  on and after the  Stepdown  Date,  to the extent that a Trigger  Event is not in effect and the  Overcollateralization  Amount  exceeds the  Targeted  Overcollateralization  Amount,  a portion  of each  Principal  Remittance  Amount  will not be  applied  in  reduction  of the  aggregate
Class Principal  Balance of the Floating Rate Loan Group Certificates,  but will instead, be applied as described below.

        On each  distribution  date, the Monthly  Excess  Cashflow will be distributed in the following order of priority:

        (1)    until  the   aggregate   Class Principal   Balance  of  the  Floating  Rate  Loan  Group
               Certificates  equals the Aggregate Loan Group Balance for such  distribution  date minus the Targeted Overcollateralization Amount for such date:

               (A) on each  distribution  date  (x) prior to the Stepdown  Date or (y) with  respect to which a Trigger Event is in effect,  to the extent of Monthly  Excess  Interest for such distribution  date,  to the  Floating  Rate Loan Group  Certificates,  in the  following order of priority:

                      (a)    to  the  Floating  Rate  Loan  Group  Senior  Certificates,  in  ascending
                             numerical  order,  pro  rata,   weighted  based  on  the   Class Principal
                             Balances  of  such  classes,   until  their   respective   Class Principal
                             Balances have been reduced to zero; and

                      (b)    to the Floating  Rate Loan Group  Subordinate  Certificates,  in ascending numerical  order,  until its  Class Principal  Balance has been reduced to zero;

               (B) on each  distribution  date on or after the Stepdown  Date and with respect to which a Trigger  Event is not in effect,  to fund any principal  distributions  required to be made on such  distribution  date set forth above in subclause  II under  "--Distributions of  Principal--The  Floating  Rate Loan Group  Certificates,"  after giving effect to the distribution  of the Principal  Payment  Amount for such date,  in  accordance  with the priorities set forth therein;

        (2)    to the Floating  Rate Loan Group Senior  Certificates  (except the most senior  Floating
               Rate Loan Group Senor Certificates), any Deferred Amount for such class;

        (3)    to the  Floating  Rate Loan  Group  Subordinate  Certificates,  in  ascending  numerical order, any Deferred Amount for such class;

        (4)    to the  Floating  Rate Loan Group  Senior  Certificates,  pro rata based on amounts due, any Basis Risk Shortfall for such class;

        (5)    to the  Floating  Rate Loan  Group  Subordinate  Certificates,  in  ascending  numerical order, any Basis Risk Shortfall for such class;

        (6)    to the Excess Cash Flow Certificates,  the amount distributable  thereon pursuant to the pooling and servicing agreement; and

                                                              S-55

        (7)    to the Class AR-L or Class AR  Certificates,  any remaining amount,  as appropriate.  It is not  anticipated  that any amounts will be  distributed to the Class AR-L or Class AR
               Certificates under this clause (7).

        Distributions  pursuant  to  subparagraphs  (4) and (5) on any  distribution  date will be made after  giving  effect to any payments in respect of a related Cap  Agreement  to pay any related  Basis
Risk Shortfall.  Distributions  pursuant to subparagraphs  (2) and (3) on any distribution date will be made after  giving  effect to any after  giving  effect to any  payments  in respect of a related a Cap
Agreement on such date to pay Deferred Amounts.

Additional Issuances of Certificates

        Upon the surrender of one or more classes of offered  certificates to the trust, the trust will be permitted to issue one or more  additional  classes of  certificates  that will represent  ownership interests  in the  surrendered  certificates.  A  REMIC  election  will  be made  with  respect  to the surrendered  certificates  and the newly issued classes will  constitute the regular  interests in this
REMIC.  The Class AR  Certificate  will  represent  ownership  of the residual  interest in this REMIC.
Any such issuance will be made  pursuant to an amendment of the pooling and  servicing  agreement  that will only require the consent of the holders of the offered  certificates  that are  surrendered to the trust.

                                        POOLING AND SERVICING AGREEMENT

Assignment of Mortgage Loans

   Pursuant to the pooling and servicing agreement, on the closing date, the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor in and to each mortgage loan, including all principal and interest received on or with respect to such mortgage loans, exclusive of principal and interest due on or prior to the Cut off Date.
In connection with such transfer and assignment, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, a mortgage file for each mortgage loan which will consist of, among other things, the original promissory note, or mortgage note, and any modification or amendment thereto endorsed in blank without recourse (except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost), the original instrument creating a first lien on the related mortgaged property, or the mortgage, with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy or a commitment to issue the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to such mortgage note and mortgage except for any such document not returned from the public recording office, which will be delivered to the trustee or its custodian as soon as the same is available to the depositor. Assignments of the mortgage loans to the trustee or its nominee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller.

   The trustee or its custodian will review each mortgage file within 90 days of the closing date, or promptly after receipt by the trustee or its custodian of any document permitted to be delivered after such date; and if any document in a mortgage file is found to be missing or defective in a material respect and the seller does not cure such defect within 90 days of notice thereof from the trustee or its custodian or within such longer period not to exceed 720 days after such date in the case of missing documents not returned from the public recording office, the seller will be obligated to repurchase the related mortgage loan from the trust.  Rather than repurchase the mortgage loan as provided above, the seller may remove such mortgage loan (a deleted mortgage loan) from the trust and substitute in its place another mortgage loan (a replacement mortgage loan).  However, any such substitution occurring more than 90 days after the closing date may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code; provided, however, that such opinion will not be required if (1) the substitution occurs within two years of the closing date and (2) the substitution occurs with respect to mortgage loans that are "defective" under the Code and the seller delivers to the trustee and the trust administrator an officer's certificate to that effect.  Any replacement mortgage loan generally will, or, if more than one replacement mortgage loan is being substituted for a mortgage loan, generally will have in the aggregate or on a weighted average basis, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement:

                                                              S-56

     o  have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the seller and held for distribution to the certificateholders on the related distribution date);
     o  have a current mortgage rate not lower than, and not more than 1% per annum higher than, that of the deleted mortgage loan, have a maximum mortgage rate and minimum mortgage rate not less than the respective rate for the deleted mortgage loan, have the same index as the deleted mortgage loan and a margin equal to or greater than the deleted mortgage loan;
     o  have an LTV ratio not higher than that of the deleted mortgage loan;
     o  have a remaining term to maturity not more than one year greater than or less than that of the deleted mortgage loan provided that the remaining term to maturity of any such mortgage loan shall be no greater than the last maturing mortgage loan in the trust immediately prior to any substitution; and
     o  comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

   Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of that mortgage, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS® System.  In addition, the mortgages for some of the mortgage loans in the trust that are not already held through the MERS® System may, at the discretion of a servicer, in the future be held through the MERS® System.  For any mortgage held through the MERS® System, the mortgage is recorded in the name of Mortgage Electronic Registration
Systems, Inc., or MERS, as nominee for the owner of the mortgage loans and subsequent assignments of the mortgage were, or in the future may be, at the discretion of a servicer, registered electronically through the MERS® System.  For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

Representations and Warranties Regarding the Mortgage Loans

         Under the pooling and  servicing  agreement,  the trustee  will  receive  representations  and warranties  made by DLJ Mortgage  Capital.  The mortgage loan  representations  and warranties  will be made by DLJ  Mortgage  Capital as of the closing  date or  subsequent  transfer  date (or such  earlier date, as specified in the subsequent  transfer  documents),  as applicable.  These  representations and warranties include the following:

     o  each mortgage  note and related  mortgage is a legal and binding  obligation  of the maker  thereof, enforceable  in all respects in accordance  with its terms subject to bankruptcy and other laws affecting the rights of creditors and general equitable principles;

     o  each  mortgage  loan at the time it was made  complied  in all  material  respects  with  applicable federal, state or local law, including, without limitation, predatory and abusive lending laws;

     o  none of the  mortgage  loans are  classified  as a "high cost home,"  "covered,"  "high cost," "high risk home," or "predatory" loan under applicable state, federal or local law;

     o  the  information  set forth in the  mortgage  loan  schedule  is  complete,  true and correct in all material respects as of the cut off date;

     o  no  mortgaged  property is subject to any material  damage by waste,  fire,  earthquake,  windstorm, flood or other  casualty as of the closing date, and at origination of each mortgage loan there was, and there  currently is, no proceeding  pending for the total or partial  condemnation  of the related mortgaged property;

     o  each mortgage loan complies with all the terms,  conditions  and  requirements  of the  originator's underwriting standards in effect at the time of origination;

     o  each mortgage loan had a CLTV ratio at origination of 100.00% or less; and

     o  each mortgage loan  constitutes a qualified  mortgage  under Section  860G(a)(3)(A)  of the Internal
        Revenue Code.

                                                              S-57

        In the event of a breach of any  representation  or warranty  relating to a mortgage  loan that materially  and adversely  affects the interests of the  certificateholders  in that mortgage loan, DLJ
Mortgage Capital will be obligated to do one of the following:

     o  cure that breach,

     o  repurchase that mortgage loan at an amount equal to the sum of the unpaid  principal  balance of the mortgage  loan on the date of  repurchase,  and accrued  interest on that  mortgage loan at the applicable  mortgage rate from the date through  which  interest was last paid by the mortgagor to the date of repurchase, or
     o  substitute a replacement mortgage loan for that mortgage loan.

        This  substitution  is permitted  only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the  substitution  will not  disqualify any
REMIC, or result in a prohibited  transaction under the Internal Revenue Code, provided,  however, that an opinion of counsel will not be required if the  depositor  delivers an officer's  certificate  which states that the  substitution is being made with respect to mortgage loans that are  "defective"  under the Internal  Revenue Code. The depositor will make no  representations  or warranties for the mortgage loans  and  will  have no  obligation  to  repurchase  or  substitute  mortgage  loans  with  deficient documentation  or that are  otherwise  defective.  The sponsor is selling the  mortgage  loans  without recourse and will have no  obligations  for the mortgage loans in its capacity as seller other than the cure,  repurchase or substitution  obligations  described above. The obligations of each servicer,  any modification  oversight  agent,  any  special  servicer  and the  master  servicer  are  limited to its contractual servicing obligations under the pooling and servicing agreement.

Optional Termination; Terminating Auction Sale

        On any  distribution  date on or after  which the  aggregate  Stated  Principal  Balance of the
Senior-Subordinate  Loan Group mortgage  loans is less than or equal to the threshold  described in the term sheet  related to this term sheet  supplement,  the  Terminating  Entity (as  defined  below) will
(subject  to the  terms of the  pooling  and  servicing  agreement)  have the  option to  purchase  the
Senior-Subordinate   Loan  Group  mortgage  loans,  all  real  property  acquired  in  respect  of  any
Senior-Subordinate  Loan Group  mortgage loan  remaining in the trust,  and any other related  property remaining  in the trust for a price equal to the greater of (a) the sum of  (i) 100% of  the  aggregate outstanding Stated Principal Balance of the  Senior-Subordinate  Loan Group mortgage loans plus accrued interest  thereon at the applicable  mortgage rate to, but not including,  the due date in the month of such  distribution  date,  (ii) with  respect to REO property  related to the  Senior-Subordinate  Loan
Group  mortgage  loans,  the lesser of (x) the appraised  value of such REO property and (y) the Stated
Principal  Balance for the  mortgage  loan  related to such REO  property  and  (iii) any  unreimbursed advances,  fees and other  amounts  payable to the  master  servicer,  the  servicers  (other  than the
Terminating Entity),  the trustee and the trust administrator  related to the  Senior-Subordinate  Loan
Group  mortgage  loans  (with  respect  to  the  Senior-Subordinate  Loan  Group  mortgage  loans,  the
"Terminating  Par Value") and (b) the  fair market  value of all  property of the trust  related to the
Senior-Subordinate Loan Group mortgage loans.

        On any  distribution  date on or after  which the  aggregate  Stated  Principal  Balance of the
Floating Rate Loan Group  mortgage  loans is less than or equal to the threshold  described in the term sheet related to this term sheet supplement,  the Terminating  Entity will (subject to the terms of the pooling and  servicing  agreement)  have the option to purchase the Floating  Rate Loan Group  mortgage loans,  all real property  acquired in respect of any Floating Rate Loan Group  mortgage loan remaining in the trust,  and any other related  property  remaining in the trust for a price equal to the greater of (a) the sum of (i) 100% of the aggregate  outstanding  Stated Principal Balance of the Floating Rate
Loan Group mortgage  loans plus accrued  interest  thereon at the  applicable  mortgage rate to but not including,  the due date in the month of such  distribution  date,  (ii) with  respect to REO  property related to the Floating Rate Loan Group mortgage  loans,  the lesser of (x) the appraised value of such
REO property and (y) the Stated  Principal  Balance for the mortgage  loan related to such REO property and  (iii) any  unreimbursed  advances  and  servicing  fee and other  amounts  payable  to the  master servicer,  the servicers (other than the Terminating  Entity),  the trustee and the trust administrator related to the Floating  Rate Loan Group  mortgage  loans (with respect to the Floating Rate Loan Group mortgage  loans,  the  "Terminating  Par Value"),  and (b) the fair market value of all property of the trust related to the Floating Rate Loan Group mortgage loans.

                                                              S-58

        The  "Terminating  Entity" will be (i) DLJ Mortgage  Capital,  Inc.,  if it is the owner of the servicing rights with respect to any related mortgage loan on such optional  termination  date, or (ii)
if that is not the case,  the  special  servicer or another  servicer,  as  determined  pursuant to the terms of the pooling and servicing agreement.

        If either of such options is exercised,  and the amount specified in clause (b) of the first or second  immediately  preceding  paragraph  exceeds the amount  specified in clause  (a) of the first or second immediately  preceding paragraph,  as applicable,  the Class AR-L  Certificates will be entitled to receive  the amount of such  excess.  There can be no  assurance  that any of such  options  will be exercised,  or that if any of  such  options  are  exercised,  that  there  will be any  excess  amount available for distribution to the Class AR-L Certificates.

        If specified in the term sheet  related to this term sheet  supplement,  the option to purchase the  Senior-Subordinate  Loan  Group  mortgage  loans and the other  assets in the trust  related  to a
Senior-Subordinate  Loan Group as described above is not exercised and the aggregate  Stated  Principal
Balance of the  Senior-Subordinate  Loan Group mortgage loans declines below the threshold described in the term sheet related to this term sheet supplement,  the trust  administrator will conduct an auction to sell the  Senior-Subordinate  Loan Group mortgage loans and the other assets in the trust related to a Senior-Subordinate Loan Group.

        If specified in the term sheet  related to this term sheet  supplement,  the option to purchase the  Floating  Rate Loan Group  mortgage  loans and the other  assets in the trust  related to Floating
Rate Loan Group as described above is not exercised and the aggregate Stated  Principal  Balance of the
Floating  Rate Loan Group  mortgage  loans  declines  below the  threshold  described in the term sheet related to this term sheet  supplement,  the trust  administrator  will  conduct an auction to sell the
Floating  Rate Loan Group  mortgage  loans and the other  assets in the trust  related to the  Floating
Rate  Loan  Group,  provided,  that if there are any NIM  notes  related  to the  Floating  Rate  Group outstanding, the trust administrator will not conduct such auction.

        With  respect to any  auction,  the trust  administrator  will  solicit good faith bids for the related  mortgage  loans and the other  related  assets in the trust from at least  three  institutions that are regular  purchasers  and/or  sellers in the secondary  market of  residential  mortgage  loans similar to the  mortgage  loans in the mortgage  pool.  The trust  administrator  will sell the related mortgage  loans to the  institution  with the highest bid exceeding the related  Terminating  Par Value plus certain  expenses set forth in the pooling and  servicing  agreement.  If less than three bids are received  or the  highest  bid  received  is less than the  related  Terminating  Par  Value  plus such expenses,  the trust  administrator  will not sell the  related  mortgage  loans and the other  related assets in the trust and,  unless certain  conditions  specified in the pooling and servicing  agreement are not satisfied,  the trust  administrator will continue  conducting  auctions every six months until the earlier of (a) the  completion  of a  successful  auction and (b) the  exercise by the  Terminating
Entity of its purchase option with respect to the related mortgage loans.

        If an auction is successfully completed with respect to either (a) the  Senior-Subordinate Loan
Group mortgage  loans or (b) the  Floating Rate Loan Group  mortgage  loans,  and the highest bid is in excess of the related  Terminating Par Value, the Class AR-L  Certificates  will be entitled to receive the  amount  of  that  excess.  There  can be no  assurance  that  any  auction  will  be  successfully completed,  or that if an  auction is  successfully  completed,  that  there will be any excess  amount available for distribution to the Class AR-L Certificates.

        If either of such  options is  exercised or an auction is  successfully  conducted,  the effect would be to cause an early  retirement of the related  certificates.  Distributions on the certificates relating  to any  optional  termination  or  auction  sale will first be  treated  as a  prepayment  of mortgage  loans  and paid in  accordance  with  the  priorities  and  amounts  set  forth  above  under
"Description  of the  Certificates."  The proceeds  from that  distribution  may not be  sufficient  to distribute the full amount to which each related class of certificates is entitled.

Reports to Certificateholders

         The monthly statement to  certificateholders  prepared by the trust administrator will include the following information with respect to each distribution date:

            o  the Class Principal  Balance of each class of certificates  before giving effect to the distribution of principal and interest;

            o  the amount of the related distribution on each class of certificates allocable to interest;

                                                              S-59

            o  the amount of the related distribution on each class of certificates allocable to principal;

            o  the sum of the principal and interest payable to each class of certificates;

            o  any Realized Loss allocable to each class of certificates;

            o  any Carryforward Interest allocable to each class of certificates;

            o  the Class Principal  Balance of each class of certificates  after giving effect to the  distribution of principal and interest;

            o  the pass through rate for each class of certificates;

            o  the applicable record dates, Interest Accrual Periods, determination date and distribution date;

            o  the Principal Payment Amount and Principal Remittance Amount;

            o  the total cash flows received and the general sources thereof;

            o  the amount of principal prepayments;

            o  the amount of principal as a result of repurchased mortgage loans;

            o  the aggregate amount of scheduled interest prior to reduction for fees;

            o  the amount of net recoveries on charged off mortgage loans;

            o  the amount of reimbursements of nonrecoverable advances previously made;

            o  the amount of Net Liquidation Proceeds;

            o  the amount of Insurance Proceeds;

            o  the number of mortgage loans as of the first and last day of the related Collection Period;

            o  the aggregate  Stated  Principal  Balance of the mortgage  loans as of the first and last day of the related Collection Period;

            o  the Expense Fee, with an identification of each payee and the general purpose of such fees;

            o  the amount of current advances (including the general purpose of such advances);

            o  the amount of outstanding advances;

            o  the number and aggregate  Stated  Principal  Balance of mortgage loans delinquent (1) 31 to 60 days,
               (2) 61 to 90 days  and  (3) 91 days or  more,  including  delinquent  bankrupt  mortgage loans but excluding mortgage loans in foreclosure and REO property;

            o  the number  and  aggregate  Stated  Principal  Balance  of  mortgage  loans  that are  currently  in bankruptcy, but not delinquent;

            o  the number and aggregate Stated Principal Balance of mortgage loans that are in foreclosure;

            o  the Delinquency Rate,  Rolling Three Month Delinquency Rate, the Senior  Enhancement  Percentage and
               whether a Trigger Event is in effect ;

                                                              S-60

            o  the number and aggregate  principal  amount of any REO properties as of the close of business on the determination date preceding such distribution date;

            o  current Realized Losses;

            o  cumulative net Realized Losses and whether a Cumulative Loss Event is occurring;

            o  the  weighted  average  term to  maturity of the  mortgage  loans as of the close of business on the last day of the calendar month preceding the related distribution date;

            o  the number of  mortgage  loans that have  prepayment  charges  and for which  prepayments  were made during the related Collection Period, as applicable;

            o  the amount of any funds remaining in the Pre Funding Account as of such distribution date;

            o  the Net Funds Cap with respect to each Loan Group;

            o  amount, if any, on deposit in any Pre-Funding Account;

            o  the Monthly Excess Cashflow; and

            o  the Targeted  Overcollateralization  Amount, the  Overcollateralization  Amount, the amount, if any, by which the Targeted  Overcollateralization  Amount  exceeds the  Overcollateralization
               Amount and the Overcollateralization Release Amount.

        For  purposes  of the  information  reported  in the monthly  statement  to  certificateholders prepared by the trustee,  a mortgage loan is considered to be delinquent  when a payment due on any due date  remains  unpaid  as of the  close of  business  on the  next  following  monthly  due  date.  The determination  as to  whether a  mortgage  loan  falls  into this  category  is made as of the close of business on the last  business day of each month.  For example,  a mortgage  loan due for December 1 at the close of business on January 31 would be  described  as 30 to 59 days  delinquent  in the  February trust and static pool reporting.

Evidence as to Compliance

        Each of the  servicers  and the special  servicer  will deliver to the  depositor and the trust administrator,  on or about  March 1st of each  year,  commencing  with  March 1,  2007,  an  officer's certificate  stating  that:  (i) a review of that party's  servicing  activities  during the  preceding calendar  year and of  performance  under the  applicable  Servicing  Agreement has been made under the supervision  of the  officer,  and (ii) to the best of the  officer's  knowledge,  based on the review, such party has fulfilled all its obligations under the applicable  Servicing  Agreement in all material respects  throughout  the year,  or, if there has been a failure to fulfill any such  obligation in any material  respect,  specifying  the  failure  known to the  officer  and the  nature  and status of the failure.

        In addition,  on or prior to March 1st of each year, commencing with March 1, 2007, each of the servicers,  the special  servicer,  the master  servicer and the custodians will be required to deliver annually to the depositor  and the trust  administrator,  an assessment of compliance  with the minimum servicing  criteria  established  in Item 1122(a) of Regulation AB (the "AB Servicing  Criteria")  that are applicable to such party.  The AB Servicing  Criteria  include  specific  criteria  relating to the following  areas:  general  servicing  considerations,  cash  collection and  administration,  investor remittances  and  reporting,  and pool asset  administration.  Such  report will  indicate  that the AB
Servicing  Criteria  were  used to test  compliance  on a  platform  level  basis  and will set out any material instances of noncompliance.

   Each entity  delivering  the  assessment of compliance  referred to in the previous  paragraph  also will  deliver  with its report on  assessment  of  compliance,  an  attestation  report  from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

                                                              S-61

   Copies of the annual reports of assessment of  compliance,  attestation  reports,  and statements of compliance  may be obtained by  certificateholders  without  charge upon  written  request to the trust administrator.  These  items will be filed with the  issuing  entity's  annual  report on Form 10 K, to the extent required under Regulation AB.

The Issuing Entity

   On the closing date, and until the termination of the trust, the applicable Adjustable Rate
Mortgage Trust series will be a common law trust formed under the laws of the state of New York pursuant to the pooling and servicing agreement.  The issuing entity will not have any liabilities as of the closing date.  The fiscal year end of the issuing entity will be December 31 of each year.
The assets of the issuing entity are described herein under "Description of the Certificates--Assets of the Trust."

   The  issuing  entity  will  not  have  any  employees,  officers  or  directors.  The  trustee,  the depositor,  the master servicer, the servicers,  the modification  oversight agent, if applicable,  and the trust  administrator  will act on behalf of the Issuing Entity,  and may only perform those actions on behalf of the  issuing  entity  that are  specified  in the pooling  and  servicing  agreement.  See
"Servicing of the Mortgage Loans" in the prospectus supplement.

   The  trustee,  on behalf of the  issuing  entity,  is only  permitted  to take such  actions  as are specifically  provided  in the  pooling  and  servicing  agreement.  Under the  pooling  and  servicing agreement,  the  trustee on behalf of the issuing  entity  will not have the power to issue  additional certificates  representing  interests  in the  issuing  entity,  borrow  money on behalf of the issuing entity or make loans  from the  assets of the  issuing  entity to any  person or  entity,  without  the amendment of the pooling and servicing  agreement by  certificateholders  and the other parties thereto as described under "Description of the Certificates -- Amendment" in the prospectus.

   If the assets of the issuing entity are  insufficient  to pay the  certificateholders  all principal and interest owed,  holders of certificates may not receive all of their expected  payments of interest and  principal and may suffer a loss.  The issuing  entity,  as a common law trust,  is not eligible to be a debtor in a bankruptcy  proceeding.  In the event of bankruptcy  of the sponsor,  the depositor or any originator,  it is not  anticipated  that the assets of the issuing entity would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

The Trustee

General

        U.S.  Bank  National  Association  ("U.S.  Bank")  will act as trustee  under the  pooling  and servicing  agreement.  A network of specialized  U.S.  Bancorp  offices  across the nation,  inside and outside  its  24-state  footprint,  provides a  comprehensive  line of banking,  brokerage,  insurance, investment,  mortgage,  trust and payment services products to consumers,  businesses,  governments and institutions.

        The trustee, U.S. Bank National  Association,  has its corporate trust offices at 60 Livingston
Avenue,  EP MN WS3D,  St. Paul,  Minnesota  55107.  The trustee may resign at any time,  in which event the  depositor  will be obligated to appoint a successor  trustee.  The  depositor  may also remove the trustee if the trustee  ceases to be  eligible  to  continue  as such under the  pooling and  servicing agreement  or if the  trustee  becomes  insolvent.  The  trustee may also be removed at any time by the certificateholders  evidencing  not less than 50% of the voting rights  evidenced by the  certificates.
In such  circumstances,  the  depositor  will also be  obligated  to appoint a successor  trustee.  Any resignation  or  removal  of the  trustee  and  appointment  of a  successor  trustee  will not  become effective until acceptance of the appointment by the successor trustee.

        The trustee, or any of its affiliates,  in its individual or any other capacity, may become the owner or pledgee of  certificates  and may transact  business  with other  interested  parties with the same rights as it would have if it were not the trustee.  The trustee will have the following  material duties under the pooling and servicing agreement:

            o  directly or through a custodian,  to hold the mortgage  notes,  mortgages and other legal documents in the mortgage files relating to all or some of the mortgage loans;

                                                              S-62

            o  directly or through a custodian,  to review each  mortgage file and deliver a  certification to the effect that, except as noted in the certification, all required documents have been executed and received; and

            o  in the event of a default by the servicer under the pooling and servicing agreement that has not been  remedied, either the trustee or holders of certificates evidencing at least 25%
               of the  voting  rights  will have the right to  terminate  the master  servicer.  If the master servicer is terminated,  or the master servicer resigns,  the trustee will become the successor  master  servicer.  However,  if the trustee is unwilling or unable to act as  successor  master  servicer,  it may  appoint,  or  petition a court to  appoint,  a successor master servicer.

        The trustee may resign at any time, in which event the  depositor  will be obligated to appoint a successor  trustee.  The depositor  may also remove the trustee if the trustee  ceases to be eligible to continue as such under the pooling and servicing  agreement or if the trustee  becomes  incapable of acting  under the pooling and  servicing  agreement  or  insolvent.  The trustee may also be removed at any time by the  certificateholders  evidencing not less than 50% of the voting rights evidenced by the certificates.  In such  circumstances,  the  depositor  will also be  obligated  to appoint a successor trustee.  Any  resignation or removal of the trustee and  appointment  of a successor  trustee will not become  effective  until  acceptance  of  the  appointment  by  the  successor  trustee.  Any  expenses associated  with the  resignation  or removal of the trustee and the  appointment  of a successor  will generally be paid by the trustee or the depositor.

        The trustee, or any of its affiliates,  in its individual or any other capacity, may become the owner or pledgee of  certificates  and may transact  business  with other  interested  parties with the same rights as it would have if it were not trustee.

        The trustee will not be liable under the pooling and servicing agreement:

            o  expect for the  performance  of such duties and  obligations  as are  specifically  set forth in the pooling and servicing agreement;

            o  for any action taken or omitted by it in good faith and  reasonably  believed by it to be authorized or within the discretion or rights or powers conferred upon  it by the pooling and servicing agreement; or

            o  for any action taken or omitted by it  in  good faith in  accordance  with the direction of holders of certificates  evidencing at least 50% of the voting rights relating to the time, method and place of conducting  any  proceeding  for any remedy  available to such trustee, or relating to the exercise of any trust or power  conferred  upon such  trustee  under the pooling and servicing agreement.

        In the  absence of bad faith,  the  trustee  may  conclusively  rely upon any  certificates  or opinions of counsel  furnished  to such trustee  under the pooling and  servicing  agreement.  Any such opinion of counsel  will be full and complete  authorization  and  protection  in respect of any action taken or omitted  to be taken by such  trustee in good  faith and in  accordance  with such  opinion of counsel.  The  trustee  will not be deemed to have  knowledge  or notice of any  matter,  including  an event of default, unless actually known to it or unless it has received written notice thereof.

Certain Matters Regarding the Servicers and the Master Servicer

        On and after the time a  servicer  receives a notice of  termination  or the  resignation  of a servicer,  the  master  servicer  shall  be the  successor  to the  related  servicer,  but only in its capacity as servicer,  and not in any other capacity,  and the  transactions  set forth or provided for in the pooling and  servicing  agreement and shall be subject to all the  responsibilities,  duties and liabilities  relating thereto placed on the related servicer  including the obligation to make Advances which have been or will be required to be made by the terms and  provisions  thereof.  As  compensation there for, the master  servicer  shall be entitled to all funds relating to the mortgage loans that the related servicer would have been entitled to charge to the related  collection  account,  provided that the terminated  servicer shall  nonetheless be entitled to payment or  reimbursement to the extent that such payment or  reimbursement  relates to the period  prior to  termination  of the related  servicer.
Notwithstanding  the  foregoing,  if the master  servicer has become the  successor to a servicer,  the master  servicer  may, if it shall be unwilling to so act, or shall,  if

                                                              S-63

it is prohibited by applicable law from making  Advances,  or if it is  otherwise  unable to   so  act,
appoint,  or petition a court of competent jurisdiction  to  appoint,  any  established  mortgage  loan servicing  institution,  which is also a Fannie  Mae or  Freddie  Mac  approved  seller/servicer  for first  and  second  lien  loans in good standing,  having  a net  worth  of at  least  $10,000,000,  as the  successor  to a  servicer  in the assumption of all or any part of the  responsibilities,  duties or liabilities  of a servicer.  Pending appointment  of a  successor  to a  servicer,  the  master  servicer, unless the  master  servicer  is prohibited by law from so acting,  shall act in such capacity as described above.  In connection  with such  appointment and assumption,  the master servicer may make  arrangements for the  compensation of any  successor out of payments on the related  mortgage  loans as it and the related  successor  agree; provided,  however,  that no such  compensation  will be in excess of the related  servicing  fee.  The master  servicer  and the related  successor  will take such  action, consistent  with the pooling and servicing  agreement,  as shall be  necessary to  effectuate  any such succession.  Neither the master servicer,  the trust  administrator nor any other successor servicer will be deemed to be in default by reason of any failure to make,  or any delay in making,  any  distribution pursuant to the pooling and servicing agreement or any portion thereof or any failure to perform,  or any delay in performing,  any duties or  responsibilities  under the pooling and  servicing  agreement,  in either case caused by the failure of the related  servicer to deliver or provide,  or any delay in delivering  or providing,  any cash, information, documents or records to it.

The Trust Administrator

        The  corporate  trust  office  of the  trust  administrator  for  purposes  of  presentment  of certificates  for registration of transfer,  exchange or final payment,  is Wells Fargo Bank, N.A., 6th
Avenue and Marquette,  Minneapolis,  Minnesota  55479,  Attention:  applicable CS ARMT series,  and for all other  purposes  is  located at 9062 Old  Annapolis  Road,  Columbia,  Maryland  21045,  Attention:
Client Manager,  applicable CS ARMT series.  The trust  administrator  may resign at any time, in which event the depositor  will be obligated to appoint a successor  trust  administrator.  The depositor may also remove the trust  administrator  if the trust  administrator  ceases to be eligible to continue as such under the pooling and servicing  agreement or if the trust  administrator  becomes insolvent.  The trust  administrator  may  also  be  removed  at any  time  by  the  trustee  or by  certificateholders
evidencing  not  less  than  50%  of  the  voting  rights  evidenced  by  the  certificates.   In  such
circumstances,  the depositor will also be obligated to appoint a successor  trust  administrator.  Any resignation or removal of the trust  administrator  and appointment of a successor trust  administrator will not become effective until acceptance of the appointment by the successor trust administrator.

        The trust  administrator,  or any of its  affiliates,  in its individual or any other capacity, may become the owner or pledgee of  certificates  with the same  rights as it would have if it were not the trust administrator.

        The pooling and servicing  agreement requires the trust  administrator to maintain,  at its own expense,  an office or agency where  certificates  may be surrendered  for  registration of transfer or exchange  and  where  notices  and  demands  to or upon the  trust  administrator  and the  certificate registrar  in respect of the  certificates  pursuant  to the  pooling and  servicing  agreement  may be served.

        The trust administrator will be required to notify  certificateholders  and the rating agencies of any event of default by the master  servicer or servicer known to the trust  administrator,  and the appointment of any successor master servicer or servicer.

        The  trust   administrator   will  also  act  as  paying  agent,   certificate   registrar  and
authenticating agent under the pooling and servicing agreement.

        The  trust   administrator   will  also  act  as  paying  agent,   certificate   registrar  and
authenticating agent under the pooling and servicing agreement.

        The trust administrator will make the reports of distributions to  certificateholders  (and, at its option,  any additional files containing the same information in an alternative  format)  available each month to  certificateholders  and other interested parties via the trust  administrator's  website at  http://www.ctslink.com.  Information  about and  assistance in using the website can be obtained by calling the trust  administrator's  customer  service desk at (866)  846-4526.  Persons that are unable to use the above  website  are  entitled  to have a paper copy  mailed to them via first  class mail by calling the trust  administrator  at (866) 846-4526.  The trust  administrator  shall have the right to change the way such reports are made available in order to make  distributions  more convenient  and/or more  accessible  to the above parties and to the  certificateholders.  The trust  administrator  shall provide timely and adequate notification

                                                              S-64

to all above parties and to the  certificateholders  regarding any such change.  In addition,  the trust administrator  will post on the above website,  on a monthly basis,  current  loan level data  reports about the  mortgage  loans in the trust fund.  The format of these loan level data reports may be modified, or they may be discontinued, at any time.

        The trust  administrator  shall be  entitled  to a portion of the net  investment  earnings  on amounts on deposit in the certificate account maintained by the trust administrator.

Restrictions on Transfer of the Class AR and Class AR-L Certificates

        The  Class AR  and  Class AR-L  Certificates  will be subject to the  restrictions  on transfer described in the  prospectus  under  "Material  Federal Income Tax  Consequences--Taxation  of Owners of
REMIC  Residual  Certificates--Tax  and  Restrictions  on Transfers of REMIC  Residual  Certificates  to
Specific   Organizations."  The  pooling  and  servicing  agreement  provides  that  the  Class AR  and
Class AR-L  Certificates,  in addition to other classes of certificates,  may not be acquired by a Plan or with assets of such a Plan unless certain  conditions are met.  See "ERISA  Considerations"  in this term sheet  supplement.  Each Class AR and Class AR-L  Certificate will contain a legend describing the foregoing restrictions.

Voting Rights

        All voting  rights will be  allocated  among the holders of each class of  certificates  as set forth in the prospectus supplement.

                                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

Factors Affecting Prepayments on the Mortgage Loans

        The yields to maturity of each class of the offered  certificates  and the aggregate  amount of distributions on each class of the offered  certificates  will be affected by, among other things,  the rate and  timing of  payments  of  principal  on the  related  mortgage  loans.  The rate of  principal payments on the mortgage  loans will be affected by the  amortization  schedules of the mortgage  loans and by the rate of principal  prepayments  thereon.  For this purpose,  the term "prepayment"  includes prepayments  and  liquidations  due to  defaults or other  dispositions  of the  mortgage  loans or the mortgaged  properties,  including  application  of  insurance  proceeds  or  condemnation  awards,  the purchase  of  mortgage  loans  by the  seller  of those  mortgage  loans  due to  uncured  breaches  of representations  and warranties,  the purchase of delinquent  mortgage loans by the special servicer or the purchase of the mortgage loans by the Terminating  Entity under the  circumstances  described under
"Pooling and Servicing Agreement--Optional  Termination;  Terminating Auction Sale" herein. No assurance can be given as to the rate or timing of  principal  payments  or  prepayments  on any of the  mortgage loans.  Prepayments,  liquidations  and  purchases of the mortgage  loans will result in  (a) principal distributions  to  certificateholders  that would otherwise be distributed  over the remaining terms of the mortgage  loans and (b) the  termination  of ongoing  interest  distributions  with respect to such mortgage loans to the certificateholders.  See "Yield,  Prepayment and Maturity  Considerations" in the
prospectus.

        The rate of principal  prepayments  on mortgage  loans is  influenced by a variety of economic, geographic,  social and other factors,  including the level of mortgage  interest rates and the rate at which mortgagors  default on their mortgages.  All of the mortgage loans are  adjustable-rate  mortgage loans. As is the case with fixed-rate  mortgage  loans, in general,  if prevailing  interest rates fall significantly below the mortgage rates on the mortgage loans, the  adjustable-rate  mortgage loans (and the  applicable  offered  certificates)  are likely to be subject to a higher  incidence of  prepayment than if prevailing  rates remain at or above the mortgage rates on the mortgage loans.  Conversely,  if prevailing  interest  rates rise  significantly  above the mortgage  rates on the mortgage  loans,  the mortgage  loans  (and  the  applicable  offered  certificates)  are  likely  to be  subject  to a lower incidence  of  prepayment  than if  prevailing  rates  remain  at or below  the  mortgage  rates on the mortgage loans.  Prepayments on the mortgage loans may differ as they approach their  respective  first
Adjustment  Dates.  No assurance  can be given as to the level of  prepayment  that the mortgage  loans will experience.

        Although the mortgage  rates on the  adjustable-rate  mortgage loans are subject to adjustment, such mortgage rates may adjust less  frequently than the  pass-through  rates on the  certificates  and adjust by  reference  to the  applicable  Index.  With  respect to the LIBOR  Certificates,  changes in
One-Month  LIBOR may not  correlate  with changes in the  applicable  Index and also may not  correlate with  prevailing  interest  rates.  It is possible  that an increased  level of  One-Month  LIBOR could occur  simultaneously  with a lower  level of  prevailing  interest  rates

                                                              S-66

which  would be expected to
result in faster  prepayments,  thereby reducing the weighted average lives of the LIBOR  Certificates.
The mortgage rate  applicable to  substantially  all of the mortgage loans and any Adjustment Date will be based on the applicable  Index value most recently  announced  generally as of a date either 45 days prior to, or the first business day of the month  immediately  preceding the month of, such  Adjustment
Date.  Thus,  if the Index value with respect to an  adjustable-rate  mortgage  loan rises,  the lag in time before the  corresponding  mortgage rate increases,  will, all other things being equal,  slow the upward  adjustment of the pass-through  rate or rate cap, as applicable,  on the related  certificates.
In addition,  substantially  all of the  adjustable-rate  mortgage loans have mortgage rates which will not adjust for a  substantial  period of time  after  origination.  See  "Description  of the  Mortgage
Pool" in this term sheet supplement.

        A portion of the initial mortgage loans may be subject to prepayment  premiums during intervals ranging from three months to five years following  origination,  as described under "Description of the
Mortgage  Pool--General"  herein.  Such  prepayment  premiums may have the effect of reducing the amount or the likelihood of prepayment of such mortgage loans during such intervals.

        The depositor  makes no  representation  as to the expected rate of prepayments on the mortgage loans.

        See  "Description  of the Mortgage Pool" and  "Description  of the  Certificates"  in this term sheet supplement and "Yield,  Prepayment and Maturity  Considerations" in the prospectus for additional information  about the effect of the rate of  prepayments  on the yields on and maturity of the offered certificates.

        Investors in the offered  certificates  are encouraged to consider the risk that rapid rates of
prepayments  on  the  mortgage  loans,  and  therefore  of  principal   distributions  on  the  offered
certificates,  may coincide with periods of low prevailing  interest  rates.  During such periods,  the effective  interest rates on securities in which an investor in the offered  certificates may choose to reinvest  amounts  received as principal  distributions  on the offered  certificates may be lower than the interest rate borne by such  certificates.  Conversely,  slow rates of  prepayments on the mortgage loans,  and  therefore of  principal  distributions  on the offered  certificates,  may  coincide  with periods of high prevailing interest rates. During such periods,  the amount of principal  distributions available  to an  investor  in the  offered  certificates  for  reinvestment  at such  high  prevailing interest rates may be relatively low.

        Substantially  all of the mortgage loans will contain  "due-on-sale"  clauses.  The enforcement of a due-on-sale  clause will generally  have the same effect as a prepayment on a mortgage loan.  Some of the mortgage loans may be assumable by purchasers of the mortgaged  property  rather than prepaid by the  related  borrowers  in  connection  with the  sales of the  those  mortgage  properties.  Any such assumption  will reduce the rate of prepayments  of the mortgage loans and extend the weighted  average life of the related offered certificates.

        See "Yield, Prepayment and Maturity Considerations" in the prospectus.

Mandatory Prepayment

        With respect to each class of offered  certificates  related to the Floating Rate Loan Group in the event that at the end of the  prefunding  period there are any remaining  amounts on deposit in the prefunding  account,  the holders of those  certificates  then  entitled to  principal  will receive an additional  distribution  allocable to  principal  in an amount  equal to the amount  remaining in such prefunding  account.  Although there can be no assurance,  the depositor  anticipates that there should be no  material  principal  payment  to  the  holders  of the  offered  certificates  due to a lack  of subsequent mortgage loans.

Additional Yield Considerations Applicable Solely to the Residual Certificates

        The Residual  Certificateholders'  after-tax rate of return on their Residual Certificates will reflect  their  pre-tax  rate of return,  reduced by the taxes  required to be paid with respect to the
Residual  Certificates.  Holders of Residual  Certificates  may have tax  liabilities  with  respect to their Residual  Certificates  during the early years of the trust's term that substantially  exceed any distributions  payable thereon during any such period.  In addition,  holders of Residual  Certificates may have tax  liabilities  with  respect to their  Residual  Certificates  the  present  value of which substantially  exceeds the present value of distributions  payable thereon and of any tax benefits that
may  arise  with  respect  thereto.   Accordingly,  the  after-tax  rate  of  return  on  the  Residual
Certificates  may be negative or may  otherwise be  significantly  adversely  affected.  The timing and amount of taxable  income  attributable  to the  Residual

                                                              S-66

Certificates  will  depend on,  among  other things,  the timing and amounts of  prepayments  and losses experienced  with  respect to the mortgage pool.

        The Residual  Certificateholders  should  consult  their tax advisors as to the effect of taxes and the receipt of any payments made to those  holders in connection  with the purchase of the Residual
Certificates  on  after-tax  rates of return on the  Residual  Certificates.  See  "Federal  Income Tax
Consequences"  in this term sheet  supplement  and "Material  Federal Income Tax  Consequences"  in the
prospectus.

                                        FEDERAL INCOME TAX CONSEQUENCES

General

        The pooling and servicing  agreement  provides  that the trust  (exclusive of any Floating Rate
Loan Swap  Agreement  and the  assets  held in any  Floating  Rate Loan Swap  Agreement  Account)  will comprise  multiple  REMICs in a tiered  REMIC  structure.  The pooling  and  servicing  agreement  will designate  a single  class of  interest  in each REMIC as the  residual  interest  in that  REMIC.  The
Class AR-L  Certificates will represent  ownership of the residual  interests in the lower-tier REMICs, which will hold the mortgage  loans,  and the Class AR  Certificates  will  represent  ownership of the residual  interest in each remaining  REMIC.  Elections will be made to treat each REMIC created by the pooling and servicing agreement as a REMIC for federal income tax purposes.

        Upon the  issuance of the  offered  certificates,  Orrick,  Herrington  &  Sutcliffe  llp ("Tax
Counsel")  will  deliver  its  opinion to the effect  that,  assuming  compliance  with the pooling and servicing  agreement,  each REMIC will  qualify as a REMIC  within the  meaning of Section  860D of the
Internal Revenue Code of 1986, as amended (the "Code").

Tax Treatment of the Offered Certificates

        Each offered  certificate,  other than a Class AR and  Class AR-L  Certificate,  will  evidence ownership  of  a  REMIC  regular  interest.  See  "Tax  Treatment  of  the  Floating  Rate  Loan  Group
Certificates"  for a  discussion  of  additional  tax  information  for the  Floating  Rate Loan  Group
Certificates.

Original Issue Discount

        For federal income tax information reporting purposes,  certain classes of offered certificates may be issued with  original  issue  discount  based on their issue price.  The  prepayment  assumption that will be used in determining  the rate of accrual of original  issued  discount,  market  discount, and  bond  premium,  if  any,  will  be a  rate  equal  to  25%  CPR  for  the  mortgage  loans  in the
Senior-Subordinate  Loan Groups and 30% CPR for the  mortgage  loans in the  Floating  Rate Loan Group.
No  representation  is made that the mortgage loans will actually prepay at these rates or at any other rates.

        If the method for computing  original issue discount  described in the prospectus  results in a negative  amount for any period  with  respect to a  beneficial  owner,  the amount of  original  issue discount  allocable to such period would be zero and such beneficial  owner will be permitted to offset such  negative  amount only  against  future  original  issue  discount (if any)  attributable  to such certificates.

        In certain  circumstances  OID Regulations  permit the beneficial owner of a debt instrument to recognize  original  issue  discount  under a  method  that  differs  from  that  used  by the  issuer.
Accordingly,  it is possible that the beneficial owner of an offered  certificate may be able to select a method for recognizing  original issue discount that differs from that used by the entity  identified as the "tax  matters  person" in the  pooling  and  servicing  agreement  in  preparing  reports to the beneficial owner and the IRS.

        Certain classes of the offered  certificates  may be treated for federal income tax purposes as having been issued at a premium.  Whether any beneficial owner of such a class of offered  certificates will be treated as holding a certificate  with  amortizable bond premium will depend on such beneficial owner's  purchase price (or in the case of a Carryover  Certificate (as defined below),  the portion of the purchase price allocated to the regular interest  component) and the distributions  remaining to be made on such  certificate at the time of its  acquisition  by such  beneficial  owner.  Holders of such classes of  certificates  should  consult  their tax advisors  regarding the  possibility  of

                                                              S-67

making an election to amortize such premium.  See "Material  Federal Income Tax  Consequences--Taxation
of Owners of REMIC Regular Certificates," "--Market Discount" and "--Premium" in the prospectus.

Status of the Offered Certificates
        The  Certificates  (other than the Notional  Principal  Contract  Components  of the  Carryover
Certificates) will be treated as assets described in Section  7701(a)(19)(c) of  the Code, and as "real estate assets" under Section  856(c)(5)(b) of  the Code,  generally,  in the same  proportion  that the assets of the trust,  exclusive  of the assets not  included  in any  REMIC,  would be so  treated.  In addition,  the interest  derived from the  Certificates  (other than the  Notional  Principal  Contract
Components of a Carryover  Certificate)  will be interest on  obligations  secured by interests in real property  for  purposes  of  section  856(c)(3) of  the Code,  subject  to the same  limitation  in the preceding sentence.  The Notional Principal Contract Components of the Carryover  Certificates will not qualify,  however, as assets described in Section  7701(a)(19)(c) of  the Code or as real estate assets under  Section  856(c)(5)(b) of  the Code,  or as  qualified  mortgages  within the  meaning of section
860G(a)(3) of the Code if held by another REMIC.

The Class AR and Class AR-L Certificates
        Purchasers  of the Class AR and  Class AR-L  Certificates  should  consider  carefully  the tax consequences  of an investment in those  certificates  discussed in the  prospectus  and should consult their own tax advisors for those consequences.  See "Material Federal Income Tax  Consequences--Taxation
of Owners of REMIC Residual  Certificates"  in the  prospectus.  Specifically,  prospective  holders of the Class AR and Class AR-L  Certificates  should consult their tax advisors regarding whether,  at the time of acquisition,  a Class AR or Class AR-L  Certificate will be treated as representing  beneficial ownership of  "noneconomic"  residual  interests and "tax avoidance  potential"  residual  interests as these  characteristics  affect the  circumstances  under which the transfer of Class AR and  Class AR-L
Certificates  will be respected for federal  income tax  purposes.  See  "Material  Federal  Income Tax
Consequences--Taxation   of   Owners  of  REMIC   Residual   Certificates--Noneconomic   REMIC   Residual
Certificates,"  "--Excess  Inclusions"  and  "--Tax  and  Restrictions  on  Transfers  of REMIC  Residual
Certificates to Specific Organizations" in the prospectus.

        The IRS recently  issued final  regulations  addressing the tax treatment of payments made by a transferor  of a  non-economic  REMIC  residual  interest  to induce the  transferee  to  acquire  that residual  interest  ("inducement  fees").  The  regulations  (i) require the transferee to recognize an inducement  fee as income over the  expected  remaining  life of the REMIC in a manner that  reasonably reflects the  after-tax  costs and benefits of holding that  residual  interest and  (ii) specify  that inducement fees  constitute  income from sources within the United States.  The regulations  will apply to any inducement fee received in connection with the acquisition of a Residual Certificate.

Tax Treatment of the Floating Rate Loan Group Certificates

        For federal income tax purposes,  a beneficial owner of a Floating Rate Loan Group  Certificate will be treated as holding an undivided  interest in a REMIC  regular  interest  corresponding  to that certificate.  In addition,  the trustee will treat the  beneficial  owner of a Floating Rate Loan Group
Certificate  (other  than any Excess  Interest  Certificates)  (a  "Carryover  Certificate")  as having
entered  into  a  limited   recourse   notional   principal   contract.   The  REMIC  regular  interest
corresponding  to each  Carryover  Certificate  will be  entitled  to receive  interest  and  principal payments  at the  times  and in the  amounts  equal  to  those  made on the  certificate  to  which  it corresponds,  except  that  (i) the  maximum  interest  rate of each  Carryover  Certificate  for  each distribution  date will be equal to the  weighted  average of the net  mortgage  rates of the  mortgage loans at the  beginning of the related due period,  minus (a) a  fraction,  expressed as a  percentage, the  numerator  of which is the  product of (1) any  net swap  payment  made to the swap  provider  and
(2) 12, and the denominator of which is equal to the aggregate  collateral balance of the Floating Rate
Loan Group (the "Net Swap Payment Rate"),  multiplied by (b) a  fraction,  the numerator of which is 30 and the  denominator  of  which is the  actual  number  of days in the  immediately  preceding  Accrual
Period,  and (ii) any swap  termination  payment will be treated as being  payable  solely from Monthly
Excess  Cashflow.  As a result of the  foregoing,  the  amount of  distributions  on the REMIC  regular interest  corresponding  to a Carryover  Certificate may differ from the actual amount of distributions on the Carryover Certificate.

        Any  amount  payable  on a  Carryover  Certificate  in  excess  of the  amount  payable  on the corresponding  REMIC regular  interest will be deemed to have been paid to the holder of that Carryover
Certificate  pursuant to the notional  principal  contract.  Alternatively,  any amount  payable on the
REMIC regular  interest  corresponding  to a

                                                              S-68

 Carryover  Certificate  in excess of the amount payable on
the  Carryover  Certificate  will be treated as having been  received  by the holder of that  Carryover
Certificate  and then as having been paid by such holder pursuant to the notional  principal  contract.
Consequently,  each  beneficial  owner of a Carryover  Certificate  will be  required to report  income accruing with respect to the REMIC regular  interest  component as discussed  under  "Material  Federal
Income Tax  Considerations--Taxation  of Owners of REMIC Regular  Certificates"  in the  prospectus.  In addition,  each beneficial owner of a Carryover  Certificate will be required to report net income with respect  to the  notional  principal  contract  component  and will be  permitted  to  recognize  a net deduction with respect to the Notional  Principal Contract  component,  subject to the discussion under
"--The Notional Principal Contract Component" below.

        It is  possible  that the right to  receive  payments  in  respect  of the  notional  principal contract  could be treated as a  partnership  among the holders of the Carryover  Certificates  and the
Excess Interest Certificates,  in which case holders of such certificates  potentially would be subject to  different  timing  of  income  and  foreign  holders  of such  certificates  could  be  subject  to withholding  in  respect  of  payments  in  respect  of the  notional  principal  contract.  Holders of
Carryover  Certificates  are advised to consult  their own tax advisors  regarding  the  allocation  of issue price,  timing,  character and source of income and  deductions  resulting  from the ownership of
the  Carryover   Certificates   and  the  consequences  to  them  in  light  of  their  own  particular circumstances of the separate taxation of the two components comprising each Carryover Certificate.

Allocation

        A  beneficial  owner of a  Carryover  Certificate  must  allocate  its  purchase  price for the certificate  between its  components--the  REMIC regular interest  component and the Notional  Principal
Contract  component--in  accordance  with  the  relative  fair  market  values  thereof.  Each  notional principal  contract  component  is  difficult  to value,  and the IRS could  assert that the value of a notional  principal  contract  component  as of the  closing  date is  greater  than the value used for information  reporting purposes.  Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the notional principal contract component.

The Notional Principal Contract Component

        The trustee will treat payments made in respect of the notional  principal  contract  component as income or expense or loss,  as the case may be, based on Treasury  regulations  relating to notional principal  contracts,  referred to in the  prospectus  supplement  as the notional  principal  contract regulations.  Holders  of  Carryover  Certificates  are  advised  to  consult  their  own tax  advisors regarding  the  allocation  of issue  price,  timing,  character  and source of income  and  deductions resulting  from the  ownership  of the  notional  principal  contract  component.  The  balance of this discussion  assumes  that the  notional  principal  contract  component  will be  treated as a notional principal contract for federal income tax purposes.

        The  portion of the  overall  purchase  price of a Carryover  Certificate  attributable  to the notional  principal  contract  component  must be amortized over the life of such  certificate,  taking into account the  declining  balance of the related  REMIC  regular  interest  component.  The notional principal  contract  regulations  provide  alternative  methods for  amortizing the purchase price of a notional principal contract.  Prospective  investors are urged to consult their tax advisors concerning the methods that can be employed to amortize  the portion of the  purchase  price paid for the notional principal contract component of a Carryover Certificate.

        Any payments  made to a beneficial  owner of a Carryover  Certificate  in excess of the amounts payable on the  corresponding  REMIC  regular  interest will be treated as having been received on such certificate  pursuant  to the  notional  principal  contract,  and such  excess  will be  treated  as a periodic  payment on a notional  principal  contract.  To the extent the sum of such periodic  payments for any year exceeds that year's  amortized cost of the notional  principal  contract  component,  such excess  represents net income for that year.  Conversely,  to the extent that the amount of that year's amortized cost exceeds the sum of the periodic  payments,  such excess shall  represent a net deduction for that year.  In  addition,  any  amounts  payable on such REMIC  regular  interest  in excess of the amount of  payments on the  Carryover  Certificate  to which it relates  will be treated as having been received  by the  beneficial  owner of such  Certificate  and then paid by such owner  pursuant  to the notional  principal  contract,  and such excess should be treated as a payment on a notional  principal contract  that is made by the  beneficial  owner during the  applicable  taxable year and that is taken into account in  determining  the  beneficial  owner's net income or net deduction  with respect to the notional  principal  contract for such taxable year.  Although not clear, net income or a

                                                              S-69

net deduction with  respect  to the  notional  principal  contract  should be  treated  as  ordinary income or as an ordinary deduction.

        A  beneficial  owner's  ability to  recognize  a net  deduction  with  respect to the  notional principal  contract  component  may be limited under  Sections 67  and/or 68 of the Code in the case of
(1) estates and trusts and  (2) individuals  owning an interest in such component directly or through a
"pass-through   entity"  (other  than  in  connection  with  such  individual's   trade  or  business).
Pass-through  entities include  partnerships,  S corporations,  grantor trusts and non-publicly offered regulated investment  companies,  but do not include estates,  non-grantor trusts,  cooperatives,  real estate  investment  trusts  and  publicly  offered  regulated  investment  companies.  Further,  such a beneficial  owner will not be able to recognize a net deduction with respect to the notional  principal contract component in computing the beneficial owner's alternative minimum tax liability.

        Because a  beneficial  owner of a Carryover  Certificate  will be required to include in income the amount deemed to have been paid by such owner pursuant to the notional  principal  contract but may not be able to deduct that amount from income, a beneficial  owner of a Carryover  Certificate may have income that exceeds cash  distributions  on the Carryover  Certificate  in any period and over the term of  the  Carryover  Certificate.  As a  result,  the  Carryover  Certificates  may  not  be a  suitable investment for any taxpayer whose net deduction with respect to the notional  principal  contract would be subject to the limitations described above.

Sale or Exchange of Offered Certificates

        Upon the sale, exchange or other disposition of a Carryover  Certificate,  the beneficial owner of the certificate  must allocate the amount realized  between the components of the certificate  based on the relative  fair market  values of those  components  at the time of sale and must treat the sale, exchange  or other  disposition  as a sale,  exchange  or  disposition  of the REMIC  regular  interest component and the notional principal  contract  component.  Assuming that the Carryover  Certificate is held as a  "capital  asset"  within  the  meaning of  Section  1221 of the Code,  gain or loss on the disposition  of an interest in the  notional  principal  contract  component  should be capital gain or loss,  and gain or loss on  disposition  of the REMIC  regular  interest  component  should  generally, subject to the limitation described in the prospectus, be capital gain or loss.

Penalty Protection

        If penalties were asserted against  purchasers of the offered  certificates in respect of their treatment of the offered  certificates for tax purposes,  the summary of tax considerations  contained, and the  opinions  stated,  herein and in the  prospectus  may not meet the  conditions  necessary  for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties.

                                             METHOD OF DISTRIBUTION

        In accordance  with the terms and  conditions  of the related  underwriting  agreement,  Credit
Suisse  Securities  (USA) LLC (an affiliate of the depositor and DLJ Mortgage  Capital),  will purchase and the  depositor  will sell,  the offered  certificates.  It is expected that delivery of the offered certificates  will be made only in  book-entry  form  through the Same Day Funds  Settlement  System of
DTC, on or about the closing date,  against  payment  therefor in immediately  available  funds.  It is expected  that the Class AR and  Class AR-L  Certificates  will be available for delivery at the office of the applicable underwriter, against payment therefor in immediately available funds.

        In connection with the offered  certificates,  the  underwriter has agreed,  in accordance with the terms and conditions of the  underwriting  agreement,  to purchase all of the offered  certificates if any of the offered certificates are purchased thereby.

        The  underwriting  agreement  provides that the  obligations of the  underwriter to pay for and accept  delivery of the offered  certificates  are subject to the receipt of legal  opinions and to the conditions,  among  others,  that  no  stop  order  suspending  the  effectiveness  of the  depositor's registration  statement  shall be in effect and that no  proceedings  for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

        The  distribution  of the offered  certificates by the underwriter may be effected from time to time in one or more negotiated  transactions,  or otherwise,  at varying prices to be determined at the time of sale. The  underwriter may effect the  transactions  by selling the offered  certificates to or through  dealers,  and these dealers may receive

                                                              S-70

compensation in the form of  underwriting  discounts,
concessions or commissions  from the  underwriter  for whom they act as agent.  In connection  with the sale of the offered  certificates,  the  underwriter may be deemed to have received  compensation  from the  depositor  in the  form  of  underwriting  compensation.  The  underwriter  and any  dealers  that participate  with the underwriter in the  distribution of any offered  certificates may be deemed to be underwriters  and any  profit  on the  resale of the  offered  certificates  positioned  by them may be deemed to be  underwriting  discounts and  commissions  under the  Securities  Act of 1933, as amended.
Proceeds  to the  depositor  from the  sale of the  offered  certificates,  before  deducting  expenses payable by the depositor, will be approximately set forth in the prospectus supplement.

        The  underwriting  agreement  provides that the depositor will indemnify the  underwriter,  and
that  under  limited  circumstances  the  underwriter  will  indemnify  the  depositor,   against  some
liabilities  under the  Securities  Act,  or  contribute  to  payments  required  to be made in respect thereof.

        The primary source of information  available to investors  concerning the offered  certificates will  be  the  monthly  statements  discussed  in  the  prospectus  under  "The  Agreements--Reports  to
Securityholders,"  which will include information as to the outstanding  certificate  principal balance of the offered  certificates.  There can be no assurance that any additional  information regarding the offered  certificates  will be available  through any other source.  In addition,  the depositor is not aware of any source through which price  information  about the offered  certificates will be available on an ongoing basis.  The limited nature of this  information  regarding the offered  certificates  may adversely  affect  the  liquidity  of the  offered  certificates,  even if a  secondary  market for the offered certificates becomes available.

        The underwriter is an affiliate of the depositor, the cap counterparty,  swap counterparty, DLJ
Mortgage Capital, Inc and SPS.

                                                 LEGAL OPINIONS

        Certain legal matters  relating to the  certificates  will be passed upon for the depositor and the underwriter by Orrick, Herrington & Sutcliffe llp, Los Angeles, California.

                                             ADDITIONAL INFORMATION

        The  depositor  has  filed  the  registration   statement  with  the  Securities  and  Exchange
Commission.  The depositor is also subject to some of the  information  requirements  of the Securities
Exchange Act of 1934, as amended, or the Exchange Act, and,  accordingly,  will file reports thereunder and reports  required  under the pooling and  servicing  agreement  with the  Securities  and  Exchange
Commission.  The registration  statement and the exhibits  thereto,  and reports and other  information filed by the  depositor  under the  Exchange Act can be  inspected  and copied at the Public  Reference
Room maintained by the Securities and Exchange  Commission at 100 F Street, NE,  Washington,  DC 20549,
and at certain of its Regional Offices located as follows:  Chicago  Regional Office,  Citicorp Center,
500 West Madison Street, Suite 1400, Chicago,  Illinois 60661-2511;  and Northeast Regional Office, 233
Broadway,   New  York,  New  York  10279  and  electronically   through  the  Securities  and  Exchange
Commission's  Electronic Data Gathering,  Analysis and Retrieval  System at the Securities and Exchange
Commission's  Web Site  (http://www.sec.gov).  Information  on the  operation  of the Public  Reference
Room may be obtained by calling the  Securities  and Exchange  Commission at  1-800-SEC-0330.  Exchange
Act reports as to any series  filed with the  Securities  and Exchange  Commission  will be filed under the issuing entity's name.

        The  issuing  entity's  annual  reports  on Form  10-K  (including  reports  of  assessment  of compliance  with  the AB  Servicing  Criteria,  attestation  reports,  and  statements  of  compliance, discussed in "Pooling and Servicing  Agreement-Evidence as to Compliance" herein,  required to be filed under  Regulation  AB),  periodic  distribution  reports on Form 10-D,  current reports on Form 8-K and amendments to those  reports,  together with such other reports to  certificateholders  or  information about the  securities  as shall have been filed with the  Securities  and Exchange  Commission  will be posted on the trust  administrator's  internet web site as soon as reasonably  practicable after it has been electronically filed with, or furnished to, the Securities and Exchange Commission.

                                                    RATINGS

        It is a condition to the issuance of the offered  certificates  that each class of certificates be  assigned  at least the  ratings  designated  in the term sheet to which this term sheet  supplement

                                                              S-71

relates for such class of certificates  by one or more rating agencies  including that they be rated by
Moody's Investors Service ("Moody's") and Standard & Poor's Ratings Services ("S&P").

        The ratings on mortgage  pass-through  certificates  address the  likelihood  of the receipt by
certificateholders   of  all   distributions   on  the   underlying   mortgage   loans  to  which  such
certificateholders  are  entitled.  The rating  process  addresses  the  structural  and legal  aspects associated with such certificates,  including the nature of the underlying  mortgage loans. The ratings assigned to mortgage  pass-through  certificates do not represent any assessment of the likelihood that principal  prepayments will be made by mortgagors or the degree to which such prepayments  might differ from those originally  anticipated,  and do not address the possibility that  certificateholders  might suffer a lower than  anticipated  yield.  Additionally,  the ratings  assigned  by S&P to the  Residual
Certificates  address  only the return of the  Class Principal  Balance and interest on that balance at the pass-through rate.

        The ratings on the LIBOR  Certificates  do not constitute  statements  regarding the payment of any Basis Risk Shortfall.

        A security  rating is not a  recommendation  to buy, sell or hold securities and may be subject to revision or withdrawal  at any time by the  assigning  rating  organization.  Each  security  rating should be  evaluated  independently  of any  other  security  rating.  In the  event  that the  ratings initially  assigned to the offered  certificates are subsequently  lowered for any reason, no person or entity is  obligated  to provide  any  additional  support or credit  enhancement  with  respect to the offered certificates.

        The  rating  agencies  have  stated  that it is their  standard  policy to  monitor  ratings on publicly  offered  securities  for which a rating has been  provided,  as to each rating  agency rating each class of offered  certificates in accordance  with the rating  agencies'  particular  surveillance policies,  unless the issuer requests a rating without  surveillance.  A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after  conducting  its regular review of the issuer's  creditworthiness  or after  conducting a review of the status of the rating upon becoming aware of any  information  that might  reasonably  be  expected  to result in a change of  rating.  The depositor  has not  requested  that  any  rating  agency  not  monitor  their  ratings  of the  offered certificates,  and the  depositor  has  not  requested  that  any  rating  agency  use  any  monitoring procedures other than their standard monitoring procedures.

        The fees paid by the  depositor  to the rating  agencies  at closing  include a fee for ongoing surveillance by the rating  agencies for so long as any  certificates  are  outstanding.  However,  the rating  agencies are under no  obligation  to the  depositor to continue to monitor or provide a rating on the certificates.

                                                LEGAL INVESTMENT

        When issued,  the offered  certificates  identified  in the term sheet to which this term sheet relates will be "mortgage  related  securities" for purposes of SMMEA, so long as they are rated in one of the two  highest  rating  categories  by at  least  one  nationally  recognized  statistical  rating organization.  After the prefunding  period, the offered  certificates  identified in the term sheet to which this term sheet relates will be "mortgage  related  securities" for purposes of SMMEA, so long as they are  rated in one of the two  highest  rating  categories  by at least one  nationally  recognized statistical  rating  organization  and, as such,  are legal  investments  for  certain  entities to the extent  provided in SMMEA.  SMMEA  provides,  however,  that states could  override its  provisions  on legal  investment  and  restrict or  condition  investment  in mortgage  related  securities  by taking statutory  action on or prior to  October  3, 1991.  Certain  states  have  enacted  legislation  which overrides the preemption provisions of SMMEA.

        The depositor makes no  representations as to the proper  characterization  of any class of the offered  certificates  for legal  investment  or other  purposes,  or as to the  ability of  particular investors  to  purchase  any  class of the  offered  certificates  under  applicable  legal  investment restrictions.  These  uncertainties  may  adversely  affect  the  liquidity  of any  class  of  offered
certificates.   Accordingly,  all  institutions  whose  investment  activities  are  subject  to  legal investment laws and regulations,  regulatory capital  requirements or review by regulatory  authorities should  consult with their legal  advisors in  determining  whether and to what extent any class of the offered  certificates  constitutes  a legal  investment or is subject to  investment,  capital or other restrictions.

        See "Legal Investment" in the prospectus.

                                                              S-72

                                              ERISA CONSIDERATIONS

        Any fiduciary that proposes to cause an employee benefit plan or other  retirement  arrangement that is subject to Title I of ERISA  and/or to  Section  4975 of the Code (an "ERISA  Plan") to acquire any of the offered  certificates  should  consult  with its counsel  about the  potential  consequences under ERISA and/or the Code of the ERISA Plan's  acquisition and ownership of those  certificates.  See
"ERISA  Considerations"  in the prospectus.  Section 406 of ERISA and Section 4975 of the Code prohibit
"parties in interest" (as defined in Section 3(14) of ERISA) and "disqualified  persons" (as defined in
Section 4975(e)(2)  of the Code) with respect to an ERISA Plan from  engaging in specific  transactions involving  that ERISA Plan and its assets unless a statutory,  regulatory or  administrative  exemption applies to the  transaction.  Section  4975 of the Code  imposes  various  excise  taxes on  prohibited transactions  involving ERISA Plans and other arrangements  (including,  but not limited to, individual retirement  accounts) described under that Section.  ERISA authorizes the imposition of civil penalties for prohibited  transactions  involving ERISA Plans not subject to the  requirements of Section 4975 of the Code.

        Some employee  benefit  plans,  including  governmental  plans and some church  plans,  are not subject to ERISA's  requirements.  Accordingly,  assets of those  plans may be  invested in the offered certificates without regard to the ERISA considerations  described in the prospectus  supplement and in the prospectus,  subject to the provisions of other applicable  federal,  state and local law. However, any of these plans that are  qualified  and exempt from taxation  under  Sections  401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

        Except  as  noted  above,  investments  by ERISA  Plans  (excluding  plans or other  retirement arrangements  that are subject to Section  4975 of the Code) are subject to ERISA's  general  fiduciary
requirements,   including  the  requirement  of  investment   prudence  and   diversification  and  the
requirement  that an ERISA Plan's  investments be made in accordance  with the documents  governing the
ERISA  Plan.  A  fiduciary  that  decides  to  invest  the  assets  of an  ERISA  Plan  in the  offered certificates  should consider,  among other factors,  the extreme  sensitivity of the investment to the rate of principal payments, including prepayments, on the mortgage loans.

        The U.S. Department of Labor ("DOL") has granted an individual  administrative exemption to the underwriter (the  "Exemption")  from some of the prohibited  transaction rules of ERISA and the related excise tax  provisions  of Section  4975 of the Code for the  initial  purchase,  the  holding  and the subsequent  resale  by ERISA  Plans of  securities,  including  certificates,  issued  by asset  backed entities,  including trusts, that consist of particular  receivables,  loans and other obligations that meet the conditions and  requirements  of the  Exemption.  Assuming that the general  conditions of the
Exemption  are met, the  Exemption  applies to  certificates  that qualify for the  Exemption  and that represent  fractional  undivided  interests in a trust  consisting of mortgage  loans like the mortgage loans in the trust.

        For a general  description of the Exemption,  and the conditions that must be satisfied for the
Exemption to apply,  see "ERISA  Considerations"  in the  prospectus.  Subject to the following,  it is expected that the  Exemption  will apply to the  acquisition  and holding by ERISA Plans of the offered certificates,  other  than the Class AR and Class AR-L  Certificates,  and that all  conditions  of the
Exemption  other than those  within the control of the  investors  will be met as of the closing  date.
Any ERISA Plan  proposing  to acquire  offered  certificates  should  determine  whether the ERISA Plan satisfies all of the  applicable  conditions.  In addition,  as of the date hereof,  there is no single mortgagor  that is the  obligor  on five  percent  of the  mortgage  loans  included  in the  trust  by aggregate unamortized principal balance of the assets of the trust.

        Any class of  certificates  rated at least BBB- or Baa3 by at least one of S&P,  Fitch Ratings,
Moody's,  DBRS Limited or DBRS ("Exemption  Eligible  Certificates")  at the time of acquisition may be eligible  for relief  under the  Exemption,  considered  without  the rights to receive  payments  with respect to any Swap Agreement.  Any person purchasing an Exemption  Eligible  Certificate and the right to receive  payments  with respect to the Swap  Agreement  will have  acquired,  for purposes of ERISA,
(i) the  Exemption  Eligible  Certificate  without  the  right to  receive  related  payments  from the
Supplemental  Interest  Trust,  and (ii)  the right to receive  those  payments  from the  Supplemental
Interest  Trust.  The  Exemption  may not apply to the  acquisition,  holding or resale of the right to
receive  payments  with  respect  to  the  Swap  Agreement  from  the   Supplemental   Interest  Trust.
Accordingly,  the acquisition of the right to receive  payments from the  Supplemental  Trust by a Plan could result in a prohibited  transaction  unless  another  statutory  or  administrative  exemption to
ERISA's  prohibited  transaction  rules is applicable.  Exemptive relief may be available under Section
408(b)((17)  of ERISA.  Section  408(b)(17)  provides a  statutory  exemption  for  certain  prohibited transactions  between a Plan and a person or entity  that is a party in

                                                              S-73

interest  to such Plan  (other
than a party in interest that is a fiduciary,  or its  affiliate,  that has or exercises  discretionary authority or control or renders  investment  advice with respect to the assets of the Plan  involved in the  transaction)  solely by reason of  providing  services  to the Plan,  but only if the Plan pays no more, or receives no less, than adequate  consideration.  One or more alternative  exemptions issued by the DOL  ("Investor-Based  Exemptions") may be available with respect to the initial purchase,  holding and resale of the right to receive payments from the Supplemental  Interest Trust,  including,  but not limited to:

               o      Prohibited  Transaction Class Exemption  ("PTCE") 84-14,  regarding  transactions negotiated by "qualified professional asset managers";

               o      PTCE 90-1, regarding investments by insurance company pooled separate accounts;

               o      PTCE 91-38, regarding investments by bank collective investment funds;

               o      PTCE 95-60, regarding investments by insurance company general accounts; or

               o      PTCE  96-23,  regarding   transactions   negotiated  by  certain  in-house  asset
                      managers.

        Each beneficial  owner of an Exemption  Eligible  Certificate or any interest  therein shall be deemed to have  represented,  by virtue of its  acquisition or holding of that  certificate or interest therein,  that as of any date prior to the termination of the Swap Agreement,  Section  408(b)(7) or at least one  Investor-Based  Exemption  or other  applicable  exemption  applies  to the right to receive payments  from the  Supplemental  Interest  Trust.  A Plan  fiduciary  should also consider its general
fiduciary   obligations  under  ERISA  in  determining  whether  to  purchase  any  Exemption  Eligible
Certificates  on  behalf  of a  Plan  in  reliance  upon  the  Exemption,  Section  408(b)(7)  and  any
Investor-Based Exemptions.

        The  rating of a security  may  change.  If a class of  certificates,  such as the  subordinate offered  certificates,  is no longer rated at least BBB- or Baa3 by at least one of S&P, Fitch Ratings,
Moody's,  DBRS Limited or DBRS,  certificates of that class will no longer be eligible for relief under the  Exemption  (although a Plan that had  purchased the  certificate  when it had an  investment-grade rating by at least one of S&P,  Fitch  Ratings or Moody's  would not be  required by the  Exemption  to dispose of it). In addition,  because the  characteristics of the Class AR and Class AR-L  Certificates will not meet the  requirements  of the  Exemption,  and may not  meet the  requirements  of any  other exemption issued under ERISA,  the purchase and holding of the Class AR and Class AR-L  Certificates by a Plan may result in prohibited  transactions  or the  imposition  of excise taxes or civil  penalties.
Consequently,  transfers  of the Class AR  and  Class AR-L  Certificates  and any  subordinate  offered certificates  rated below investment grade  (collectively,  "ERISA  Restricted  Offered  Certificates")
will not be  registered  by the trust  administrator  unless  the  trustee  or the trust  administrator receives the following:

        o      a  representation  from the  transferee of the ERISA  Restricted  Offered  Certificates, acceptable  to and in form and substance  satisfactory  to the trust  administrator,  to the  effect  that that  transferee  is not a Plan nor a person  acting on behalf  of, or using the assets of, any such Plan or arrangement to effect the transfer;

        o      if the  purchaser is an insurance  company,  a  representation  that the purchaser is an insurance  company which is purchasing  subordinate  offered  certificates (but no other
               ERISA Restricted  Offered  Certificates)  with funds contained in an "insurance  company general  account," as that term is defined in Section  V(e) of PTCE 95-60,  and that the purchase  and  holding  of  the  subordinate  offered  certificates  are  covered  under
               Sections I and III of PTCE 95-60; or

        o      an opinion of counsel  satisfactory  to the trust  administrator  that the  purchase  or holding of the ERISA  Restricted  Offered  Certificates  by a Plan, any person acting on behalf of a Plan or using a Plan's  assets,  will not result in prohibited  transactions under  Section  406 of ERISA  and/or  Section  4975 of the Code and will not subject the depositor,  the  trustee,  the trust  administrator,  the master  servicer  or any other servicer  to  any  obligation  in  addition  to  those  undertaken  in the  pooling  and servicing agreement.

In the event that the  representation  is  violated,  or any  attempt to  transfer  to a Plan or person acting on behalf of a Plan or using a Plan's  assets is attempted  without the opinion of counsel,  the attempted transfer or acquisition shall be void and of no effect.

                                                              S-74

It  should  be noted  that PTCE  95-60  may  provide  exemptive  relief  for any  potential  prohibited transactions  discussed  above  in  connection  with  payments  under  the Swap  Agreement  if an ERISA
Restricted  Offered  Certificate  entitles  the holder to  receive  payments  with  respect to the Swap
Agreement and is purchased by a Plan investor that is an insurance company general account.

        Prospective  Plan investors  should consult with their legal advisors  concerning the impact of
ERISA and Section 4975 of the Code, the  applicability of the Exemption and the potential  consequences in their specific circumstances,  prior to making an investment in the offered certificates.  Moreover, each Plan  fiduciary  should  determine  whether  under the general  fiduciary  standards of investment prudence and  diversification,  an investment in the offered  certificates is appropriate for the Plan, taking  into  account  the  overall  investment  policy of the Plan and the  composition  of the Plan's investment portfolio.

                                                              S-75

                                            ANNEX I

                     GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain  limited  circumstances,  the  offered  certificates  will be offered  globally  (the
"Global  Securities") and will be available only in book-entry form. Investors in the Global Securities may hold such Global  Securities  through any of The  Depository  Trust Company  ("DTC"),  Clearstream,
Luxembourg or Euroclear.  The Global  Securities  will be tradable as home market  instruments  in both the European and U.S.  domestic  markets.  Initial  settlement and all secondary  trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities  through  Clearstream,  Luxembourg and  Euroclear  will be  conducted  in the  ordinary  way in  accordance  with their  normal  rules and operating  procedures and in accordance with conventional  eurobond practice (i.e.,  seven calendar day settlement).

Secondary  market trading between  investors  holding Global  Securities  through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary  cross-market  trading  between  Clearstream,  Luxembourg or Euroclear  and DTC  Participants
holding  Certificates  will be  effected on a  delivery-against-payment  basis  through the  respective
Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S.  holders (as described below) of Global  Securities will be subject to U.S.  withholding taxes unless such  holders meet  certain  requirements  and deliver  appropriate  U.S.  tax  documents to the securities clearing organizations or their participants.

Initial Settlement

All Global  Securities  will be held in book-entry  form by DTC in the name of Cede & Co. as nominee of
DTC. Investors'  interests in the Global Securities will be represented through financial  institutions acting  on their  behalf  as  direct  and  indirect  Participants  in DTC.  As a  result,  Clearstream,
Luxembourg and Euroclear will hold positions on behalf of their  participants  through their respective
Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors  electing to hold their Global  Securities  through DTC will follow the settlement  practices applicable to  conventional  eurobonds,  except that there will be no temporary  global security and no
"lock-up" or  restricted  period.  Investor  securities  custody  accounts  will be credited with their holdings against payment in same-day funds on the settlement date.

Investors  electing to hold their  Global  Securities  through  Clearstream,  Luxembourg  or  Euroclear accounts will follow the  settlement  procedures  applicable  to  conventional  eurobonds,  except that there will be no temporary  global security and no "lock-up" or restricted  period.  Global  Securities will be  credited  to the  securities  custody  accounts  on the  settlement  date  against  payment in same-day funds.

Secondary Market Trading

Since the purchaser  determines the place of delivery,  it is important to establish at the time of the trade where both the  purchaser's  and seller's  accounts are located to ensure that  settlement can be made on the desired value date.

Trading between DTC  Participants.  Secondary market trading between DTC  Participants  will be settled using the  procedures  applicable to prior mortgage loan asset backed  certificates  issues in same-day funds.

Trading  between  Clearstream,  Luxembourg  and/or  Euroclear  Participants.  Secondary  market trading between  Clearstream,  Luxembourg  Participants  or Euroclear  Participants  will be settled  using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream,  Luxembourg or Euroclear purchaser.  When Global Securities are to be  transferred  from  the  account  of a DTC  Participant  to  the  account  of a  Clearstream,
Luxembourg  Participant  or  a

  Euroclear   Participant,   the  purchaser  will  send  instructions  to
Clearstream,  Luxembourg  or  Euroclear  through a  Clearstream,  Luxembourg  Participant  or Euroclear
Participant  at least one business day prior to settlement.  Clearstream,  Luxembourg or Euroclear will instruct  the  respective  Depositary,  as the case may be, to receive  the Global  Securities  against payment.  Payment will include  interest  accrued on the Global  Securities from and including the last coupon  payment date to and  excluding the  settlement  date, on the basis of the actual number of days in such interest  period and a year assumed to consist of 360 days.  For  transactions  settling on the
31st of the  month,  payment  will  include  interest  accrued  to and  excluding  the first day of the following  month.  Payment  will then be made by the  respective  Depositary  of the DTC  Participant's account against  delivery of the Global  Securities.  After  settlement has been completed,  the Global
Securities  will be  credited  to their  respective  clearing  system and by the  clearing  system,  in accordance  with its usual  procedures,  to the  Clearstream,  Luxembourg  Participant's  or  Euroclear
Participant's  account.  The  securities  credit will appear the next day (European  time) and the cash debt will be  back-valued  to, and the interest on the Global  Securities  will accrue from,  the value date (which would be the  preceding  day when  settlement  occurred in New York).  If settlement is not completed  on the  intended  value  date  (i.e.,  the trade  fails),  the  Clearstream,  Luxembourg  or
Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream,  Luxembourg  Participants  and Euroclear  Participants  will need to make available to the respective  clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition  funds for  settlement,  either from cash on hand or existing lines of credit,  as they would for any settlement  occurring  within  Clearstream,  Luxembourg or Euroclear.
Under this approach,  they may take on credit  exposure to  Clearstream,  Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an  alternative,  if  Clearstream,  Luxembourg  or Euroclear  has extended a line of credit to them,
Clearstream,  Luxembourg  Participants or Euroclear Participants can elect not to preposition funds and allow that credit  line to be drawn upon the finance  settlement.  Under this  procedure,  Clearstream,
Luxembourg  Participants or Euroclear  Participants  purchasing Global Securities would incur overdraft charges for one day,  assuming they cleared the overdraft when the Global  Securities  were credited to their  accounts.  However,  interest  on the  Global  Securities  would  accrue  from the  value  date.
Therefore,  in many cases the  investment  income on the Global  Securities  earned during that one-day period may substantially  reduce or offset the amount of such overdraft  charges,  although this result will depend on each Clearstream,  Luxembourg  Participant's or Euroclear Participant's  particular cost of funds.

Since the  settlement  is taking place during New York  business  hours,  DTC  Participants  can employ their usual  procedures for sending Global  Securities to the  respective  European  Depositary for the benefit of Clearstream,  Luxembourg Participants or Euroclear  Participants.  The sale proceeds will be available to the DTC seller on the  settlement  date.  Thus,  to the DTC  Participants  a  cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading  between  Clearstream,  Luxembourg  or  Euroclear  Seller and DTC  Purchaser.  Due to time zone differences  in their favor,  Clearstream,  Luxembourg  Participants  and  Euroclear  Participants  may
employ their customary  procedures for  transactions  in which Global  Securities are to be transferred by the  respective  clearing  system,  through the respective  Depositary,  to a DTC  Participant.  The seller  will  send  instructions  to  Clearstream,  Luxembourg  or  Euroclear  through  a  Clearstream,
Luxembourg  Participant  or Euroclear  Participant  at least one business day prior to  settlement.  In these  cases  Clearstream,  Luxembourg  or  Euroclear  will  instruct  the  respective  Depositary,  as appropriate,  to deliver  the Global  Securities  to the DTC  Participant's  account  against  payment.
Payment will include  interest  accrued on the Global  Securities  from and  including  the last coupon payment  to and  excluding  the  settlement  date on the  basis of the  actual  number  of days in such interest  period and a year assumed to consist of 360 days.  For  transactions  settling on the 31st of the month,  payment will  include  interest  accrued to and  excluding  the first day of the  following month.  The payment will then be reflected in the account of the  Clearstream,  Luxembourg  Participant or  Euroclear  Participant  the  following  day, and receipt of the cash  proceeds in the  Clearstream,
Luxembourg  Participant's  or Euroclear  Participant's  account would be  back-valued to the value date
(which would be the  preceding  day, when  settlement  occurred in New York).  Should the  Clearstream,
Luxembourg  Participant or Euroclear  Participant  have a line of credit with its  respective  clearing system and elect to be in debt in  anticipation  of receipt of the sale  proceeds in its  account,  the back-valuation  will extinguish any overdraft  incurred over that one-day period.  If settlement is not completed on the  intended  value date (i.e.,  the trade  fails),  receipt of the cash  proceeds in the
Clearstream,  Luxembourg  Participant's or Euroclear  Participant's  account would instead be valued as of the actual settlement date.

Finally,  day  traders  that  use  Clearstream,  Luxembourg  or  Euroclear  and  that  purchase  Global
Securities  from DTC  Participants  for delivery to Clearstream,  Luxembourg  Participants or Euroclear
Participants  should  note  that  these  trades  would  automatically  fail  on the  sale  side  unless affirmative  action were taken.  At least three  techniques  should be readily  available  to eliminate this potential problem:

         (a)   borrowing  through  Clearstream,  Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their  Clearstream,  Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b)   borrowing the Global  Securities in the U.S. from a DTC  Participant  no later than one day prior to settlement,  which would give the Global  Securities  sufficient time to be reflected in their  Clearstream,  Luxembourg or Euroclear account in order to settle the sale side of the trade; or

         (c)   staggering  the value  dates for the buy and sell  sides of the trade so that the value date for the purchase  from the DTC  Participant  is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial  owner that is not a United  States person  within the meaning of Section  7701(a)(30)  of the Internal Revenue Code of 1986 holding a book-entry  certificate through  Clearstream,  Euroclear or
DTC  may  be  subject  to  U.S.   withholding  tax  unless  such  beneficial   owner  provides  certain
documentation  to the trustee or to the U.S.  entity  required to withhold  tax (the "U.S.  withholding agent")  establishing  an exemption from  withholding.  A holder that is not a United States person may be subject to 30% withholding unless:

               I. the trust administrator or the U.S. withholding agent receives a statement--

                      (a)    from the beneficial  owner on Internal  Revenue  Service (IRS) From W-8BEN
                      (or any successor form) that--

                          (i)   is signed by the beneficial owner under penalties of perjury,

                          (ii)  certifies that such beneficial owner is not a United States person, and

                          (iii) provides the name and address of the beneficial owner, or

                      (b)    from a  securities  clearing  organization,  a  bank  or  other  financial institution  that  holds  customers'  securities  in the  ordinary  course of its trade or business that--

                          (i)   is  signed  under  penalties  of  perjury  by  an  authorized  representative of  the  financial institution,

                          (ii)  states that the financial  institution  has received an IRS Form W-8BEN (or any  successor  form) from the  beneficial  owner or that another  financial institution acting on  behalf of the  beneficial  owner has  received  such IRS
                                Form W-8BEN (or any successor form),

                          (iii) provides the name and address of the beneficial owner, and

                          (iv)  attaches the IRS Form W-8BEN (or any successor form) provided by the beneficial owner;

              II.   the  beneficial  owner  claims an  exemption  or reduced  rate  based on a treaty and provides a properly  executed IRS Form W-8BEN (or any successor  form) to the trustee or the U.S. withholding agent;

             III.   the beneficial  owner claims an exemption  stating that the income is effectively  connected to a
                    U.S.  trade or business and provides a properly  executed IRS Form W-8ECI (or any successor form) to the trustee or the U.S. withholding agent; or

              IV.   the owner is a  nonwithholding  partnership and provides a properly  executed IRS Form W-8IMY (or any  successor  form) with all necessary  attachments  to the trustee or the U.S.
                    withholding  agent.  Certain   pass-through   entities  that  have  entered  into
                    agreements   with  the  Internal   Revenue   Service   (for   example   qualified
                    intermediaries)  may be subject to different  documentation  requirements;  it is recommended  that such owner consult with their tax advisors when  purchasing the certificates.

A beneficial  owner holding  book-entry  certificates  through  Clearstream  or Euroclear  provides the forms and  statements  referred to above by  submitting  them to the person  through  which he holds an interest in the book-entry  certificates,  which is the clearing agency, in the case of persons holding directly  on the  books  of the  clearing  agency.  Under  certain  circumstances  a  Form  W-8BEN,  if furnished with a taxpayer  identification  number, (TIN), will remain in effect until the status of the beneficial  owner changes,  or a change in  circumstances  makes any information on the form incorrect, provided at least one  payment is  reported  annually to the  beneficial  owner on IRS Form  1042-S.  A
Form  W-8BEN,  if  furnished  without a TIN,  and a Form  W-8ECI  will  remain  in effect  for a period starting  on the date the form is signed  and ending on the last day of the third  succeeding  calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition,  all beneficial owners holding book-entry  certificates through Clearstream,  Euroclear or
DTC may be subject to backup withholding unless the beneficial owner:

        I.     provides a properly  executed  IRS Form W-8BEN or Form W-8ECI (or any  successor  forms)
               if that person is not a United States person;

        II.    provides a properly  executed IRS Form W-9 (or any substitute  form) if that person is a
               United States person; or

        III.   is a corporation,  within the meaning of Section  7701(a) of  the Internal  Revenue Code of 1986,  or  otherwise  establishes  that it is a recipient  exempt from United  States backup withholding.

This summary does not deal with all aspects of federal  income tax  withholding  or backup  withholding that may be relevant to  investors  that are not United  States  persons  within the meaning of Section
7701(a)(30)  of the  Internal  Revenue  Code.  Such  investors  are  advised to  consult  their own tax
advisors  for  specific  tax  advice   concerning   their  holding  and  disposing  of  the  book-entry
certificates.  For  example,  additional  rules  may  apply in the case of  beneficial  owners  holding
Certificates through a partnership or grantor trust.

The term United  States  person means (1) a citizen or resident of the United  States,  (2) an  entity, for United States  federal income tax purposes,  that is a corporation  or partnership  organized in or under the laws of the United  States or any state  thereof or the  District of  Columbia  (other than a partnership that is not treated as a United States person under any applicable  Treasury  regulations),
(3) an  estate the income of which is  includable  in gross  income  for  United  States tax  purposes, regardless of its source,  (4) a trust if a court within the United States is able to exercise  primary supervision over the  administration  of the trust and one or more United States persons have authority to control all  substantial  decisions  of the trust,  and (5) to the extent  provided in  regulations, certain  trusts in  existence  on August 20, 1996 that are treated as United  States  persons  prior to such date and that elect to continue to be treated as United States persons.